As filed with the Securities and Exchange Commission on June 27, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        TERREMARK FORTUNE HOUSE #2, LTD.
      (Exact Name of Registrant as specified in its Governing Instruments)

                            2601 SOUTH BAYSHORE DRIVE
                                    SUITE 900
                                MIAMI, FL. 33133
                                  (305)856-3200
                    (Address of Principal Executive Offices)

                                ROBERT I. FINVARB
                         TERREMARK FORTUNE HOUSE #2, LTD.
                            2601 SOUTH BAYSHORE DRIVE
                                    SUITE 900
                                MIAMI, FL. 33133
                                  (305)856-3200
                     (Name and Address of Agent for Service)

                                   Copies to:
                              DENNIS J. OLLE, ESQ.
                             NIBALDO J. CAPOTE, ESQ.
                              ADORNO & ZEDER, P.A.
                            2601 SOUTH BAYSHORE DRIVE
                                   SUITE 1600
                                MIAMI, FL. 33133
                                  (305)858-5555

                             ----------------------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                        [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                     [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                     [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                        [ ]

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                                           CALCULATION OF REGISTRATION FEE*
----------------------------------------------------------------------------------------------------------------------
                TITLE OF SECURITIES                         PROPOSED MAXIMUM                      AMOUNT OF
                  BEING REGISTERED                         AGGREGATE OFFERING                  REGISTRATION FEE
                                                                  PRICE
--------------------------------------------------- ---------------------------------  -------------------------------
Condominium Units coupled with mandatory                        $95,000,000                         $25,080
rental pool....
--------------------------------------------------- ---------------------------------  -------------------------------

* Calculated pursuant to Rule 457(o) of the Rules and Regulations under the Securities Act of 1933.

         The registrant hereby amends this registration statement on any date or dates that may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date the Commission acting pursuant to said Section 8(a), may determine.

                       Fortune House-Fort Lauderdale Beach

                           278 Hotel Investment Units
               (Condominiums Coupled with a Mandatory Rental Pool)

         We are offering for sale 278 condominiums as hotel investment units in a hotel called Fortune House-Fort Lauderdale Beach. Each owner will own his unit, which includes an undivided interest in the common areas of the hotel. Each unit is subject to a mandatory Hotel Operating and Rental Pool Agreement that appoints Terremark Hospitality Services, Inc. as the hotel operator. The mandatory rental pool provides for the pooling of both revenue, adjusted for personal usage, and expenses. Distributions are based on the assigned percentage interest of a unit.

         The units sell for between $190,000 and $1,700,000, depending on the size and location within the hotel. The hotel will consist of one-bedroom suites, junior suites with kitchenettes, penthouses, a lobby, retail shops, restaurants, a rooftop pool, a fitness center and spa, beach club service and meeting facilities.

         See "Risk Factors" on page 7 for a discussion of factors relevant to the purchase of units including:

         o The hotel is not built and is not expected to open before March 1, 2003. Investors funds will be held in escrow in an amount equal to the first 10% of the unit's purchase price as a deposit for the purchase of a unit, and investors will not have the use of those funds. The hotel industry may change before the hotel is open.

         o If the assumptions underlying the projected results turn out to be incorrect, investors may not receive a return on their investment.

         o Terremark Hospitality will be responsible for the payment of operating and capital deficits if the funds from the hotel operations are not sufficient to cover expenses, but only while they are the hotel operator. Owners will be personally liable for tort and contract claims.

         o We may change the price of the units if market conditions change.

         o There can be no assurance that there will be an organized resale market for the units and owners may not be able to readily resell their units. Investors will be able to offer their units for resale personally or through their securities broker.

         o Should the hotel management agreement terminate or expire, owners of units will be responsible for the operation of the hotel in the event a replacement hotel operator cannot be found. Unit owners may have little or no hotel operating experience.

                        These are speculative securities.

         We will pay commissions and fees of up to a total of 5% of the gross sales price of a unit to the principal distributor and broker-dealers selected by us to participate in the offering.

--------------------------------------------------------------------------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                  The date of this prospectus is June 27, 2000

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

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                                                                                                               Page

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QUESTIONS AND ANSWERS.............................................................................................1

SUMMARY...........................................................................................................2

RISK FACTORS......................................................................................................5
         Absence of operating history of Terremark Fortune House..................................................5
         Hotel revenue may not cover expenses.....................................................................5
         The forecasts used to predict future operating results may be innaccurate................................6
         The industry data used to predict future operating results may be innaccurate............................6
         The success of the hotel will depend to a great extent on the hotel operator.............................6
         The Condo Association directors will have little experience in operating a hotel.........................6
         There are many operating uncertainties we may face.......................................................6
         Potential liability you may be exposed to as a unit owner. ..............................................7
         There may be a limited market for the resale of the units................................................7
         Unit owners may suffer adverse effects from Hurricane activity. .........................................7
         We may not sell the minimum number of units required to complete construction of the hotel. .............7
         Cash shortfalls may require owners to cover operating losses of the hotel................................7
         Conflicts of interest....................................................................................7

THE HOTEL.........................................................................................................8
         The Units................................................................................................8
         Conference Facilities....................................................................................8
         Other Facilities.........................................................................................8
         Recreational Amenities...................................................................................8
         Additional Benefits to Owners............................................................................9
         Commercial/retail Development............................................................................9

THE HOTEL INDUSTRY................................................................................................9
         Hotel Terminology........................................................................................9
         Florida.................................................................................................10
         The Fort Lauderdale Market..............................................................................10
                  Fort Lauderdale................................................................................10
                  Market Overview................................................................................10
                  Competition....................................................................................12
                  Unsatisfied Demand.............................................................................14
                  Market Demand..................................................................................14
         Individual Leisure......................................................................................14
         Group Market............................................................................................14
                  Future Demand Growth...........................................................................15
         Estimated Performance for the Hotel.....................................................................15
                  Market Penetration.............................................................................15
         Individual Tourist and Leisure Demand...................................................................16
         Group Demand............................................................................................16
                  Occupancy......................................................................................16
                  Average Daily Rate.............................................................................17
                  Conclusion.....................................................................................17

BASIS FOR FORECASTS AND SUMMARY OF SELECTED
         FINANCIAL PERFORMANCE...................................................................................18

                                      (ii)

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
THE HOTEL OPERATOR...............................................................................................19
         Terremark  Hospitality Services, Inc....................................................................19

MANAGEMENT OF THE HOTEL AND THE RENTAL POOL......................................................................19
         Management of the Rental Pool...........................................................................19
                  Mandatory Participation in the Rental Pool.....................................................19
         Owners' Use of Units....................................................................................20
         Allocation of Revenue and Expenses......................................................................20
         Direct Expenses of Owners...............................................................................21
         Rental Pool Reports.....................................................................................22
         Distributions from Rental Pool..........................................................................22
         Reserves................................................................................................23
         Shortfalls..............................................................................................23
         Management and Maintenance of the Hotel.................................................................23
         Fees Paid to Hotel Operator.............................................................................24
         Termination of Hotel Operator...........................................................................24
         Removal of the Hotel Operator's Brand...................................................................25
         Sale of a Unit by an Owner..............................................................................25

SUMMARY OF DECLARATION AND RELATED DOCUMENTS.....................................................................25
         The Association.........................................................................................25
                  Voting Rights..................................................................................26
                  Meetings.......................................................................................27
                  Board of Directors; Officers...................................................................27
         Use Restrictions........................................................................................28
         Development Rights......................................................................................28
         Insurance...............................................................................................29
         Enforcement of Declaration..............................................................................29

TERREMARK FORTUNE HOUSE #2, LTD..................................................................................29
         Management..............................................................................................29
         Development of the Hotel................................................................................31
         Prior Developments of Terremark Worldwide, Inc..........................................................31

CONFLICTS........................................................................................................32

DETERMINATION OF PURCHASE PRICE..................................................................................32

USE OF PROCEEDS..................................................................................................32

PLAN OF DISTRIBUTION ............................................................................................32

HOW TO PURCHASE..................................................................................................32

MATERIAL FEDERAL AND STATE INCOME TAX ASPECTS....................................................................33
         Entity Classification of Rental Pool and Taxation of Ownership of Units.................................34
         Classification as a Partnership.........................................................................34
         Tax Consequences of Rental Pool to Owners...............................................................35
                  Rental Pools...................................................................................35
                  Section 183....................................................................................35
                  Section 280a...................................................................................36
                  Income and Losses from Passive Activities......................................................36
                  Application of At-risk Limitations.............................................................37
                  Limitation on Interest Deductions..............................................................37

                                      (iii)

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
                  Depreciation/amortization......................................................................38
                  Sale of a Unit.................................................................................38
         Administrative and Compliance Matters...................................................................39
                  Audit Risk.....................................................................................39
                  Resolution of Disputes Involving Rental Pool Items.............................................39
         Possible Changes in Federal Tax Laws....................................................................39
         Investment by Foreign Persons...........................................................................39
         Corporate Investors.....................................................................................40
         State and Local Taxes...................................................................................40

LEGAL MATTERS....................................................................................................40

EXPERTS..........................................................................................................40

OTHER............................................................................................................40

SUMMARY OF PROMOTIONAL AND SALES MATERIALS.......................................................................41

ADDITIONAL INFORMATION...........................................................................................41

FORECASTS....................................................................................................F1 - 4

FINANCIAL STATEMENTS...........................................................................................FS-1


ANNEX A - SCHEDULE OF PURCHASE PRICES OF UNITS

ANNEX B - HOTEL OPERATING AND RENTAL POOL AGREEMENT

ANNEX C - PERCENTAGE INTEREST SCHEDULE

ANNEX D1 - PURCHASE CONTRACTS FOR THE FIRST NINETY-NINE UNITS

ANNEX D2 - PURCHASE CONTRACTS FOR THE REMAINDER OF THE UNITS

                                      (iv)

                              QUESTIONS AND ANSWERS

Q:       What is a hotel investment unit?

A: A hotel investment unit is a condominium, together with an undivided interest in the common areas of the hotel, which will be operated with other condominiums as a hotel under a mandatory rental pool. Each condominium is a hotel suite. The mandatory rental pool provides for the pooling of hotel room revenue, adjusted for personal usage, and expenses.

Q:       Who is going to manage the hotel?

A: The hotel will be managed by Terremark Hospitality Services, Inc., a Florida corporation, an affiliate of ours, under the Rental Pool Agreement. The hotel operator will provide hotel services and amenities to unit owners and guests of the hotel.

Q:       What happens if Terremark Hospitality is terminated or quits?

A: The board of directors of the Condo Association will be responsible for selecting another hotel operator. In the unlikely event that a replacement operator cannot be found immediately, the Condo Association will be responsible for running the hotel. The board of directors will probably have little or no experience in managing a hotel.

Q:       What is our involvement after the offering?

A: We will not have a role in managing the hotel. To the extent that any unit(s) remain unsold, we will be treated as an owner of such unit(s)and be subject to the terms of the Rental Pool Agreement.

Q:       How often can I use my unit?

A: You are guaranteed the use of your unit for a maximum of 120 days per year. In order to reserve the use of your unit or another unit you must follow the procedures set forth in the Rental Pool Agreement.

Q:       How does the Rental Pool Agreement work?

A: The hotel operator will rent the units to hotel guests and pool the revenue for the owners. The hotel operator will receive a flat fee of $250,000 per year for managing the hotel. After paying all of the expenses associated with running the hotel, the hotel operator will distribute the balance, if any to the owners. Under the terms of the Rental Pool Agreement the hotel operator may earn additional fees for managing the hotel under a management incentive program. You will not share in the revenue of the hotel for any day you use your unit, but will still be obligated for your share of the expenses.

Q:       Will there be any debt on the hotel property?

A: No; following the closing of a sufficient number of units which generate proceeds to payoff and satisfy the construction loan made to us in connection with the construction of the hotel, there will not remain any additional debt on the hotel property.

Q:       What payments will I make as an owner of a unit?

A: You will have to make payments on any loan you obtained to buy your unit, the real property taxes on your unit and your share of Condo Association fees and expenses. Based on current estimates, real estate taxes together with Condo Association expenses are expected to range from approximately $8,322 per year to $9,084 per year. Debt service will depend on the particular terms of any individual loan.

Q: What if we get into financial difficulty and cannot complete construction of the hotel?

A: We will maintain all deposits collected from purchasers of units in accordance with the requirements of the Florida Condominium Act and take the necessary actions required by law in the event that we cannot complete construction of the hotel.

Q:       Do I own the contents in my unit?

A: Yes; however, you may not alter or remove any of the furnishings or fixtures.

Q:       May I sell my unit?

A: You may sell your unit at any time as long as the purchaser signs the Rental Pool Agreement. You may sell your unit yourself or through a securities broker-dealer. You may not sell your unit exclusively through a real estate broker, but a real estate broker may assist in the sale if supervised by a securities broker-dealer.

Q:       Are there risks involved in purchasing a unit?

A: Yes; there are inherent risks in any investment. While we have tried to present as realistic a picture as possible, the hotel may not perform as well as anticipated. Conditions that today are favorable to the hotel industry may change substantially before the hotel opens. Even though we believe our analysis points to the hotel being successful, we cannot assure that this will be the case.

                                     SUMMARY

         This Summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand what ownership of a unit means and for a more complete description of the legal terms involved, you should read carefully this entire prospectus including the documents in the Annex.

   Seller The seller of the units is Terremark Fortune House #2, Ltd., a Florida limited partnership, and an affiliate of Terremark Real Estate Group, Inc., a real estate development company. Terremark Real Estate Group, a Florida corporation, operates in South Florida, where it has developed numerous condominiums developments and approximately 10 million square feet of commercial space. You will not acquire any interest in Terremark Real Estate Group if you buy a unit.

   The Units      We are offering three types of units: one-bedroom suites,
                  junior suites with kitchenettes, and penthouses. Each unit also includes an undivided interest in the common areas of the hotel and is subject to a mandatory rental pool agreement.

   The Hotel      The beachfront hotel is called Fortune House-Fort
                  Lauderdale Beach and is located in the city of Fort
                  Lauderdale, Florida. The hotel will be a luxury condo-hotel, jointly owned by individual condominium owners. Construction of the hotel begins July 1, 2000, and is anticipated to be completed by December 31, 2002. The hotel will contain 278 condo-hotel units, a lobby, retail shops, restaurants, a rooftop pool, a fitness center and spa, beach club service and meeting facilities.

  The Hotel Site  The project is located on Fort Lauderdale Beach, Florida, directly on North Fort Lauderdale Beach Boulevard between Riomar and Viramar Streets. The site is surrounded by retail, restaurants and entertainment, starting at Las Olas Boulevard and continuing east over the Intracoastal Waterway to North Fort Lauderdale Beach Boulevard. The project is directly north of the Beach Place retail/entertainment complex, and within minutes of the Las Olas shopping and entertainment district. Once construction begins, we expect that it will take us twenty-four months to complete the hotel.

  The Hotel       The Rental Pool Agreement requires the pooling of all revenue
  Operating       and expenses of all of the units operated as part of the
  and Rental      hotel. Each unit must participate at least 245 days of the
  Pool Agreement  year in the pool; subject to this limitation your unit will be in the rental pool unless you reserve your unit for your own use. You will not share in the revenue for any day that you use your unit but you will be obligated to pay your full share of expenses. Our affiliate, Terremark Hospitality, will be the initial hotel operator under the Rental Pool Agreement. The initial term of the agreement is ten years and the agreement contains four ten-year renewal options.


  Terremark       The initial hotel operator will be Terremark Hospitality, a
  Hospitality     subsidiary of Terremark Real Estate Group, Inc. Terremark
  Services, Inc.  Hospitality provides hotel services and amenities to the owners and guests of the "Fortune House" hotel programs as well as hotels developed and owned by other companies.

  Development of  The proceeds of the offering are not being used to finance
  the Hotel       construction of the hotel. All of the net proceeds of the
                  offering representing the purchase price of the units will be paid to us upon completion of the hotel and will not be available to fund our operations. The total estimated acquisition, construction, development (including funding of the obligation for a break-even cash flow for the first year), marketing costs, financing costs (including a return on internally generated funds), and overhead costs in connection with the project are estimated to be $70,000,000. Actual costs may vary depending on final design, control of construction costs, the length of time to construct and market the project and unforeseen factors such as labor and material shortages.
                  Assuming all of the units are sold at the prices set forth in Annex A, we will receive gross revenue of $25,000,000. The total revenue less the above total costs represent our pre-tax profit and will be available to pay management fees to our parent, dividends to affiliated companies and income taxes.

  Personal Use    You are guaranteed the use of your unit for a maximum of 120 days per year. Terremark Fortune House, Terremark Hospitality, and the Condo Association will not have liability for any tax consequences of your personal usage.

  Reserves At the closing of the purchase of your unit, you will be required to contribute your share of an operating cash reserve of $250,000. This reserve will be available to the hotel operator for working capital purposes commencing in the second year of hotel operations.

  Shortfalls      If at any time the funds from hotel operations are not
                  sufficient to pay the expenses of
                  operating the hotel, to maintain reserves, or to make capital expenditures in excess of the established reserves, Terremark
                  Hospitality will make up the shortfall so long as they are the hotel operators. Owners will also be obligated to make the payments on any loan obtained by an owner to purchase a unit, pay association expenses and real estate taxes, regardless of whether or not the hotel operations generate sufficient cash to cover these expenses.

  Risks of        Terremark Fortune House has no operating history on which to
  Forecasts       rely. Therefore, the anticipated performance of the hotel is based on forecasts. While we believe that we have considered all factors that might affect the hotel's overall economic performance, there are inherent risks in relying on forecasts.
                  The evaluation of factors that are considered in the preparation of a forecast is highly subjective. Factors such as occupancy are based on numerous variables including the hotel facilities, the impact of new supply, the level and type of demand and overall market conditions. The same data can lead to different interpretations and conclusions. Actual results can differ materially from results forecasted if the assumptions underlying the forecasts prove to be incorrect.
                  Adverse consequences can occur if forecasted results are not achieved.

  Timing of       The hotel operator will prepare monthly reports on the
  Distributions   operation of the hotel and distribute any rental pool income to owners by the 20th day following the end of the month. The hotel operator may choose to make distributions of income based on an estimate of the annual amount distributable to owners, less an amount not to exceed 20%, and make distributions in twelve equal monthly installments with the balance, if any, paid no later than 75 days following the end of the operating year. Prior to making distributions of rental pool income, the hotel operator will adjust your share of the income to take into account your use of your unit.

  Price of Units  We have established the initial purchase prices of the units;
                  however, we are not required to maintain the initial purchase price schedule, and we may change the purchase price of any unit in response to market conditions and demand. Adjustments may not be uniformly applied to all units of the same type. The price of a unit cannot be changed once a purchase contract has been executed for the unit. The schedule of purchase prices for each unit designated by type and location are set forth in Annex A. The percentage interest for a unit determines the share of revenue and expenses for that unit and is set forth in Annex C. The percentage interest of any unit will not change even if prices of units are changed in the future.

  Purchase Price  To purchase a unit you must execute an irrevocable purchase contract. Upon execution of a purchase contract, you are required to make a down payment in the amount of 10% of the purchase price of your unit. The initial 10% down payment will be held in escrow for your benefit and will not be available for distribution to us until the completion of construction which is estimated to be no later than December 31, 2002. Any additional deposits that are required to be made under your purchase contract may be used by us for construction purposes. The down payment is non-refundable if you breach the contract. The down payment is refundable if we do not complete the hotel or otherwise fail to perform our obligations under the purchase contract. Upon completion of the hotel, the purchase of all units under the contract will be completed and the balance of the purchase price together with any closing costs, including a contribution to the operating cash reserve fund shall be due and payable. Additional closings will occur as units are sold. No minimum number of units must be sold before we can close the sale of the units.

  Financing       Prospective purchasers may obtain financing from any available source. We may make referrals for financing to purchasers on terms that will vary based on market conditions. Each prospective purchaser will be required to qualify for financing based on the requirements of the particular lender. Prospective purchasers shall not have the right to cancel a purchase contract if they are rejected for a loan.

  Tax             The rental pool will be treated as a partnership for federal
  Considerations  income tax purposes. You must therefore report your share of the rental pool's taxable income and loss on your own federal income tax return. You will be entitled to any available deductions associated with ownership of the unit for federal income tax purposes, including deductions for property taxes, investment interest expense and depreciation.

                  If you use your unit for more than the greater of (i) 14 days, or (ii) 10% of the total number of days during the year that your unit is rented for fair value, you may deduct your share of expenses from the rental pool, but only up to the amount of your share of income from the rental pool for that given year. In addition, your personal use increases the portion of any expenses that will be non-deductible as personal expenses; however, your personal use in excess of 14 days may permit you to deduct interest on any financing used to acquire a unit as qualified residence, or home mortgage, interest if the unit is treated as a second residence.

                  You are encouraged to consult your own tax advisors concerning your particular situation and the impact that your participation in the hotel may have on your federal income tax liability and any state and local income and other tax laws liability.

  Condominium     When you purchase your unit, you will automatically become a
  Association     member of the Fortune House- Fort Lauderdale Beach Condominium
                  Association. The Condo Association will supervise the maintenance and management of the units, will enter into and monitor the Rental Pool Agreement and will levy, collect and enforce the assessments of the Condo Association. The Condo
                  Association assessments, after taking into account hotel revenues and expenses, are currently budgeted at a total of $50,000 for the first year and are intended to cover fees for professional services and administrative expenses incurred by the Condo Association. The unit owners will elect a board of directors who will be responsible for managing the Condo
                  Association, reviewing the performance of the hotel operator and acting on behalf of the owners; however, we will control the Condo Association after the hotel has commenced operations until we are required to turn over control of the Condo
                  Association to unit owners in accordance with the Florida
                  Condominium Act. See "Summary of Declaration and Related
                  Documents" on page 25.

                                  RISK FACTORS

         You should carefully consider the following risks together with the other information contained in this Prospectus before making any investment decision. We believe that the risks described below are the most significant factors that make your investment in a Unit speculative and risky.

         Absence of operating history of Terremark Fortune House. Terremark Fortune House is a recently formed Florida limited partnership and has no operating history. Our anticipated operations and business plan are subject to all of the risks inherent in the establishment of a new enterprise in a competitive and volatile industry such as the hotel industry in Florida.

         Hotel revenue may not cover expenses. If the hotel fails to reach the level of occupancy anticipated and room rates are not as high as expected, the hotel may not generate enough income to cover its operating expenses. In addition, if operating costs exceed those forecasted, there can be no assurance that revenue will increase sufficiently to cover the increases. There can be no assurance that the rental pool income payable to an owner in any year will exceed the owner's share of hotel operating costs, reserves and potential capital expenditures in excess of the reserves for that year and the payments on any loan obtained by an owner to purchase a unit.

         If a significant number of owners default on assessments made to cover hotel operating costs, the Condo Association may have insufficient funds to pay maintenance and operating costs, which could result in the loss of the ability to operate the property as a hotel. In this event, while the defaulting owners will not be relieved from their obligation to pay delinquent assessments, an increased regular assessment or a special assessment, which requires a two-thirds vote of all unit owners, except delinquent owners whose voting rights have been suspended, may be levied against all units in order to defray the operating shortfall.

         The forecasts used to predict future operating results may be innaccurate. The hotel has no operating history; therefore the anticipated performance is based on forecasts. While we believe we have considered all factors that might affect the overall economic performance, there are inherent risks in relying on forecasts. The evaluation of the factors that are considered in the preparation of a forecast is highly subjective. Actual results can differ materially from results forecasted if the assumptions underlying the forecasts prove to be incorrect. Factors that can cause actual performance to vary with that of a forecast include, among others, occupancy rate achieved, actual average daily rate, restaurant performance, the effects of competition, including the impact of new supply, strength of the tourist sector of the economy and assumptions regarding the effects of inflation. No assurance can be given that assumptions will prove correct or that actual results will not differ from the results forecasted. Adverse consequences can occur if forecasted results are not achieved, including the need to pay additional funds, to make payments of real estate taxes and payments on any loan obtained by an owner.

         The industry data used to predict future operating results may be innaccurate. We have obtained various industry data set forth in this prospectus regarding the hotel industry from Smith Travel Research and other recognized industry sources. Industry information on the hotel industry as a whole or on specific markets may not be indicative of the results that can be achieved in the Fort Lauderdale market or by the subject hotel. We have not independently verified the hotel industry data contained in the national studies cited. These hotel consultants are not affiliated with us or associated in any way with this offering.

         The success of the hotel will depend to a great extent on the hotel operator. The Rental Pool Agreement appoints Terremark Hospitality as the manager of the rental pool and the bookings of the units for a term of ten years, unless earlier terminated. Success of the hotel will depend to a great extent on the efforts and abilities of the hotel operator. The loss of its services could have a material adverse effect on the hotel's business and results of operation. The hotel operator may terminate its appointment upon 60 days prior notice for any reason whatsoever.

         If the hotel operator is terminated or resigns, it may be difficult to contract with another party to immediately provide replacement services at comparable costs, termination could result in cancellations of reservations, reduced maintenance, loss of operating licenses such as liquor licenses, loss of staff and delays in transferring operations to a new hotel operator. The hotel could experience lower occupancy and thus reduced revenue during a transition. If the Condo Association is required to operate the hotel for an interim period, the Condo Association may be at a disadvantage without the benefits of an advanced reservation booking system and national advertising provided by a hotel operator.

         The Condo Association directors will have little experience in operating a hotel. Following relinquishment of control of the Condo Association by us, the Condo Association will be governed by a board of directors, all of whom will be unit owners. These directors may have little or no experience in operating a hotel or a rental pool. While the directors may hire an independent management company, management agent, or an executive director to assist the directors in performing their duties to oversee and review the services and operational results of the hotel operator, the hotel operating inexperience of the directors may result in the directors not being able to recognize or take corrective action to remedy operating deficiencies by the hotel operator.

         There are many operating uncertainties we may face. The value the hotel will depend upon the ability of the hotel operator to maintain or increase gross revenue sufficient to cover operating expenses and generate a reasonable return for its owners. Income from the hotel may be adversely affected by a range of factors in addition to increased competition, including increases in operating costs as a result of inflation and other factors, which the hotel operator may determine cannot be offset by increased revenues; strikes and other labor disturbances of hotel employees; increases in energy costs and other expenses of travel; change in demand from tour operators due to fluctuations in foreign currency exchange rates; weather conditions; and adverse effects on general and local economic conditions. Due to minimal commercial activity and limited access to the Fort Lauderdale area, the hotel is particularly dependent upon individual leisure travelers, group bookings and tourism; occupancy by commercial travelers is expected to be minimal. All of these factors could reduce the hotel's ability to generate revenue.

         Potential liability you may be exposed to as a unit owner. Included in you share of hotel operating costs will be a share of the insurance premiums for property damage coverage, public liability, fire and other hazard insurance carried by the hotel. There can be no assurance, however, that the amount of insurance carried by the hotel will be sufficient or adequate for its purposes or that material risks, which may be uninsurable, can be purchased on terms favorable to the hotel. In the event this insurance is unavailable to the hotel for any reason whatsoever, the hotel will be compelled to self-insure all or part of any potential losses, or seek coverage at higher rates from alternative carriers.

         You may personally have joint and several liability for tort and contract claims as a result of ownership of your unit or participation in the rental pool. Insurance coverage maintained by the Condo Association is expected to include coverage for these claims; however, you are urged to consult an insurance advisor or attorney with respect to the nature and extent of this personal liability and to determine what additional liability insurance coverage, if any, may be necessary or appropriate for your particular circumstances.

         There may be a limited market for the resale of the units. There can be no assurance that there will be a resale market for the sale of your unit as the units will not be listed on a publicly traded exchange. Your resale ability could be further diminished if the hotel's performance does not reach expectations. You, therefore, may not be able to sell your unit quickly in an emergency. Consequently, the purchase of a unit should be considered only as a long-term investment.

         Unit owners may suffer adverse effects from Hurricane activity. Fort Lauderdale receives a substantial number of hurricane warnings and threats that may require residents and tourists to evacuate the beach area. If evacuations occur, the hotel may lose substantial revenues. In addition, if a hurricane actually strikes in or near the area, the hotel may incur substantial property loss or be completely destroyed. If there is substantial property loss or destruction, the hotel operator may, in its sole discretion, elect to terminate the Rental Pool Agreement. If there is damage or destruction, we cannot assure you that the hotel will continue to operate as a hotel or that it would be rebuilt after substantial loss or destruction. If the hotel ceases to operate as a hotel, the owners will have limited options available for the use of the property.

         We may not sell the minimum number of units required to complete construction of the hotel. If we do not sell 140 units within five months from the date of the sale of the first unit, we may elect, in our sole discretion, to terminate our contracts with the unit purchasers. If this occurs your deposit is refundable and you will have no further remedies. If we do not terminate our contracts with unit purchasers, we must deliver all units sold within two years from the date the first unit is sold, except for the first ninety-nine units sold. If we terminate the contracts with unit purchasers after the 180 day period or fail to deliver the units within the two-year period, your deposit is refundable and you will have no further remedies, except if you purchased one of the first 99 units sold, in which event, the developer shall have more than two years to complete construction before you have the ability to terminate your contract and receive back a refund of your deposit.

         Cash shortfalls may require owners to cover operating losses of the hotel. If at any time the funds from hotel operations are not sufficient to pay the expenses of operating the hotel, to maintain reserves, or to make capital expenditures in excess of the established reserves, Terremark Hospitality will fund the shortfall, which obligation shall be valid only while Terremark Hospitality is the hotel operator. Owners will be obligated to make the payments on any loan obtained by an owner to purchase a unit, pay association expenses and real estate taxes, regardless of whether or not the hotel operations generate sufficient cash to cover these expenses.

         Conflicts of interest. Terremark Fortune House #2 Ltd., Terremark Fortune House #2, Inc., Terremark Real Estate Group, Inc., and Terremark Hospitality Services, Inc., are affiliated parties. Therefore, a conflict of interest exists in that the developer/manager and sales agent of the units are related affiliates. However, we believe that the ability of these related parties to work together to construct and operate the hotel will be a benefit to prospective purchasers and owners.

                                    THE HOTEL

         The hotel will consist of 278 suites housed in a 22-story oceanfront tower that will rise on A1A, a few blocks North of Las Olas Boulevard. The hotel will have a lobby, over 12,000 square feet of ballroom and meeting facilities, recreational amenities, swimming pool, whirlpool, spa facility and retail space. The hotel will offer food and beverage service from the restaurant, room service, and the catering facilities. The restaurant will offer all day full service and room service targeted to the mid to upper-scale price range. The hotel will be located in the resort section of Fort Lauderdale Beach. We believe that the hotel will fill a void in the Fort Lauderdale market for a full service hotel facility, and that the resort environment plus the commercial uses within the Fort Lauderdale Beach area are an ideal setting for the proposed development.

THE UNITS.

         The hotel will comprise a mix of one-bedroom suites, junior suites with kitchenettes, and penthouses. All units include a patio or balcony and offer scenic views of the beach and/or the Fort Lauderdale shopping district. Several one-bedroom plans, junior suite plans and two penthouse plans have been designed; the layout of a unit will depend upon its location within the hotel. All the units will have the same furnishings, except for the penthouse suites. One-bedroom units will include a separate living/sleeping area and a full kitchen. The junior suites will have a living/sleeping area and a kitchenette. Most of the junior suites will be adjacent to a one-bedroom suite, allowing a one-bedroom unit and a junior suite to be rented as a two-bedroom suite. Each penthouse will be equipped for small meetings with a conference table and full kitchen.

         Currently, none of the hotel properties in the Fort Lauderdale market offers either comparable suites or similar amenity packages. In response to our market studies, we have determined that a mix of one-bedroom units, junior suite units and two penthouses will best serve the combination of individual and group travel.

CONFERENCE FACILITIES.

         We believe that there is a significant need for additional quality conference facilities in the Fort Lauderdale market. Conference facilities planned for the hotel will include an 8,000 square foot ballroom and 4,000 square feet of meeting space, several breakout conference rooms and hospitality suites, and pre-function, storage and kitchen spaces. We believe that the hotel's planned meeting space will be one of the most modern, upscale and flexible facilities available in the Fort Lauderdale area.

OTHER FACILITIES.

The hotel will include a full-service restaurant, a lobby lounge, an outdoor swimming pool and whirlpool spa, and an additional restaurant on the first floor with outdoor tables catering to the public at large.

RECREATIONAL AMENITIES.

         We believe that access to beach activities is an important factor for a successful hotel. It will require entering into an agreement with a vendor referred by the City of Fort Lauderdale which will grant owners and guests of the hotel preferential service and a discount on the umbrella and lounge chair rentals arranged through the hotel. Owners will not participate in any revenue from the beach operations. An agreement with these vendors would permit the hotel to reserve a percentage of the total number of lounge chairs and beach umbrellas. In addition, the spa and full-service private health facility located within the hotel will allow guests of the hotel to use its facilities at a discount. The services planned to be offered by the spa include massage therapy, facials, manicure, body wraps, pedicure, sauna and steam room facilities, tanning booth, full service pro shop, juice and snack bar. The hotel expects to sport a state-of-the-art fitness center, aerobic room, outdoor heated lap pool, whirlpool spa and a social lounge with courtyard seating.

ADDITIONAL BENEFITS TO OWNERS.

         For the first five years of operations, each owner will receive a 25% discount off their food tab, excluding beverages, when they dine in the restaurant. This discount will apply regardless of whether the owner has reserved his unit for use at the time. Each owner will also have privileges with other hotels in North America managed or operated by Terremark Hospitality or its parent company at a 20% discount off the published rate subject to availability. In addition, each owner will be entitled to participate in a privilege program, which is a guest recognition program offering complimentary additional services and conveniences for the frequent traveler. These privileges will include one-minute check-in, express checkout and room upgrades when available.

COMMERCIAL/RETAIL DEVELOPMENT.

The master plan for the hotel also includes neighborhood/tourist retail and food and beverage development, to be located at the lobby level of the hotel.

                               THE HOTEL INDUSTRY

         The hotel industry is very cyclical and profitability is determined by the availability of hotel room supply in relation to actual hotel room demand. Demand is closely linked to the strength of the economy. The growth of hotel room supply, however, is closely linked to the availability of capital, which may lag behind an increase in demand for hotel room supply. Accordingly, historical supply growth has not always matched demand successfully.

         According to published industry sources, demand for lodging accommodations rose significantly from 1995 to 1999, while only a limited amount of new hotels were constructed resulting in improved operating performance. In 1999, annual average occupancy levels reached 68.1%. As occupancy levels in the U.S. increased, hotel operators were able to raise room rates. In addition to increased occupancy and room rates, the hotel industry has benefited from technological advances. Hotels operating in today's environment are more labor efficient, energy efficient, and generally more cost effective when compared to those operating as recently as ten years ago. Improvements in hotel management and lower interest rates have also contributed to the hotel industry's overall performance. The U.S. hotel industry generated $22 billion in pretax hotel profits in 1999, according to Smith Travel Research in Nashville, Tennessee. That same figure for the year 2000 is projected at $24 billion. All of the above factors have contributed to increased profitability, which in turn has increased the attractiveness of hotel investment for both current and potential owners.

         The performance of the U.S. industry as a whole may not be indicative of results that can be achieved in a specific geographic area. Factors that would not necessarily have a material effect on the national industry because it is geographically diverse may have a significant impact on a smaller market. Individual hotel markets may under perform or outperform the industry as a whole.

HOTEL TERMINOLOGY.

         The hotel industry uses common terms to describe hotels and their performance. The following are a few of those terms used throughout this prospectus:

         o "Full service" hotels are described as generally mid-price, upscale or luxury hotels with a restaurant, lounge facilities and meeting space as well as minimum service levels often including bell service and room service.

         o "Limited service" hotels include hotels with rooms-only operations (i.e., without food and beverage service) or hotels that offer a bedroom and bathroom for the night, but very few other services and amenities. These hotels are often in the budget or economy group.

         o "Average daily rate" is determined by dividing the actual annual room revenue by the annual occupied room nights.

         o "Revenue per available room" is determined by dividing total actual annual room revenue by the total number of rooms.

FLORIDA.

         Tourism is Florida's first largest industry and plays a significant economic role throughout the state. The growth of the tourism industry in Florida is based on the following:

         o         Favorable climate

         o         Natural beauty

         o         More leisure time

         o         Number and quality of hotels

         o         Development of new tourist attractions

         o         Low airfare structure

         o         Expansion of sporting events

         o         Shopping

         o         Healthy economy

         o         Aggressive tourism development

THE FORT LAUDERDALE MARKET.

Fort Lauderdale.

         Greater Fort Lauderdale, right in the center of Florida's Gold Coast, stretches along 23 miles of coastline, and is midway between Miami and Palm Beach, each of which is about forty miles away. Sprawling across 1,200 square miles that include 505,600 acres of the Everglades on its western edge, the region is home to 28 cities and 1.4 million people. Fort Lauderdale, the largest city and the county seat, has about 150,000 residents. With 300 miles of navigable waterways, the region is referred to as the yachting capital of the world. The temperature in Fort Lauderdale averages about 77(degree)F (25(degree)C) year round and 3,000 hours of sunshine are recorded every year. Winter temperatures average 66(degree)F (19(degree)C) and summer temperatures average around 84(degree)F (29(degree)C). January is the coolest month of the year and August is the warmest. The heaviest rainfalls occur during August and September.

Market Overview.

         According to the Fort Lauderdale Chamber of Commerce, Greater Fort Lauderdale includes all of Broward County, totaling 1197 square miles (766,016 acres) and 29 municipalities, including Coral Springs, Dania Beach,

Davie, Deerfield Beach, the city of Fort Lauderdale, Hallandale, Hollywood, Lauderdale-By-The-Sea, Pompano Beach, and Sunrise.

               CITY OF FORT LAUDERDALE HOTEL DEVELOPMENT ACTIVITY

================================================================================
  PROPERTY                             DEVELOPMENT STATUS       NO. OF ROOMS
================================================================================
  COMPLETED NEW HOTELS

  Best Western Inn:                     Opened JUN 1997               50
         1221 State Road 84

  Amerisuites                           Opened AUG 1997              128
         1851 SE 10th Ave.

  Marriott Beach Place Towers           Opened SEP 1997              208
         21 S. Atlantic Blvd.

  Holiday Inn Express                   Opened DEC 1997               78
         1500 SW 17th ST.

  Extended Stay America                 Opened MAR 1998              108
         5851 N. Andrews Ave.

  Fairfield Inns                        Opened OCT 1998              162
         5727 N. Federal Hwy.

  Crossland (ESA)                       Opened MAR 1999              129
         3031 W. Commercial Blvd.

  Studio Plus (ESA)                     Opened APR 1999               72
         6001 NW 6th Way

  Extended Stay America - CC            Opened JUL 1999              117
         1450 SE 17th St. Causeway

  TownePlace Suites by Marriott         Opened SEP 1999               95
         3100 Prospect Road
                                                                    ----
         Total                                                      1147
================================================================================
================================================================================
  PROPERTY                             DEVELOPMENT STATUS       NO. OF ROOMS
================================================================================
  EXPANSION

  Hyatt Regency Sixty - Six             Expanded                     388
   2301 SE 17th St.
================================================================================

================================================================================
  PROPERTY                             DEVELOPMENT STATUS       NO. OF ROOMS
================================================================================
  UNDER DEVELOPMENT
  Marriott Renaissance                  Open NOV 2000                233
   17th St. Causeway (Quay)

  E. Banks of Las Olas                  Open JUN 2000                160
   Birch St. / Las Olas Blvd.
                                                                     N/A
  Convention Center Hotel               Open DEC 2001
   17th S. Causeway

  Marquis (Turtle Beach Resort)         Completion TBD               120
   A1A at Terramar St.

  Sunrise Harbor                        Completion TBD                25
   2701 Sunrise Blvd.                                                ---

              Total Rooms Under Development                          538
================================================================================

Competition.

         We believe that five properties in the Fort Lauderdale market are directly competitive with the hotel. These are the Doubletree Oceanfront Hotel, the Fort Lauderdale Marina Marriott, the Radisson Bahia Mar, the Sheraton Yankee Trader and Hyatt Regency Sixty-Six. The following chart sets forth the characteristics of these properties, which constitute the competitive supply.

================================================================================
  PROPERTY                  YEAR   NO. OF  FACILITIES AMENITIES
                           OPENED   ROOMS
================================================================================
  Doubletree Oceanfront     1995     230   Panoramic views from conference
  Hotel                                    rooms, room service, full service
   440 Seabreeze Blvd.                     hotel, no transportation to/from
                                           airport, rooms were just renovated in
                                           October 1999, two restaurants,
                                           largest sundeck in Fort Lauderdale,
                                           close to shops, attached to
                                           riverfront, movie theaters, live
                                           music on weekends.

  Fort Lauderdale Marina    1981     580   Three miles from the airport, next
  Marriott                                 door to Broward County Convention
   1881 SE 17th St.                        Center, one mile from the beach,
                                           waterfront restaurant, outdoor pool
                                           bar, work desks with data ports and
                                           voice mail in every room, 15 meeting
                                           rooms, 17 suites, no pets, parking
                                           available for a fee.

  Radisson Bahia Mar        1966     300   Recently renovated rooms some of
   801 Seabreeze Blvd.                     which are non-smoking, stocked
                                           Servi-Bar, coffee makers, in-room
                                           safe, marina views, guests can rent
                                           wave runners and Hobie Cats or boats,
                                           roller blades or bicycles available
                                           to rent, four complimentary tennis
                                           courts (lighted for night playing),
                                           new fitness center, hotel is close to
                                           six golf courses, 8,200 sq. foot
                                           ballroom, tropical gardens, ocean
                                           view restaurant.

  Sheraton Yankee Trader    1964     460   15 suites, beachfront, skywalk to
   321 N. Fort Lauderdale                  beach, Non- smoking and disabled
   Beach Blvd.                             facilities, 25" TVS with On Command
                                           Video, room service, in- room safe,
                                           iron/ironing board, hair dryer,
                                           coffee-maker, dataport, voice mail,
                                           Don Shula's All-Star Cafe, 24-Hour
                                           Deli, 2 lounges, pool bar, live
                                           entertainment and happy hour nightly,
                                           2 heated outdoor swimming pools,
                                           exercise room, 3 tennis courts,
                                           business center, daily recreation
                                           program, golf and sportfishing
                                           nearby, gift shop, guest laundromat
                                           and valet service, tour desk, car
                                           rental on premise.

  Hyatt Regency Sixty-Six            388   Recent redecoration of rooms and
   2301 SE 17th St.                        hallways, property on 22 acres, 3
                                           miles from airport, walking distance
                                           from Broward County Convention Center
                                           and beaches, electronic oversized
                                           in-room safes, individual climate
                                           controls, voice mail, in-room pay
                                           movies, cable movie channels, video
                                           check-out, turndown available upon
                                           request, 32" color televisions,
                                           coffee maker, three telephones with
                                           two separate lines for modem hookup,
                                           beauty salon, fitness center, spa, 24
                                           hour room service, transportation to
                                           Galleria Mall and Sawgrass Mills
                                           Mall.
================================================================================
                                    -----
            TOTAL NUMBER OF ROOMS   1,958
            OF COMPETITIVE SUPPLY   =====
================================================================================

The factors considered in determining this competitive supply included:

o        The number of rooms and amount and quality of meeting space

o        Quality and value of overall facilities and amenities

o        Character and style of the hotel

o        Rate structure and market position

o        Location factors such as surrounding land uses.

               HISTORICAL PERFORMANCE OF COMPETITIVE HOTEL SUPPLY
                                1995 THROUGH 1999

                 NUMBER                     AVERAGE        REVENUE PER
       YEAR     OF ROOMS     OCCUPANCY     ROOM RATE     AVAILABLE ROOM
       ----     --------     ---------     ---------     --------------
       1995      28,800        66.9%         $69.35          $36.20
       1996      28,862        69.2%         $72.06          $39.12
       1997      28,184        70.8%         $80.74          $43.93
       1998      28,565        88.2%         $82.38          $44.54
       1999      28,780        69.7%         $84.53          $45.85

Unsatisfied Demand.

         As a result of significant tourist activity, Fort Lauderdale experiences high levels of unsatisfied demand during certain times of the year. Unsatisfied demand is that demand which is not able to be accommodated in the direct market area due to facility size or capacity constraints and exists whenever a market experiences periods of 100% occupancy. As a result of seasonality, unsatisfied demand can exist even though the average annual occupancy for the market is less than 100%. The level of unsatisfied demand is extremely important when considering the potential support for new hotel development in a particular area.

Market Demand.

         The overall demand for hotel accommodations in the Fort Lauderdale area is generated primarily by two market segments: individual leisure and group meetings or tours.

INDIVIDUAL LEISURE.

         The individual leisure market segment consists of tours requiring accommodations in the area for general sightseeing, weekend get-aways, cultural activities and a variety of recreational and special events throughout the year. The demand segment is strongest in the Winter, Spring and Fall. Individual leisure demand is characterized by multiple occupancy. Based on information obtained from Broward County Conventions Bureau, it is estimated that this market segment accounted for approximately 78% of the total rooms rented in the competitive supply in Fort Lauderdale in 1999. We believe that individual leisure travelers generally select accommodations based on the following factors:

o        Aesthetic appeal of surrounding area

o        Proximity to area attractions

o        Overall quality of the facilities

o        Quality and variety of recreational facilities

o        Value offered

o        Name identity/ affiliation and/ or reputation

GROUP MARKET.

         Group market demand is typically comprised of smaller regional or state associations, corporations and state government. Corporate meeting business consists primarily of executive and incentive retreats and conferences.

Group demand in Fort Lauderdale typically peaks during January-March and October-November. Based on information obtained from interviews with Hilton Hotel Operators, it is estimated that this market segment accounted for approximately 20% of the total rooms rented in the competitive supply in Fort Lauderdale in 1999. We believe that the following factors contribute to group use of a particular facility:

o        Image and reputation

o        Quality, flexibility, and size of meeting facilities

o Quality of support services provided to group meeting planners and their attendees

o        Distance/travel time to airport

o Convenience of access to shopping, restaurants services, attractions and recreational facilities

Future Demand Growth.

         We estimate that demand will increase at approximately 2.5% percent annually starting in 1999. This growth is consistent with the demand growth experienced by the competitive supply between 1995 and 1998.

         We also anticipate that the new additions to the competitive supply, specifically the subject hotel, will induce demand into the market. Induced demand is new demand that enters a market as a direct result of the introduction of a new hotel product. This demand is over and above the normal demand growth experienced by the marketplace. As a result of their more unique physical attributes, variety of amenities, and ability to cater to all demand segments, the hotel possesses the ability to induce new demand into the marketplace.

ESTIMATED PERFORMANCE FOR THE HOTEL.

Market Penetration.

         Our estimates of operating results are based on a number of assumptions relating to the physical and locational characteristics of the hotel. These assumptions include the overall facilities program and preferential dock privileges at the Radisson Bahia Mar Hotel. Additionally, we considered the following factors in estimating the hotel's future performance:

o The estimated future performance of the overall competitive hotel market

o The advantages and disadvantages of the hotel relative to the existing and future competitive market (assuming its location and overall facilities)

o        The estimated mix of different types of demand for the hotel

o        The estimated rate structure for the hotel

o        The impact of potential new hotel supply in the competitive market

Market penetration serves as a basis for our estimates of future occupancy performance for the hotel. Market penetration is a measurement of the level of demand captured by a given hotel in relation to its fair market share based on the number of hotel rooms it has relative to the number of hotel rooms in the market. Market penetration is expressed as a percentage, with a hotel capturing its fair market share having a market penetration rate of 100%. Our analysis considered the hotel's competitive advantages and disadvantages in order to determine prospective future penetration of the group and individual tourist and leisure segments. Our analysis breaks market penetration down into individual, commercial travelers, and group demand segments, as is discussed in the following paragraphs.

INDIVIDUAL TOURIST AND LEISURE DEMAND.

         As discussed under "Market Demand," individual leisure demand for the competitive supply accounted for approximately 78% of the total occupied rooms in 1999. We estimate that the leisure market will account for approximately 59% of the occupied rooms in the hotel during a stabilized year of operations, which is 19% less than that experienced by the competitive supply. The remaining demand will be filled by the commercial traveler and group market.

         Factors that contribute to the hotel's ability to attract leisure travelers include the following:

o        Unsatisfied demand within the competitive supply during the peak season

o        The accessibility of the Fort Lauderdale coast and beaches

o        A competitive rate structure

o        The full service nature of the hotel


GROUP DEMAND.

         The group market is estimated to account for 30% of the occupied rooms in the hotel upon stabilization. This is lower than the 35% experienced by the competitive supply in 1999. We believe that the hotel will be well positioned to capture this proportion of the group demand for the following reasons:

o The hotel's modern meeting facilities should be superior to those offered by any of the properties in the competitive supply

o        The hotel's suite orientation

o        The hotel will provide a variety of recreational amenities

         Based on the above factors, we believe that the unique combination of factors offered by the hotel will be able to induce new demand into the market along with accommodating unsatisfied demand that currently exists. Further, given the hotel's facilities and recreational amenities, we believe that the hotel will have a competitive advantage over the existing and future competitive supply.

Occupancy.

         As indicated in the following table, we estimate that the hotel's occupancy will increase from 56% percent in year one to 72% percent in year three of operations. Beyond year three, the hotel is estimated to operate at a more stabilized level of 73% to 74%. We believe the hotel will open with a market penetration rate slightly above its fair market share. The market penetration rate is heavily impacted by the timing of new supply entering the market. Because the hotel is competing in a growing market, occupancy can increase without significantly impacting market penetration.

         This initial year disparity in occupancy is typical of a new hotel entering a market. The period between when a hotel opens and when it reaches stabilization can vary dramatically based on the type of hotel, its physical and locational characteristics, its market mix, and prevailing market conditions. It generally takes a longer period of time to effectively penetrate the group market given the exposure and recognition a hotel will need to establish with meeting planners, both locally and nationally, as well as the fact that group business is typically booked well in advance. As a result, we believe the vast majority of the hotel's demand growth will be within the group market during years one through three.

         The determination of the occupancy upon opening and the period necessary to reach stabilization is subjective and is based on all of the factors discussed herein regarding the hotel facilities, the impact of new supply, including the impact of the subject hotel, the mix between leisure, commercial and group, and market conditions. No one factor is determinative and no particular weight is assigned to any one factor.

         The following table sets forth the resulting occupancy estimates for the hotel during its first five years of operation:

              ESTIMATED OCCUPIED ROOMS AND OCCUPANCY FOR THE HOTEL

================================================================================
                               Estimated   Estimated
                               Occupied    Occupied      Total      Estimated
                                 Room        Room      Estimated    Occupancy
                                Nights:     Nights:    Occupied       Rate
                                Leisure      Group       Room        for the
      Year                      Sector       Sector     Nights        Hotel
================================================================================
Year 1 ending Dec. 31, 2002*    14,921       4,209       19,130        56%

Year 2 ending Dec. 31, 2003     50,221       14,165      64,386        63%

Year 3 ending Dec. 31, 2004     57,396       16,188      73,584        72%

Year 4 ending Dec. 31, 2005     58,193       16,413      74,606        73%

Year 5 ending Dec. 31, 2006     59,787       16,863      76,650        75%
================================================================================

* Year 1 begins September 1, 2002, based upon the estimated opening date.

Average Daily Rate

         The average daily rate in the competitive supply has escalated at a consistent pace since 1998. Properties in the upper tier achieved an average daily rate in the $195 to $340 range and properties in the lower tier achieved an average daily rate in the $95 to $165 in 1999. The anticipated quality, proposed facilities and amenities, and the access to the area beaches should allow the hotel to be positioned well above the mid-range established by the upper and lower competitive properties. The average daily rate for all properties in the competitive supply was $84 in 1999. We are targeting the average daily rate for the hotel at approximately $225 (in 1999 dollars) during the first year of operations. This rate is below the average daily rate currently being achieved by the competitive supply in 1999. We believe the targeted average daily rate is appropriately based on the mix of group, leisure and commercial utilization.

Conclusion.

         We believe that the Fort Lauderdale hotel market will experience continued growth into the foreseeable future. Factors contributing to the strength of the market and its overall potential growth are:

o        Projected growth of tourism throughout the South Florida region

o        Local municipal commitment to aggressively market tourism

o        Positive economic trends within the State of Florida

o        Continued interest in South Florida as a premiere hotel destination

o        Proposed expansion projects in the South Florida region

o        Continued growth in slow season demand

         We believe that the hotel's variety of three different types of units will provide an attractive alternative to the more standard guest rooms offered by the majority of the competitive hotels. The hotel's conference facilities will also serve as an important amenity to guests. Further, the hotel's access to the Fort Lauderdale coast and its beaches will make it attractive to any consumer market. We believe that the hotel's anticipated quality, proposed meeting space, recreational amenities and its access to the coast and the beaches will position the hotel to attract individual leisure and group travelers and create additional demand for lodgings in the Fort Lauderdale market. The hotel will represent the newest full service hotel addition to the competitive supply since 1981.

         Based on all of the factors discussed above, we believe the hotel is well positioned to perform as indicated in the forecasts appearing on page F-1.

                   BASIS FOR FORECASTS AND SUMMARY OF SELECTED
                              FINANCIAL PERFORMANCE

         The forecasts attached below include ten year forecasts of the financial performance of the hotel. We have prepared the forecasts based upon our inquiry as set forth and based upon the stated assumptions, which we believe are reasonable. While we believe we have taken into consideration all factors that can affect the overall economic performance of the hotel, there are a number of critical factors that can cause actual performance, especially when related to the hotel industry, to vary with that of a forecast. These factors include, but are not limited to:

o        Projected occupancy rate

o        Projected average daily room rate

o        Projected restaurant performance

o        The effect of competition

o        General economic environment

o        Strength of the tourist sector of the economy

o Assumptions regarding the effects of inflation on both revenue and expenses

         The ten year forecasts attached below, contain the following two different scenarios of average daily rates for comparable hotel properties in the South Florida area.

--------------------------------------------------------------------------------
                                 SCENARIO #1 (1)
--------------------------------------------------------------------------------
Period        Average Daily Rates      Yearly Increase      Cash on Cash Return
--------------------------------------------------------------------------------
Year 1        $250                     3%                   5.30%
--------------------------------------------------------------------------------
Year 2 (2)    $258                     3%                   5.82% (3)
--------------------------------------------------------------------------------
-------------------
(1) These projections are based upon the current existing inventory of hotel rooms located within properties that are comparable in nature to the hotel.
(2)      Anticipated first year of stabilized operations.
(3) These figures assume that an owner has not financed the purchase of the unit.

--------------------------------------------------------------------------------
                                SCENARIO # 2 (1)
--------------------------------------------------------------------------------
Period        Average Daily Rates      Yearly Increase      Cash on Cash Return
--------------------------------------------------------------------------------
Year 1        $350                     3%                   8.66%
--------------------------------------------------------------------------------
Year 2 (2)    $361                     3%                   9.41% (3)
--------------------------------------------------------------------------------
-------------------
(1) These projections are based upon expected published room rates to be charged by similar properties that are currently in development within the South Florida area and are expected to be included within the competitive set of hotel properties with the hotel.
(2)      Anticipated first year of stabilized operations.
(3) These figures assume that an owner has not financed the purchase of the unit.

FORTUNE HOUSE II
HOTEL PROJECTIONS
$250 ROOM RATE

                                                             1                           2                           3
               Years ending:                            31-Mar-04                    31-Mar-05                    31-Mar-06
                                                   Amount          %            Amount         %            Amount         %
                                                 ---------------------        ---------------------        -------------------
REVENUE:
     Rooms                                          $16,742,550   70.00%         17,767,397    70.00%        18,838,667   69.00%
     Food and beverage total:                         5,261,944   22.00%          5,330,219    21.00%         6,006,531   22.00%
     Telephone                                          358,769    1.50%            380,730     1.50%           546,048    2.00%
     Valet/Parking                                      562,550    2.35%            511,701     2.02%           542,554    1.99%
     Other Income                                       992,116    4.15%          1,391,949     5.48%         1,368,615    5.01%
                                                   ---------------------        ---------------------        -------------------
TOTAL REVENUE                                        23,917,929  100.00%         25,381,996   100.00%        27,302,415  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                            3,850,787   23.00%          4,086,501    23.00%         4,238,700   22.50%
     Food and beverage                                4,262,175   81.00%          4,264,175    80.00%         4,745,160   79.00%
     Telephone                                          197,825   55.14%            209,934    55.14%           301,091   55.14%
     Valet/Parking                                      225,020   40.00%            204,680    40.00%           217,021   40.00%
     Other expenses                                     396,846   40.00%            556,779    40.00%           547,446   40.00%
                                                   ---------------------        ---------------------        -------------------
TOTAL DEPARTMENTAL EXPENSES                           8,932,653   37.35%          9,322,071    36.73%        10,049,418   36.81%
                                                   ---------------------        ---------------------        -------------------

GROSS PROFIT  (Departmental)
     Rooms                                           12,891,764   77.00%         13,680,896    77.00%        14,599,967   77.50%
     Food & Beverage                                    999,769   19.00%          1,066,044    20.00%         1,261,372   21.00%
     Telephone                                          160,944   44.86%            170,795    44.86%           244,957   44.86%
     Valet/Parking                                      337,530   60.00%            307,021    60.00%           325,532   60.00%
     Other                                              595,269   60.00%            835,169    60.00%           821,169   60.00%
                                                   ---------------------        ---------------------        -------------------
TOTAL GROSS PROFIT                                   14,985,276   62.65%         16,059,925    63.27%        17,252,997   63.19%

INCOME BEFORE OPERATING  EXPENSES                    14,985,276   62.65%         16,059,925    63.27%        17,252,997   63.19%
OPERATING EXPENSES
     Administrative and general                       2,391,793   10.00%          2,538,200    10.00%         2,457,217    9.00%
     Sales and marketing                              2,391,793   10.00%          2,538,200    10.00%         2,457,217    9.00%
     Utilities                                        1,267,650    5.30%          1,324,940     5.22%         1,419,726    5.20%
     Repairs & Maintenance                              717,538    3.00%            888,370     3.50%         1,092,097    4.00%
     Operating Reserve                                  250,000    1.05%            250,000     0.98%           250,000    0.92%
     Real EstateTaxes                                 2,280,000    9.53%          2,302,800     9.07%         2,325,828    8.52%
     Management Fee                                     250,000    1.05%            257,500     1.01%           265,225    0.97%
     Property insurance                                 165,000    0.69%            173,250     0.68%           181,913    0.67%
     Leases                                             239,179    1.00%            253,820     1.00%           273,024    1.00%
     Terremark Hospitality Recoveries                        0     0.00%                 0      0.00%                0     0.00%
                                                   ---------------------        ---------------------        -------------------
TOTAL OPERATING EXPENSES                              9,952,953   41.61%         10,527,079    41.47%        10,722,247   39.27%
                                                   ---------------------        ---------------------        -------------------
NET OPERATING INCOME                                  5,032,323   21.04%          5,532,846    21.80%         6,530,750   23.92%
                                                   =====================        =====================        ===================

Cash On Cash Return                                 5.30%                        5.82%                        6.87%
Dollar Return Per Typical Unit                      18,102                       19,902                      23,492
Management /  Units Split                             0                            0                            0

Financial Information
    Total Number of Rooms                                  278                         278                         278
    Annual Number of Available Rooms                   101,470                     101,470                     101,470
    Annual Occupied Rooms                               66,970                      69,000                      71,029
    Annual Average Occupancy Percent                    66.00%                      68.00%                      70.00%
    Average Daily Room Rate                               $250                        $258                        $265
    Average Daily Parking Rate                          $12.00                      $12.36                      $12.73
    Room Rate & Management Fee increased                 3.00% Per Year

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                            4                          5                            6
               Years ending:                            31-Mar-07                   31-Mar-08                    31-Mar-09
                                                    Amount          %            Amount        %             Amount         %
                                                  ----------------------       --------------------         --------------------
REVENUE:
     Rooms                                        19,958,222      69.00%       21,127,995    69.00%         21,761,835    69.00%
     Food and beverage total:                      6,363,491      22.00%        6,736,462    22.00%          6,938,556    22.00%
     Telephone                                       578,499       2.00%          612,406     2.00%            630,778     2.00%
     Valet/Parking                                   574,797       1.99%          608,486     1.99%            626,741     1.99%
     Other Income                                  1,449,950       5.01%        1,534,934     5.01%          1,580,982     5.01%
                                                  ----------------------       --------------------         --------------------
TOTAL REVENUE                                     28,924,959     100.00%       30,620,283   100.00%         31,538,891   100.00%

DEPARTMENTAL EXPENSES
     Rooms                                         4,490,600      22.50%        4,753,799    22.50%          4,896,413    22.50%
     Food and beverage                             4,963,523      78.00%        5,187,076    77.00%          5,342,688    77.00%
     Telephone                                       318,984      55.14%          337,680    55.14%            347,811    55.14%
     Valet/Parking                                   229,919      40.00%          243,395    40.00%            250,696    40.00%
     Other expenses                                  579,980      40.00%          613,973    40.00%            632,393    40.00%
                                                  ----------------------       --------------------         --------------------
TOTAL DEPARTMENTAL EXPENSES                       10,583,006      36.59%       11,135,923    36.37%         11,470,001    36.37%
                                                  ----------------------       --------------------         --------------------
GROSS PROFIT  (Departmental)
     Rooms                                        15,467,622      77.50%       16,374,196    77.50%         16,865,422    77.50%
     Food & Beverage                               1,399,968      22.00%        1,549,386    23.00%          1,595,868    23.00%
     Telephone                                       259,515      44.86%          274,725    44.86%            282,967    44.86%
     Valet/Parking                                   344,878      60.00%          365,092    60.00%            376,045    60.00%
     Other                                           869,970      60.00%          920,960    60.00%            948,589    60.00%
                                                  ----------------------       --------------------         --------------------
TOTAL GROSS PROFIT                                18,341,953      63.41%       19,484,360    63.63%         20,068,890    63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                18,341,953      63.41%       19,484,360    63.63%         20,068,890    63.63%
     Administrative and general                    2,603,246       9.00%        2,755,825     9.00%          2,838,500     9.00%
     Sales and marketing                           2,458,621       8.50%        2,449,623     8.00%          2,523,111     8.00%
     Utilities                                     1,498,313       5.18%        1,580,007     5.16%          1,621,099     5.14%
     Repairs & Maintenance                         1,156,998       4.00%        1,224,811     4.00%          1,261,556     4.00%
     Operating Reserve                               250,000       0.86%          250,000     0.82%            250,000     0.79%
     Real EstateTaxes                              2,349,086       8.12%        2,372,577     7.75%          2,396,303     7.60%
     Management Fee                                  273,182       0.94%          281,377     0.92%            289,819     0.92%
     Property insurance                              191,008       0.66%          200,559     0.65%            210,586     0.67%
     Leases                                          289,250       1.00%          306,203     1.00%            315,389     1.00%
     Terremark Hospitality Recoveries                     0        0.00%               0      0.00%                 0      0.00%
                                                  ----------------------       --------------------         --------------------
TOTAL OPERATING EXPENSES                          11,069,705      38.27%       11,420,982    37.30%         11,706,363    37.12%
                                                  ----------------------       --------------------         --------------------
NET OPERATING INCOME                               7,272,248      25.14%        8,063,378    26.33%          8,362,527    26.51%
                                                  ======================       ======================       ====================

Cash On Cash Return                                     7.65%                        8.49%                        8.80%
Dollar Return Per Typical Unit                        26,159                       29,005                       30,081
Management /  Units Split                                 0                            0                            0

Financial Information
    Total Number of Rooms                                278                          278                          278
    Annual Number of Available Rooms                 101,470                      101,470                      101,470
    Annual Occupied Rooms                             73,058                       75,088                       75,088
    Annual Average Occupancy Percent                   72.00%                       74.00%                       74.00%
    Average Daily Room Rate                       $      273                   $      281                   $      290
    Average Daily Parking Rate                    $    13.11                   $    13.51                   $    13.91
    Room Rate & Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                            7                         8                            9
               Years ending:                             31-Mar-10                 31-Mar-11                   31-Mar-12
                                                     Amount        %            Amount       %             Amount        %
                                                   --------------------       -------------------        --------------------
REVENUE:
     Rooms                                         22,717,591    69.00%       23,399,119   69.00%        24,422,440    69.00%
     Food and beverage total:                       7,243,290    22.00%        7,460,589   22.00%         7,786,865    22.00%
     Telephone                                        658,481     2.00%          678,235    2.00%           707,897     2.00%
     Valet/Parking                                    654,267     1.99%          673,895    1.99%           703,366     1.99%
     Other Income                                   1,650,417     5.01%        1,699,929    5.01%         1,774,273     5.01%
                                                   --------------------       -------------------        --------------------
TOTAL REVENUE                                      32,924,045   100.00%       33,911,767  100.00%        35,394,841   100.00%

DEPARTMENTAL EXPENSES
     Rooms                                          5,111,458    22.50%        5,264,802   22.50%         5,495,049    22.50%
     Food and beverage                              5,577,333    77.00%        5,744,653   77.00%         5,995,886    77.00%
     Telephone                                        363,086    55.14%          373,979   55.14%           390,334    55.14%
     Valet/Parking                                    261,707    40.00%          269,558   40.00%           281,347    40.00%
     Other expenses                                   660,167    40.00%          679,972   40.00%           709,709    40.00%
                                                   --------------------       -------------------        --------------------
TOTAL DEPARTMENTAL EXPENSES                        11,973,751    36.37%       12,332,963   36.37%        12,872,325    36.37%
                                                   --------------------       -------------------        --------------------
GROSS PROFIT (Departmental)
     Rooms                                         17,606,133    77.50%       18,134,317   77.50%        18,927,391    77.50%
     Food & Beverage                                1,665,957    23.00%        1,715,935   23.00%         1,790,979    23.00%
     Telephone                                        295,395    44.86%          304,256   44.86%           317,563    44.86%
     Valet/Parking                                    392,560    60.00%          404,337   60.00%           422,020    60.00%
     Other                                            990,250    60.00%        1,019,957   60.00%         1,064,564    60.00%
                                                   --------------------       -------------------        --------------------
TOTAL GROSS PROFIT                                20,950,294    63.63%       21,578,803   63.63%        22,522,516    63.63%
INCOME BEFORE OPERATING EXPENSES
OPERATING EXPENSES                                 20,950,294    63.63%       21,578,803   63.63%        22,522,516    63.63%
     Administrative and general                     2,963,164     9.00%        3,052,059    9.00%         3,185,536     9.00%
     Sales and marketing                            2,633,924     8.00%        2,712,941    8.00%         2,831,587     8.00%
     Utilities                                      1,692,296     5.14%        1,743,065    5.14%         1,819,295     5.14%
     Repairs & Maintenance                          1,316,962     4.00%        1,356,471    4.00%         1,415,794     4.00%
     Operating Reserve                                250,000     0.76%          250,000    0.74%           250,000     0.71%
     Real EstateTaxes                               2,420,266     7.35%        2,444,469    7.21%         2,468,913     6.98%
     Management Fee                                   298,513     0.91%          307,468    0.91%           316,693     0.89%
     Property insurance                               221,116     0.67%          232,172    0.68%           243,780     0.69%
     Leases                                           329,240     1.00%          339,118    1.00%           353,948     1.00%
     Terremark Hospitality Recoveries                      0      0.00%               0     0.00%                0      0.00%
                                                   --------------------       -------------------        --------------------
TOTAL OPERATING EXPENSES                           12,125,481    36.83%       12,437,762   36.68%        12,885,546    36.41%
                                                   --------------------       -------------------        --------------------
NET OPERATING INCOME                                8,824,814    26.80%        9,141,041   26.96%         9,636,970    27.23%
                                                   ====================       ===================        ====================

Cash On Cash Return                                      9.29%                      9.62%                     10.07%
Dollar Return Per Typical Unit                         31,744                     32,881                     34,418
Management /  Units Split                                  0                          0                      68,485

Financial Information
    Total Number of Rooms                                 278                        278                        278
    Annual Number of Available Rooms                  101,470                    101,470                    101,470
    Annual Occupied Rooms                              76,103                     76,103                     77,117
    Annual Average Occupancy Percent                    75.00%                     75.00%                     76.00%
    Average Daily Room Rate                        $      299                 $      307                 $      317
    Average Daily Parking Rate                     $    14.33                 $    14.76                 $    15.20
    Room Rate & Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                        10
               Years ending:                         31-Mar-13
                                                 Amount        %
                                               -------------------
REVENUE:
     Rooms                                     25,486,102   69.00%
     Food and beverage total:                   8,126,004   22.00%
     Telephone                                    738,728    2.00%
     Valet/Parking                                734,000    1.99%
     Other Income                               1,851,547    5.01%
                                               -------------------
TOTAL REVENUE                                  36,936,380  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                      5,734,373   22.50%
     Food and beverage                          6,257,023   77.00%
     Telephone                                    407,334   55.14%
     Valet/Parking                                293,600   40.00%
     Other expenses                               740,619   40.00%
                                               -------------------
TOTAL DEPARTMENTAL EXPENSES                    13,432,949   36.37%
                                               -------------------
GROSS PROFIT  (Departmental)
     Rooms                                     19,751,729   77.50%
     Food & Beverage                            1,868,981   23.00%
     Telephone                                    331,393   44.86%
     Valet/Parking                                440,400   60.00%
     Other                                      1,110,928   60.00%
                                               -------------------
TOTAL GROSS PROFIT                             23,503,431   63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                             23,503,431   63.63%
     Administrative and general                 3,324,274    9.00%
     Sales and marketing                        2,954,910    8.00%
     Utilities                                  1,898,530    5.14%
     Repairs & Maintenance                      1,477,455    4.00%
     Operating Reserve                            250,000    0.68%
     Real EstateTaxes                           2,493,602    6.75%
     Management Fee                               326,193    0.88%
     Property insurance                           255,969    0.69%
     Leases                                       369,364    1.00%
     Terremark Hospitality Recoveries                  0     0.00%
                                               -------------------
TOTAL OPERATING EXPENSES                       13,350,298   36.14%
                                               -------------------
NET OPERATING INCOME                           10,153,133   27.49%
                                               ===================

Cash On Cash Return                                 10.34%
Dollar Return Per Typical Unit                     35,347
Management /  Units Split                         326,566

Financial Information
    Total Number of Rooms                             278
    Annual Number of Available Rooms              101,470
    Annual Occupied Rooms                          78,132
    Annual Average Occupancy Percent                77.00%
    Average Daily Room Rate                    $      326
    Average Daily Parking Rate                 $    15.66
    Room Rate & Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

FORTUNE HOUSE II
HOTEL PROJECTIONS
$350 ROOM RATE

                                                            1                              2                          3
               Years ending:                            31-Mar-04                      31-Mar-05                   31-Mar-06
                                                   Amount          %               Amount         %            Amount         %
                                                   ---------------------         --------------------        -------------------
REVENUE:
     Rooms                                         $ 23,439,570   70.00%         24,874,356    70.00%        26,374,133   69.00%
     Food and beverage total:                         7,366,722   22.00%          7,462,307    21.00%         8,409,144   22.00%
     Telephone                                          502,277    1.50%            533,022     1.50%           764,468    2.00%
     Valet/Parking                                      562,550    1.68%            511,701     1.44%           542,554    1.42%
     Other Income                                     1,613,982    4.82%          2,153,409     6.06%         2,133,083    5.58%
                                                   ---------------------         --------------------        -------------------
TOTAL REVENUE                                        33,485,100  100.00%         35,534,794   100.00%        38,223,381  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                            5,391,101   23.00%          5,721,102    23.00%         5,934,180   22.50%
     Food and beverage                                5,967,045   81.00%          5,969,845    80.00%         6,643,224   79.00%
     Telephone                                          276,955   55.14%            293,908    55.14%           421,527   55.14%
     Valet/Parking                                      225,020   40.00%            204,680    40.00%           217,021   40.00%
     Other expenses                                     645,593   40.00%            861,363    40.00%           853,233   40.00%
                                                   ---------------------         --------------------        -------------------
TOTAL DEPARTMENTAL EXPENSES                          12,505,714   37.35%         13,050,899    36.73%        14,069,186   36.81%
                                                   ---------------------         --------------------        -------------------
GROSS PROFIT  (Departmental)
     Rooms                                           18,048,469   77.00%         19,153,254    77.00%        20,439,953   77.50%
     Food & Beverage                                  1,399,677   19.00%          1,492,461    20.00%         1,765,920   21.00%
     Telephone                                          225,321   44.86%            239,114    44.86%           342,940   44.86%
     Valet/Parking                                      337,530   60.00%            307,021    60.00%           325,532   60.00%
     Other                                              968,389   60.00%          1,292,045    60.00%         1,279,850   60.00%
                                                   ---------------------         --------------------        -------------------
TOTAL GROSS PROFIT                                   20,979,386   62.65%         22,483,895    63.27%        24,154,196   63.19%

INCOME BEFORE OPERATING  EXPENSES                    20,979,386   62.65%         22,483,895    63.27%        24,154,196   63.19%
OPERATING EXPENSES
     Administrative and general                       3,348,510   10.00%          3,553,479    10.00%         3,440,104    9.00%
     Sales and marketing                              3,348,510   10.00%          3,553,479    10.00%         3,440,104    9.00%
     Utilities                                        1,774,710    5.30%          1,854,916     5.22%         1,987,616    5.20%
     Repairs & Maintenance                            1,004,553    3.00%          1,243,718     3.50%         1,528,935    4.00%
     Operating Reserve                                  250,000    0.75%            250,000     0.70%           250,000    0.65%
     Real EstateTaxes                                 2,280,000    6.81%          2,302,800     6.48%         2,325,828    6.08%
     Management Fee                                     250,000    0.75%            257,500     0.72%           265,225    0.69%
     Property insurance                                 165,000    0.49%            173,250     0.49%           181,913    0.48%
     Leases                                             334,851    1.00%            355,348     1.00%           382,234    1.00%
     Terremark Hospitality Recoveries                        0     0.00%                 0      0.00%                0     0.00%
                                                   ---------------------         --------------------        -------------------
TOTAL OPERATING EXPENSES                             12,756,134   38.09%         13,544,491    38.12%        13,801,959   36.11%
                                                   ---------------------         --------------------        -------------------

NET OPERATING INCOME                                  8,223,252   24.56%          8,939,404    25.16%        10,352,237   27.08%
                                                   =====================         ====================        ===================

Cash On Cash Return                                        8.66%                       9.41%                      10.45%
Dollar Return Per Typical Unit                           29,580                      32,156                      35,705
Management /  Units Split                                    0                           0                      426,118

Financial Information
     Total Number of Rooms                                  278                         278                         278
     Annual Number of Available Rooms                   101,470                     101,470                     101,470
     Annual Occupied Rooms                               66,970                      69,000                      71,029
     Annual Average Occupancy Percent                     66.00%                      68.00%                      70.00%
     Average Daily Room Rate                       $        350                  $      361                  $      371
     Average Daily Parking Rate                    $      12.00                  $    12.36                  $    12.73
     Room Rate and Management Fee increased                3.00% Per Year

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                               4                           5                            6
               Years ending:                                31-Mar-07                   31-Mar-08                    31-Mar-09
                                                       Amount         %            Amount         %             Amount         %
                                                    ----------------------       --------------------         --------------------
REVENUE:
     Rooms                                          27,941,510      69.00%       29,579,193    69.00%         30,466,569    69.00%
     Food and beverage total:                        8,908,887      22.00%        9,431,047    22.00%          9,713,979    22.00%
     Telephone                                         809,899       2.00%          857,368     2.00%            883,089     2.00%
     Valet/Parking                                     574,797       1.42%          608,486     1.42%            626,741     1.42%
     Other Income                                    2,259,849       5.58%        2,392,301     5.58%          2,464,070     5.58%
                                                    ----------------------       --------------------         --------------------
TOTAL REVENUE                                       40,494,942     100.00%       42,868,396   100.00%         44,154,448   100.00%
                                                    ----------------------       --------------------         --------------------
DEPARTMENTAL EXPENSES
     Rooms                                           6,286,840      22.50%        6,655,318    22.50%          6,854,978    22.50%
     Food and beverage                               6,948,932      78.00%        7,261,906    77.00%          7,479,763    77.00%
     Telephone                                         446,578      55.14%          472,753    55.14%            486,935    55.14%
     Valet/Parking                                     229,919      40.00%          243,395    40.00%            250,696    40.00%
     Other expenses                                    903,940      40.00%          956,921    40.00%            985,628    40.00%
                                                    ----------------------       --------------------         --------------------
TOTAL DEPARTMENTAL EXPENSES                         14,816,209      36.59%       15,590,292    36.37%         16,058,001    36.37%

GROSS PROFIT  (Departmental)
     Rooms                                          21,654,670      77.50%       22,923,875    77.50%         23,611,591    77.50%
     Food & Beverage                                 1,959,955      22.00%        2,169,141    23.00%          2,234,215    23.00%
     Telephone                                         363,321      44.86%          384,615    44.86%            396,154    44.86%
     Valet/Parking                                     344,878      60.00%          365,092    60.00%            376,045    60.00%
     Other                                           1,355,910      60.00%        1,435,381    60.00%          1,478,442    60.00%
                                                    ----------------------       --------------------         --------------------
TOTAL GROSS PROFIT                                  25,678,734      63.41%       27,278,103    63.63%         28,096,446    63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                  25,678,734      63.41%       27,278,103    63.63%         28,096,446    63.63%
     Administrative and general                      3,644,545       9.00%        3,858,156     9.00%          3,973,900     9.00%
     Sales and marketing                             3,442,070       8.50%        3,429,472     8.00%          3,532,356     8.00%
     Utilities                                       2,097,638       5.18%        2,212,009     5.16%          2,269,539     5.14%
     Repairs & Maintenance                           1,619,798       4.00%        1,714,736     4.00%          1,766,178     4.00%
     Operating Reserve                                 250,000       0.62%          250,000     0.58%            250,000     0.57%
     Real EstateTaxes                                2,349,086       5.80%        2,372,577     5.53%          2,396,303     5.43%
     Management Fee                                    273,182       0.67%          281,377     0.66%            289,819     0.66%
     Property insurance                                191,008       0.47%          200,559     0.47%            210,586     0.48%
     Leases                                            404,949       1.00%          428,684     1.00%            441,544     1.00%
     Terremark Hospitality Recoveries                       0        0.00%               0      0.00%                 0      0.00%
                                                    ----------------------       --------------------         --------------------
TOTAL OPERATING EXPENSES                            14,272,276      35.24%       14,747,569    34.40%         15,130,225    34.27%
                                                    ----------------------       --------------------         --------------------
NET OPERATING INCOME                                11,406,458      28.17%       12,530,534    29.23%         12,966,221    29.37%
                                                    ======================       ====================         ====================

Cash On Cash Return                                      11.00%                       11.60%                       11.82%
Dollar Return Per Typical Unit                          37,601                       39,623                       40,406
Management /  Units Split                              953,229                    1,515,267                    1,733,111

Financial Information
     Total Number of Rooms
     Annual Number of Available Rooms                      278                          278                          278
     Annual Occupied Rooms                             101,470                      101,470                      101,470
     Annual Average Occupancy Percent                   73,058                       75,088                       75,088
     Average Daily Room Rate                             72.00%                       74.00%                       74.00%
     Average Daily Parking Rate                     $      382                   $      394                   $      406
     Room Rate and Management Fee increased         $    13.11                   $    13.51                   $    13.91

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                           7                          8                          9
               Years ending:                             31-Mar-10                  31-Mar-11                  31-Mar-12
                                                    Amount         %            Amount        %           Amount         %
                                                   --------------------       -------------------        --------------------
REVENUE:
     Rooms                                         31,804,628    69.00%       32,758,767   69.00%        34,191,417    69.00%
     Food and beverage total:                      10,140,606    22.00%       10,444,824   22.00%        10,901,611    22.00%
     Telephone                                        921,873     2.00%          949,529    2.00%           991,056     2.00%
     Valet/Parking                                    654,267     1.42%          673,895    1.42%           703,366     1.42%
     Other Income                                   2,572,290     5.58%        2,649,459    5.58%         2,765,328     5.58%
                                                   --------------------       -------------------        --------------------
TOTAL REVENUE                                      46,093,663   100.00%       47,476,473  100.00%        49,552,778   100.00%

DEPARTMENTAL EXPENSES
     Rooms                                          7,156,041    22.50%        7,370,722   22.50%         7,693,069    22.50%
     Food and beverage                              7,808,267    77.00%        8,042,515   77.00%         8,394,241    77.00%
     Telephone                                        508,321    55.14%          523,571   55.14%           546,468    55.14%
     Valet/Parking                                    261,707    40.00%          269,558   40.00%           281,347    40.00%
     Other expenses                                 1,028,916    40.00%        1,059,783   40.00%         1,106,131    40.00%
                                                   --------------------       -------------------        --------------------
TOTAL DEPARTMENTAL EXPENSES                        16,763,251    36.37%       17,266,149   36.37%        18,021,255    36.37%
                                                   --------------------       -------------------        --------------------
GROSS PROFIT  (Departmental)
     Rooms                                         24,648,586    77.50%       25,388,044   77.50%        26,498,348    77.50%
     Food & Beverage                                2,332,339    23.00%        2,402,310   23.00%         2,507,371    23.00%
     Telephone                                        413,552    44.86%          425,959   44.86%           444,588    44.86%
     Valet/Parking                                    392,560    60.00%          404,337   60.00%           422,020    60.00%
     Other                                          1,543,374    60.00%        1,589,675   60.00%         1,659,197    60.00%
                                                   --------------------       -------------------        --------------------
TOTAL GROSS PROFIT                                 29,330,412    63.63%       30,210,324   63.63%        31,531,523    63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                 29,330,412    63.63%       30,210,324   63.63%        31,531,523    63.63%
     Administrative and general                     4,148,430     9.00%        4,272,883    9.00%         4,459,750     9.00%
     Sales and marketing                            3,687,493     8.00%        3,798,118    8.00%         3,964,222     8.00%
     Utilities                                      2,369,214     5.14%        2,440,291    5.14%         2,547,013     5.14%
     Repairs & Maintenance                          1,843,747     4.00%        1,899,059    4.00%         1,982,111     4.00%
     Operating Reserve                                250,000     0.54%          250,000    0.53%           250,000     0.50%
     Real EstateTaxes                               2,420,266     5.25%        2,444,469    5.15%         2,468,913     4.98%
     Management Fee                                   298,513     0.65%          307,468    0.65%           316,693     0.64%
     Property insurance                               221,116     0.48%          232,172    0.49%           243,780     0.49%
     Leases                                           460,937     1.00%          474,765    1.00%           495,528     1.00%
     Terremark Hospitality Recoveries                      0      0.00%               0     0.00%                0      0.00%
                                                   --------------------       -------------------        --------------------
TOTAL OPERATING EXPENSES                           15,699,715    34.06%       16,119,223   33.95%        16,728,010    33.76%
                                                   --------------------       -------------------        --------------------
NET OPERATING INCOME                               13,630,697    29.57%       14,091,101   29.68%        14,803,513    29.87%
                                                   ====================       ===================        ====================
Cash On Cash Return                                     12.17%                     12.42%                     12.79%
Dollar Return Per Typical Unit                         41,601                     42,429                     43,711
Management /  Units Split                           2,065,349                  2,295,550                  2,651,756

Financial Information
     Total Number of Rooms                                278                        278                        278
     Annual Number of Available Rooms                 101,470                    101,470                    101,470
     Annual Occupied Rooms                             76,103                     76,103                     77,117
     Annual Average Occupancy Percent                   75.00%                     75.00%                     76.00%
     Average Daily Room Rate                       $      418                 $      430                 $      443
     Average Daily Parking Rate                    $    14.33                 $    14.76                 $    15.20
     Room Rate and Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                           10
               Years ending:                            31-Mar-13
                                                   Amount         %
                                                  -------------------
REVENUE:
     Rooms                                        35,680,543   69.00%
     Food and beverage total:                     11,376,405   22.00%
     Telephone                                     1,034,219    2.00%
     Valet/Parking                                   734,000    1.42%
     Other Income                                  2,885,765    5.58%
                                                  -------------------
TOTAL REVENUE                                     51,710,932  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                         8,028,122   22.50%
     Food and beverage                             8,759,832   77.00%
     Telephone                                       570,268   55.14%
     Valet/Parking                                   293,600   40.00%
     Other expenses                                1,154,306   40.00%
                                                  -------------------
TOTAL DEPARTMENTAL EXPENSES                       18,806,128   36.37%

GROSS PROFIT  (Departmental)
     Rooms                                        27,652,421   77.50%
     Food & Beverage                               2,616,573   23.00%
     Telephone                                       463,950   44.86%
     Valet/Parking                                   440,400   60.00%
     Other                                         1,731,459   60.00%
                                                  -------------------
TOTAL GROSS PROFIT                                32,904,803   63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                32,904,803   63.63%
     Administrative and general                    4,653,984    9.00%
     Sales and marketing                           4,136,875    8.00%
     Utilities                                     2,657,942    5.14%
     Repairs & Maintenance                         2,068,437    4.00%
     Operating Reserve                               250,000    0.48%
     Real EstateTaxes                              2,493,602    4.82%
     Management Fee                                  326,193    0.63%
     Property insurance                              255,969    0.50%
     Leases                                          517,109    1.00%
     Terremark Hospitality Recoveries                     0     0.00%
                                                  -------------------
TOTAL OPERATING EXPENSES                          17,360,112   33.57%
                                                  -------------------
NET OPERATING INCOME                              15,544,692   30.06%
                                                  ===================
Cash On Cash Return                                    13.18%
Dollar Return Per Typical Unit                        45,044
Management /  Units Split                          3,022,346

Financial Information
     Total Number of Rooms                               278
     Annual Number of Available Rooms                101,470
     Annual Occupied Rooms                            78,132
     Annual Average Occupancy Percent                  77.00%
     Average Daily Room Rate                      $      457
     Average Daily Parking Rate                   $    15.66
     Room Rate and Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

         Investors should recognize that there can be no assurance that the assumptions will prove correct or that actual results will not differ from the results forecasted. Actual results may vary materially because events and circumstances frequently do not occur as expected. Investors are encouraged to consult with their own advisors with respect to the assumptions upon which the forecasts are based and are encouraged to review the discussion of risk factors regarding the hotel and its operations set forth under the heading "Risk Factors" on page 5.

         The forecasts included below were not prepared or examined by Kaufman Rossin & Co., and they assume no responsibility for them.

                               THE HOTEL OPERATOR

TERREMARK HOSPITALITY SERVICES, INC.

         Terremark Hospitality, a wholly owned subsidiary of Terremark Real Estate Group, whose parent is Terremark Worldwide, Inc., a publicly traded company on the American Stock Exchange which trades under the symbol TWW, will serve as the initial hotel operator pursuant to the Rental Pool Agreement. Based in Florida, Terremark Hospitality provides hotel services and amenities to the owners and guests of the Fortune House hotel program as well as hotels developed and owned by other companies. The Terremark Hospitality management team combines over fifty years of experience in the hospitality industry. The field experience of team members comes from such respected names as Hilton Hotels International, the Continental Companies/Carnival Hotel and Casinos, Interstate Hotels, and Provident Biscayne Resorts/Coastal Hotel Group. Their experience expands into all facets of the hotel industry, such as, airport properties, resort and convention hotels, luxury hotels, and condominium hotels. Additionally, they possess an extensive background in assisting in the design, renovation, and grand opening, of some of these properties. Team members have held top positions at such hotels as the Miami Airport Hilton, Fontainebleau Hilton Resort and Spa, Fort Lauderdale Airport Hilton, Sheraton at Fort Lauderdale Airport, Orlando Airport Marriott, Grand Bay Hotel, Mayfair House Hotel, and the Mutiny Condominium Hotel. See "TERREMARK FORTUNE HOUSE #2, LTD. - - MANAGEMENT."

         Terremark Real Estate Group is a diversified real estate and investment firm with over twenty years experience in the diverse disciplines of real estate, including development, management, sales, leasing and mortgage brokerage, construction, consulting, and hospitality services. Terremark Real Estate Group's scope of services has extended from retail to high-rise office complex to condominiums and condominium hotels, to high technology and manufacturing facilities. In addition, Terremark Real Estate Group has significant expertise in the regulated areas of high-density multi-purpose projects and government assisted housing.

                   MANAGEMENT OF THE HOTEL AND THE RENTAL POOL

         The hotel operator will manage the hotel and the rental pool, and maintain the hotel on behalf of the owners pursuant to the Rental Pool Agreement. The following discussion of all material terms of the Rental Pool Agreement does not purport to be complete and is qualified in its entirety by reference to the Rental Pool Agreement together with all attachments and exhibits to the Rental Pool Agreement, which are set forth in Annex B hereto.

MANAGEMENT OF THE RENTAL POOL

Mandatory Participation in the Rental Pool

         Participation for all unit owners in the rental pool in accordance with the Rental Pool Agreement is mandatory. In addition, any units that have not been sold by us will be placed in the rental pool. Along with any of our affiliates that purchase units, we will be treated the same as any other owner and will receive our share of revenue and bear our share of expenses for the units. A unit will automatically be placed in the rental pool when the unit is not reserved for use by the owner. Each owner appoints the hotel operator as his exclusive agent for management of the rental pool and the bookings of the owner's unit and agrees to honor and be bound by the rental booking of his unit made by the hotel operator in accordance with the Rental Pool Agreement. Units may not be used for any purpose other than as hotel suites in accordance with the Rental Pool Agreement, the Condo Declaration and other condominium documents governing the hotel. The hotel operator has complete discretion to establish unit rental rates including offering the use of units at low promotional rental rates and offering units on a complimentary basis from time to time to guests of the hotel.

         The initial operating period of the rental pool will commence on the date that the hotel is opened by Terremark Hospitality for business as a hotel in Terremark Hospitality's hotel system and will conclude on December 31 of that year. Thereafter, operating periods for the rental pool will run 12 months based on the calendar year.

OWNERS' USE OF UNITS

         An owner is guaranteed to be able to use his unit for a total of 120 days per calendar year, which use shall be further limited to a maximum of 60 days within the period extending between December 15 and April 30 of each year. If an owner reserves the use of his unit for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the owner must reserve the unit for a minimum two night stay. An owner may use his unit no more than four times a year with respect to two or three night stays that commence at or after 2:00 p.m. on a Friday or a Saturday. If an owner reserves the use of his unit by written notice to the hotel operator no less than two months prior to the date the owner intends to use the unit, the owner is guaranteed to be able to use his unit. Additionally, an owner may be permitted to use his unit for a total of up to an additional 14 days if the owner reserves the use of his unit by written notice to the hotel operator no more than 15 days prior to the date the owner intends to use his unit and, at the time the owner gives notice to the hotel operator,
(i) the unit is not subject to a prior reservation for any of the requested time, and (ii) the hotel is less than 80% reserved for any of the requested time. If an owner does not use all of his allotted days in a calendar year, the owner will not be entitled to accumulate the unused days for use in any subsequent year.

         Furthermore, if an owner reserves the use of his unit, but does not actually use the unit at the reserved time, the owner will nonetheless be deemed to have used the unit unless the owner has canceled the reservation with the approval of the hotel operator no less than 30 days prior to the owner's scheduled use or five days if the use is pursuant to the 15 day notice requirement and the unit is made available for rental to the public. So long as an owner is deemed to have used his unit, regardless of whether the owner actually uses the unit and regardless of whether the unit is later rented to hotel guests during that time, the unit will not be deemed to be in the rental pool. However, any revenues generated from the rental of the unit to hotel guests during the time that had been reserved by the unit owner will be for the benefit of other owners whose units are in the rental pool at that time.

         An owner will pay the standard charges established by the hotel operator for, among other amenities, long distance telephone calls, movie rentals, room service and restaurant usage, and the purchase of other goods and services at the hotel. All of the furniture, fixtures and equipment located in and around the hotel, excluding any items located in a unit, will be owned collectively by the owners. Any furniture, fixtures and equipment located within a unit will be owned by the owner of the unit but cannot be removed or changed except as set forth in the Rental Pool Agreement.

ALLOCATION OF REVENUE AND EXPENSES

         The Rental Pool Agreement describes the manner in which income from unit rentals is divided among the owners. For each day that a unit is in the rental pool, the owner of that unit will be entitled to share in the gross revenue from the operation of the hotel, regardless of whether the owner's unit generated rental income on that particular date. "Gross revenue" consists of all revenue of any kind derived directly or indirectly from the operation of the hotel and specifically includes (i) revenue from the use and enjoyment of the hotel by guests and owners such as, for example, room revenue, revenue generated by the conference center, and any use of the recreational facilities, housekeeping charges, revenue from movie rentals, mini-bar and telephone usage, and (ii) parking revenue, proceeds from business interruption insurance, revenue from other hotel amenities, such as vending machines, and fees from concessionaires operating at the hotel. Gross revenue does not include most taxes, capital gains, condemnation awards, rebates or discounts, proceeds from most types of insurance and gratuities paid to hotel employees. An owner's allocable share of the gross revenue will be determined based on the percentage interest of the unit. The percentage interest of a unit will be determined according to the following formula as provided in the Condo Declaration:

                             Seller's initial value of a unit as determined
  Percentage interest                 by Terremark Fortune House
  of a unit            =     ----------------------------------------------
                                      $95,000,000

         An owner's allocable share of gross revenue for a day in which the owner's unit is in the rental pool will be determined according to the following formula:

   Gross revenues from                Percentage interest of a unit
   the operation of the      X        ------------------------------------------
   hotel                              total percentage interests of all units in
                                      the rental pool on that day

         An owner's allocable share of all hotel expenses and other costs attributable to the owners under the Rental Pool Agreement will be determined according to the following formula:

   Total hotel expenses
   and other costs           X        Percentage interest of a unit


         An owner will be responsible for his allocable share of the costs attributable to the owners for each day that the hotel is operating, regardless of whether the owner's unit is in the rental pool on any particular day. The owners bear all of the costs and expenses of operating, maintaining and repairing the hotel, the hotel grounds and the contents of the hotel. These costs include, for example:

o Repair and maintenance of hotel buildings, grounds, furniture, fixtures and equipment located at the hotel

o Purchasing all supplies including food, beverages, linens, and cleaning products necessary for the operation of the hotel

o Costs associated with hiring, firing and compensating employees necessary to staff the hotel

o        Fees paid to the hotel operator

o        Utilities and insurance

o Marketing and promotion expenses, reservation fees and travel agent commissions

DIRECT EXPENSES OF OWNERS

         Each owner will be personally responsible for the payment of all taxes applicable to the owner arising out of the ownership of a unit, amounts owed under any financing of the unit, and all assessments made by the Condo Association. The amount of property taxes to be paid by each owner will be determined annually by the Broward County Assessor's Office. Property taxes will be assessed against each owner as of the date the unit is purchased by the owner. Our estimate of taxes is based on application of 1999 tax rates to the property and is set forth in the forecasts on F-1. The amounts for the first year approximate $8,000. The actual tax may differ from the projected amount when actually assessed. Subsequent transfers of one or more units may cause further reassessments of one or more units and tax increases. Property taxes may increase for all owners even in years in which no reassessment from any sale or transfer occurs.

         The assessments payable by an owner to the Condo Association and the method of billing and collecting are more fully described in the section entitled Summary of Declaration and Related Documents. The amount of each annual assessment initially is based upon the annual projected operating budget prepared by the hotel operator. If any estimated budget understates net cash flow, the Condo Association may amend the budget and increase the annual assessments against all units, based upon each unit's allocable share. The estimated Condo Association budget for the first operational year for the hotel, after taking into account hotel revenue and expenses, is $50,000, which is intended to cover fees for professional services and administrative expenses incurred by the Condo Association. Each unit will be assessed its share of these budgeted amounts based on the percentage interest for the unit, which amounts range from $189 to $227 per year. The assessments for future years will depend upon hotel revenues and expenses for those years.

         If a unit owner fails to pay property taxes, the taxing authorities may place a tax lien on the delinquent owner's unit and foreclose the tax lien if the delinquent tax is not paid prior to the tax sale. If a unit owner fails to pay any financing of the unit, the lender may elect to pursue collection of the debt against the delinquent owner with or without foreclosing any mortgage lien against the delinquent owner's unit given to secure the financing. If a unit owner fails to pay its assessments to the Condo Association, the Condo Association may elect to pursue collection of the delinquent assessment with or without foreclosing the assessment lien which the Condo Association has against the delinquent owner's unit.

RENTAL POOL REPORTS

         For each calendar month, the hotel operator will prepare detailed statements of operations that describe, among other things, the gross revenue from the hotel, hotel operating expenses, capital expenditures, reserves, and the amount of cash flow, if any, distributable to an owner for that month. A summary of these statements of operations will be mailed to each owner no later than the 20th day following the end of each calendar month. In addition, the hotel operator will provide each owner with a monthly statement for the previous month that describes how many days in that month the unit was occupied and how many days the unit was in the rental pool. The hotel operator will also prepare and mail to each owner within 75 days after the end of an operating year statements of operations for the entire operating year and individual statements relative to each owner's unit. The individual statements will serve as the basis for reporting to the IRS and other appropriate taxing authorities.

DISTRIBUTIONS FROM RENTAL POOL

         The amount distributable to an owner will be computed each month by subtracting the following amounts from the owner's share of gross revenue from hotel operations:

o        The owner's share of hotel operating expenses

o The owner's share of amounts necessary to fund or replenish operating and capital expenditure reserves, make capital lease payments and pay the hotel operator's incentive fee

o The owner's share of capital expenditures exceeding amounts paid out of the appropriate reserve

o        Any assessment payable by the owner pursuant to the Condo Declaration

o Expenses associated with an owner's personal use of the hotel (for example, the cleaning charge)

o Bed taxes and other similar taxes imposed or collected in connection with the use of the hotel by the hotel patrons

o        Withholding taxes, if applicable

o Any other amounts payable by the owner to the hotel operator pursuant to the Rental Pool Agreement

         The deductions from gross revenue resulting in distributable cash flow representing expenses, fees and reserves plus association expenses and real property taxes payable directly by owners are set forth on page F-1 for the hotel as a whole.

         The amount distributable to an owner, if any, will be sent to the owner with the monthly financial summary. Alternatively, the hotel operator may prepare a reasonable estimate of the amount distributable to the owners on an annual basis and distribute to the owners the estimated amount, less an amount (not to exceed 20%) established by the hotel operator for seasonal working capital requirements, in twelve equal monthly installments. If the hotel operator elects to distribute an estimated amount, at the end of the operating year the hotel operator will calculate the actual amount distributable to each owner and pay to each owner the balance of the amount, if any, distributable for that operating year. This last payment will be sent 75 days after the end of the operating year with the annual financial statements.

RESERVES

         An operating cash reserve in the amount of $250,000 will be established when the hotel commences operations. Upon the closing of the purchase of a unit, the unit owner will be required to contribute to the operating cash reserve an amount equal to the percentage interest of the unit being purchased multiplied by $250,000 (see Annex C), which amounts range from $946 to $1,186. This reserve will be available to the hotel operator for working capital in connection with the operation of the hotel commencing in the second year of operations.

SHORTFALLS

         If at any time the funds derived from the operations of the hotel, including the established reserves, are not sufficient to pay when due all expenses incurred in connection with the operation of the hotel, capital expenditures and other amounts for which the owners are liable that may occur from time to time as a result of, among other causes, seasonal fluctuations in the use of the hotel by owners and other patrons, the hotel operator shall pay such shortfall out of its own funds. The hotel operators obligation to pay for any shortfalls will only apply while Terremark Hospitality is operating the hotel.

MANAGEMENT AND MAINTENANCE OF THE HOTEL

         The hotel operator will perform, on an exclusive basis, all duties and obligations within the scope of the management, maintenance, and marketing of the hotel, including the restaurant and conference facilities. The hotel operator will, among other things:

o Use all reasonable efforts to maintain and operate the hotel as a full-service hotel

o Market and sell the rental use of the units and other facilities of the hotel

o Furnish bookkeeping, inventory control, reservations, marketing and advertising services

o Direct, in consultation with the board of directors, litigation in respect of the hotel

o        Supervise the use of the hotel by guests and owners

o Hire, train, terminate and perform other managerial functions with respect to the staff necessary to the operation of the hotel

o Obtain for itself or on behalf of the owners all insurance, licenses and permits necessary to the operation of the hotel.

         The hotel operator may make, at the owners' expense, but subject to the then current approved operating plan and budget and other limitations, reasonable changes to the hotel.

         The hotel operator will prepare, on or before December 1 of each year, an annual operating plan and budget for the operation of the hotel during the following operating year. The annual operating plan and budget will be sent to all owners of units but the owners will not have the right to approve or disapprove the annual operating plans and budget.

         The hotel operator will obtain and maintain, as an operating expense of the hotel, public liability, fire and casualty, business interruption, workmen's compensation and other insurance reasonably necessary to the operation of the hotel, naming the owners, the hotel operator and the Condo Association as insureds.

         Under the Rental Pool Agreement, the hotel operator may, in its discretion, assign all or a portion of its rights and obligations under the Rental Pool Agreement to an affiliate of the hotel operator or any successor in interest to the hotel operator.

FEES PAID TO HOTEL OPERATOR.

         As a compensation for its services provided under the Rental Pool Agreement, the hotel operator will be paid various fees. The hotel operator's fees will be paid out of the gross revenue of the hotel. The hotel operator will receive a base fee of $250,000 per year for the twelve month period following the opening of the hotel. The base fee will be payable in monthly installments. In addition, the hotel operator will be paid an incentive fee based on a tiered scale if the hotel operator achieves set performance standards in respect of the operations of the hotel based on net hotel return. Net hotel return is computed as follows:

                                         ----
                                        | expenses of the operation of the hotel
                                        |                +
                                        | amount contributed to reserve for
Net hotel return = gross revenue minus  | replacement of furniture, fixtures and
                                        | equipment and capital improvements
                                        |                +
                                        | real property taxes
                                         ----

         Depending upon the performance of the hotel, the incentive fee payable to the hotel operator may range from 0% of net hotel return (if net hotel return is less than $250,000) to 2.5% of the amount by which net hotel return exceeds $1 million in the first full operating year. The incentive fee is equal to 1% of gross revenue if for any operating year during the term, the net hotel return is greater than $250,000 but less than $1 million, and 2.5% of gross revenues in excess of $1 million if for any operating year during the term the net hotel return exceeds $1 million.

         If the term of the Rental Pool Agreement is renewed the incentive fee will be computed in the same manner as in year ten.

         The hotel operator will also receive reimbursement for marketing and reservations system costs incurred in connection with the operation of the hotel. In addition, the hotel operator will be entitled to be reimbursed for costs incurred by the hotel operator in connection with special promotional programs, training materials, travel by head office personnel and others on matters directly involving the hotel, and other similar expenses.

TERMINATION OF HOTEL OPERATOR.

         The appointment of the hotel operator under the Rental Pool Agreement will run continuously from the date that the hotel is opened by the hotel operator for business, as a hotel in the hotel operator's hotel system, until the tenth anniversary of the opening, unless earlier terminated. The appointment of the hotel operator will be automatically renewed for four additional terms of ten years each, provided the following conditions have been satisfied:

o The hotel operator has not defaulted under the Rental Pool Agreement in accordance with Section 14.1

o The hotel operator has not elected to terminate its own appointment in accordance with Section 14.3 of the Rental Pool Agreement

o The appointment of the hotel operator has been extended for all prior periods

         The hotel operator may terminate its appointment under the Rental Pool Agreement at any time and for any reason upon 60 days' prior notice to the board of directors of the Condo Association. The appointment of the hotel operator under the Rental Pool Agreement may be terminated in accordance with Section
14.2 of the agreement.

         If the appointment of the hotel operator is terminated, the hotel operator will be paid the amount of its fees that have accrued or been earned up to the date of termination. Fees that are computed on an annual or other periodic basis will be amortized and prorated based on the date of termination. In addition, upon termination the hotel operator, or its affiliates, will convey Unit C-3 (as defined in the Condo Declaration) to the Condo Association in accordance with the terms of the Condo Declaration and any shortfalls experienced thereafter from the operation of the hotel shall be the responsibility of the owners in accordance with the owner's allocable share of the shortfall as determined by multiplying the total amount of the shortfall by the owners percentage interest of a unit. The formula for determining the percentage interest of a unit is described in the section entitled "Allocation of Revenues and Expenses."

         To the extent that we, or any of our affiliates, own units, with respect to any vote of the owners to terminate the hotel operator, the hotel operator for itself and on behalf of its affiliates irrevocably appoints the president of the Condo Association as its proxy for the limited purpose of casting the hotel operator's and its affiliates votes as abstentions on such matters. Furthermore, for purpose of determining whether the required number of units have voted to terminate the hotel operator, votes recorded as abstentions shall not be counted toward a quorum or as having been entitled to vote on these matters.

REMOVAL OF THE HOTEL OPERATOR'S BRAND

         Pursuant to the Condo Declaration, which constitutes a recorded restriction on the hotel and each unit, all of the units must, at all times, be subject to the Rental Pool Agreement. Unless the Rental Pool Agreement is amended to remove this requirement, any existing unit will automatically be subject to the Rental Pool Agreement. Should the hotel operator cease to manage and operate the hotel at any time and the hotel would no longer be operated as part of Terremark Hospitality, the name of the hotel would be changed to remove references to Fortune House, and alternate reservation and marketing services would have to be arranged by the board of directors.

SALE OF A UNIT BY AN OWNER

         There are a number of conditions that must be satisfied in connection with the sale of a unit by an owner. Prior to entering into an agreement for the sale of a unit, the selling owner must provide the proposed purchaser with a copy of the Rental Pool Agreement and must notify the proposed purchaser of any proposed bookings of the unit by the selling owner. In addition, the purchaser must, as a condition of the purchase, ratify the Rental Pool Agreement, appoint the hotel operator as its exclusive agent for the management and rental of the hotel and the unit, and expressly assume the obligations of an owner pursuant to a form acceptable to the hotel operator. The Rental Pool Agreement does not terminate upon the death or the attempted withdrawal of an owner or upon the sale or transfer of a unit by an owner.

                  SUMMARY OF DECLARATION AND RELATED DOCUMENTS

         The Condo Declaration, the Articles of Incorporation and the Bylaws of the Condo Association impose a number of covenants, conditions, and restrictions on the units and unit owners. See Exhibits 10.1, 10.2, and 10.3.

THE ASSOCIATION.

         The Condo Association will be formed as a Florida not for profit corporation to perform various functions pertaining to the running of the Condo Association. The Condo Declaration, which has been established by Terremark Fortune House #2, Ltd. as declarant, is recorded against title to the property. An owner of a unit automatically becomes a member of the Condo Association. Membership in the Condo Association may not be transferred or retained separately from any unit.

         The Condo Association will supervise and perform any and all necessary maintenance, repair or replacement of any common element or of any portion of a unit which is maintained by the Condo Association pursuant to the Condo Declaration or as necessary to prevent damage to the common elements or to a unit or units. The hotel operator under the Rental Pool Agreement is responsible for the maintenance, management, repair and administration of the hotel, including the units and all of the furniture, fixtures, equipment and other items located around the hotel pursuant to the terms of the Rental Pool Agreement. The Condo Association may receive the preliminary annual operating plan and budget prepared by the hotel operator; however, the Condo Association will have no rights to approve or reject the operating plan and budget submitted by the hotel operator. If the hotel operator defaults in its obligations under the Rental Pool Agreement or if the Rental Pool Agreement terminates and is not concurrently replaced with a new hotel operator and a new Rental Pool Agreement, the Condo Association shall be responsible for managing and operating the hotel.

         The Condo Association will levy annual assessments against each unit based on its estimate of the cost to operate the Condo Association and perform its obligations under the Condo Declaration. The assessment against each unit shall consist of the total estimated common expenses set forth in the budget adopted by the board of directors of the Condo Association multiplied by the allocable share attributable to each unit. If the board of directors determines during any fiscal year that available Condo Association funds are or will become inadequate to meet common expenses of the Condo Association for any reason, the board of directors may increase and reallocate common expense assessments for that fiscal year. Initially, and for the foreseeable future, the common expenses of the Condo Association are expected to only cover the cost of an errors and omissions insurance policy for the board of directors and annual corporate filing fees levied by the State of Florida in connection with keeping the Condo Association in good standing.

         In addition to common expense assessments, the Condo Association may levy special assessments for the purposes of defraying the cost of any construction, repair or replacement of capital improvements to Condo Association property and/or common elements.

         If any common expenses are caused by the negligence or other misconduct of any particular owner, the Condo Association shall assess that common expense exclusively against the owner, to the extent not covered by insurance.

         Assessments shall either be payable in whole or in installments, as established by the board of directors. The Condo Association is responsible for enforcement and collection of the assessments. Delinquent assessments shall accrue interest and may be subject to other late fees. The Condo Association has the right to enforce all other rights and remedies to collect assessments, including but not limited to foreclosing any assessment lien against a defaulting owner's unit.

Voting Rights.

         All voting rights are vested exclusively in the members of the Condo Association. We, as the declarant have the right to appoint all of the members of the board of directors until unit owners other than us own 15% or more of the units. The board members and officers are not required to be owners. When unit owners other than us own 15% or more of the units, the unit owners other than us shall be entitled to elect not less than one-third (1/3) of the members of the board of directors. Unit owners other than us are entitled to elect a majority of the members of the board of directors whenever any of the following conditions occur:

o Three years after 50% of the units that will be operated ultimately by the Condo Association have been conveyed to purchasers

o Three months after 90% of the units that will be operated ultimately by the Condo Association have been conveyed to the purchasers

o When all of the units that will be operated ultimately by the Condo Association have been completed, some of them have been conveyed to purchasers, and none of the others are being offered for sale by us in the ordinary course of business

o When some of the units have been conveyed to purchasers, and none of the others are being constructed or offered for sale by us in the ordinary course of business

o seven (7) years after recordation of the Declaration of Condominium in the public records.

The Condo Declaration provides that within ninety days after unit owners other than us elect a majority of the members of the board of directors, we shall relinquish control of the Condo Association. After termination of the period of Condo Declaration control, each member will be entitled to cast one vote for each unit owned by the member in all meetings of the members of the Condo Association. Only a single vote may be cast for each unit, regardless of how title is held.

         The Condo Declaration may only be amended or modified by an affirmative vote of not less than 66-2/3% of the residential unit owners, except in cases involving our exercise of development rights, reconstruction or repair after fire or other casualty, occupancy restrictions for the property, relocation of common elements or boundaries between units, subdivision of units, or termination of the condominium. In addition, the approval of 51% of the holders of first priority mortgage liens with respect to the units is required in connection with certain acts of the Condo Association.

Meetings.

         The Condo Association is required to hold annual meetings. Special meetings of the Condo Association may be called by the President or may be called by a majority of the board of directors of the Condo Association, and must be called by the President or Secretary upon the written request from a majority of the members of the Condo Association. All Condo Association meetings will be held pursuant to the posting and mailing of notice to the members not less than fourteen days nor more than sixty days prior to the date of the meeting. Members of the Condo Association, in person or by proxy, entitled to cast in excess of 33-1/3% of the total authorized votes of members will constitute a quorum. If a quorum is not present at any meeting, the members who are present at the meeting, either in person or by proxy, may adjourn the meeting until a quorum is present, provided notice of the newly scheduled meeting is given in the manner required for giving notice of a meeting.

Board of Directors; Officers.

         Unless the Condo Declaration and other condominium documents or applicable law require a vote of the members, approvals or actions to be given by the Condo Association will be valid if given or taken by the board of directors. The board of directors will consist of not less than three nor more than five directors, who, except during the period of our control, must be members of the Condo Association. Following the period of our control, directors will be elected for staggered year terms. Except with respect to the directors we appoint, any director may be removed with or without cause by a majority of the votes of all the voting interests at a special meeting of the members of the Condo Association.

         The board of directors is responsible for the control and management of the Condo Association and the disposition of its funds and properties. The responsibilities of the board of directors include, but are not limited to:

o        Maintaining bank accounts on behalf of the Condo Association

o Enforcing by legal means the provisions of the Condo Declaration and other condominium documents

o Preparing and adopting an annual budget for the Condo Association prior to the commencement of each fiscal year

o Exercising for the Condo Association all powers, duties, and authority vested in or delegated to the Condo Association and not reserved to the membership by other provisions of the Condo Declaration or other condominium documents

o Supervising all officers, agents and employees of the Condo Association and seeing that their duties are properly performed

o Levying, collecting, and enforcing the payment of assessments in accordance with the provisions of the Condo Declaration

o Causing to be procured and maintained adequate insurance as required by the Condo Declaration; and engaging providers of professional services including attorneys, accountants and property managers, to render services to the Condo Association

         Officers of the Condo Association will include a president, vice-president, secretary, and treasurer to be elected by the board of directors. The board of directors from time to time shall elect other officers and designate their powers and duties as the board of directors shall deem necessary or appropriate to manage the affairs of the Condo Association.

USE RESTRICTIONS

         Restrictions on the use of the residential units appear in the Condo Declaration and other documents. The use restrictions include, but are not limited to, the following:

o The units must be used only for commercial rental/ transient purposes by the hotel operator. They shall be used by the public for tourist, visitor and transient accommodations

o A unit owner may not individually lease his residential until or directly or indirectly charge rent or any form of consideration for the use of the owner's unit except in accordance with the terms and conditions of the Rental Pool Agreement

o The use of the units is subject to the requirements of the Condo Declaration, the Rental Pool Agreement, the Articles of Incorporation, Bylaws and the other condominium documents

o The Residential unit owners are permitted to make use of the common elements in accordance with the terms and conditions of the Condo Declaration and the Rental Pool Agreement

o An owner may use his unit for up to a maximum of 120 days per year, which use shall be subject to additional restrictions contained in the Rental Pool Agreement

o No animals are allowed in the units or in other areas of the hotel except for physical impairment assistive animals to the extent that they are required by persons at the hotel

o No owner may remove, replace, substitute, alter, repair or add to any part of the hotel (including the owner's unit) or any of the furniture, fixture or equipment located in and around the hotel (including in any unit) without the prior written approval of the hotel operator and, if required, architects and engineers

DEVELOPMENT RIGHTS

         During the period of our control, we retain development rights that enable us to do, among other things, the following:

o        Create units, easements or common elements

o Subdivide units, convert units into common elements, or convert common elements into units

o Amend the Condo Declaration to correct errors or to comply with applicable law provided that the amendment does not adversely affect the rights of any owner and to comply with the rules and requirements of applicable governmental and quasi-governmental agencies.

INSURANCE

         The Condo Association shall use its best efforts to maintain insurance coverage, which covers property damage, public liability, fire, flood and other hazard insurance coverage with respect to the common elements and Condo Association property. The amount of the insurance will be based on the full replacement cost. In addition, the Condo Association shall use its best efforts to obtain insurance against loss or liability due to property damage, personal injury or death of persons while located at the hotel, and which policy will have limits required by the board of directors, but in no event less than a combined single liability limit of $1,000,000.00 per occurrence. The Condo Association will also use its best efforts to maintain worker's compensation insurance to the extent necessary to meet applicable legal requirements, and director's and officer's liability insurance in those amounts as may be determined by the board of directors. The Condo Association may maintain other insurance affording additional coverage with any applicable limits as the board of directors may determine. All insurance policies shall name the Condo Association, individually, and as agent for the owners of units covered by the policy, without naming them, and as agent for their mortgagees, without naming them, as insured.

         The Condo Association shall obtain and maintain adequate fidelity bonding on all persons who control or disburse funds of the Condo Association in an amount not less than the minimum sum required by the statute.

         Each owner shall obtain and maintain at all times, individual casualty and general liability policies insuring the property lying within the boundaries of their unit and for their personal liability arising in the use of their own unit and other areas of the common elements for which they have exclusive use.

ENFORCEMENT OF DECLARATION

         The Condo Association will do all things necessary to enforce each owner's obligations under the Condo Declaration, including, without limitation, with respect to non-payment of assessments, the filing and foreclosure of liens, and the bringing of an action at law against the owner personally. All unpaid assessments will constitute a lien on a unit superior to all other liens except for tax and special assessment liens and unpaid sums under a first mortgage.

                        TERREMARK FORTUNE HOUSE #2, LTD.

MANAGEMENT

         Terremark Fortune House #2, Ltd., a Florida limited partnership, is comprised of Terremark Fortune House # 2, Inc., a Florida corporation, which its general partner, and Terremark Real Estate Group, Inc. (formerly known as Terremark Group, Inc.), a Florida corporation, which is its limited partner. Both Terremark Fortune House #2, Ltd. and Terremark Real Estate Group, Inc. are subsidiaries of Terremark Worldwide, Inc., a Delaware corporation which is publicly traded on the American Stock Exchange under the symbol "TWW." The management of Terremark Fortune House #2, Ltd. is made up of the following:

                     Terremark Fortune House # 2, Inc.          Terremark Real Estate Group, Inc.
                     (General Partner)                          (Limited Partner)
                     ---------------------------------------    ----------------------------------------
Michael L. Katz      President and Director                     President and Director

Brian K. Goodkind    Executive Vice President, Secretary and    Executive Vice President, Secretary
                     Director                                   and  Director

William J. Biondi    Vice President and Director                Vice President and Director

Edward P. Jacobsen   Vice President and Director                Vice President and Director

Irving A. Padron     Vice President, Treasurer and Director     Vice President, Treasurer and Director

Robert I. Finvarb    Vice President                             Vice President

Michael L. Katz, President and Chief Operating Officer - Terremark Real Estate Group, Inc.; President - Terremark Development, Inc.

         Mr. Katz has served as president and COO of Terremark Real Estate Group, Inc. with primary responsibility for supervising all operations of Terremark Real Estate Group, Inc. and all its subsidiaries since the merger of KB Commercial Real Estate Group in 1998. Mr. Katz co-founded KB Commercial and served as its Chairman from 1987 to 1997. KB Commercial provided a full range of real estate services, primarily focused on asset management, and all of its disciplines for its institutional clients. From 1976 to 1987, Mr. Katz served as President and CEO of Modular Development Corp., which provided development and general contracting services through its affiliate BEC Construction, for its own account and that of its clients. Mr. Katz has been a member of The Florida Bar since 1974.

Brian K. Goodkind, Executive Vice President and Chief Operating Officer - Terremark Worldwide, Inc.

         Mr. Goodkind has served as Vice-Chairman and Executive Vice President of Terremark Worldwide, Inc. since 1998. In this capacity, Mr. Goodkind oversees the operations, office management, risk management, development of systems, human resources, and legal matters for Terremark Worldwide. Mr. Goodkind has been a member of The Florida Bar since 1982, and was in private practice from 1982 to 1998, specializing in commercial litigation, employment law, international transactions, and real estate. His experience includes over 11 years as one of two founding partners of a seventy-attorney full-service law firm, for which he served as managing partner for over five years. Among Mr. Goodkind's clients in private practice were several U.S. based publicly traded companies, trading companies with operations throughout Latin America, and South Florida based real estate development companies, including Terremark Worldwide.

William J. Biondi, President - Terremark Management Services, Inc., Terremark Realty, Inc., and Terremark Financial Services, Inc.

         Mr. Biondi joined the senior management of Terremark Group upon the merger of KB Commercial Real Estate Group in 1998. With over 25 years of commercial real estate experience in the South Florida marketplace, Bill Biondi adds in-depth market and product knowledge, experience and know-how to the team. This experience includes positions as President, CEO and Co-founder of Clark-Biondi Company from 1975 to 1985, President and CEO of Grubb & Ellis of Florida from 1985 to 1987, and President and CEO of KB Commercial Real Estate Group from 1987 to 1998. Having earned the prestigious CCIM and CPM designations, Mr. Biondi has a solid background in all aspects of office building development, rehab, sales, leasing and day-to-day portfolio management.

         As President of Terremark Management Services, Inc., Terremark Realty, Inc., and Terremark Financial Services, Inc., which are all subsidiaries of Terremark Worldwide, Inc., Mr. Biondi oversees the management, brokerage, and leasing activities of these three divisions, as well as business generation. Today, Terremark Management successfully manages approximately one and a half million square feet of commercial office space, while Terremark

Realty's commercial sales & leasing division handles third party transactions for foreign and domestic, institutional and entrepreneurial clients worldwide.

Edward P. Jacobsen, President - Terremark Construction Services, Inc.

         Mr. Jacobsen joined Terremark Worldwide, Inc. in 1991 to help establish offices and manage post-war construction projects in Kuwait and Saudi Arabia. In 1993, he returned to Terremark Worldwide's corporate headquarters in Miami to assume managerial responsibility of all development, construction, and property management operations. Mr. Jacobsen currently serves as President of Terremark Construction Services, Inc., a subsidiary of Terremark Worldwide, where he administers all construction operations for the company. This role includes research and analysis of potential development opportunities, as well as feasibility, construction, and budget analysis. Mr. Jacobsen holds licenses as a professional engineer, general contractor, and real estate salesperson in the State of Florida.

Irving A. Padron, Jr., CPA, Senior Vice President, Chief Financial Officer - Terremark Worldwide, Inc.

         Mr. Padron joined Terremark Worldwide in 1997 after having held the position of Manager with KPMG Peat Marwick's financial service practice in Miami, focusing on the development of that firm's real estate practice. Mr. Padron was with KPMG Peat Marwick from 1992 to 1997. As Senior Vice President and Chief Financial Officer, Mr. Padron is responsible for the financial operations of Terremark Group and its subsidiaries. His specific duties include supervision over the accounting, financial reporting, and tax functions, as well as budgeting, financial planning and forecasting, cash management, and financial analysis. Mr. Padron also participates as a member of senior management in corporate strategic planning, as well as the targeting and due diligence of potential investments.

Robert I. Finvarb, Vice President and General Counsel - Terremark Real Estate Group, Inc.

         Mr. Finvarb has served as Vice President and General Counsel of Terremark Real Estate Group since January 1, 2000. His responsibilities include overseeing all of the legal matters of Terremark Group and all of the subsidiaries. Mr. Finvarb has been a member of the Florida Bar since 1993 and was in private practice from 1993 to 1998, specializing in complex real estate and corporate transactions. From 1998 to 2000, Mr. Finvarb served as Vice President and General Counsel for Williams Island Associates, a leading luxury residential condominium developer in Aventura, Florida. Mr. Finvarb received a B.S. in Accounting from the University of Florida and a J.D. from Georgetown University Law Center.

DEVELOPMENT OF THE HOTEL.

         Terremark Fortune House #2, Ltd. formed on November 17, 1999, has been formed solely to design, develop, finance, construct and market the hotel. Terremark Fortune House #2, Ltd. will finance the construction of the hotel through third-party construction financing. The total estimated acquisition, construction, development, marketing costs, financing costs (including a return on internally generated funds), and overhead costs in connection with the project are estimated to be $70,000,000. Actual costs may vary depending on final design, control of the construction costs, the length of time to construct and market the project and unforseen factors such as labor and material shortages. Management of Terremark Fortune House #2, Ltd. includes members of management of Terremark Fortune House # 2, Inc., which is its general partner and Terremark Real Estate Group, Inc., which is its limited partner.

PRIOR DEVELOPMENTS OF TERREMARK WORLDWIDE, INC.

         Terremark Worldwide has created various local and international projects including CocoWalk, a 143,000 square foot specialty retail center and winner of the Urban Land Institute Project of the Year, Terremark Centre, a 300,000 square foot Class "A" office building, and Fortune House - Miami, a 296-unit condo-hotel. Its extensive experience in the South Florida market includes the development of Grove Hill, an 80-unit luxury residential condominium and Banco Santander Center, winner of the 1992 BOMA Building of the Year/Modernized Building. Current

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

developments include the 278-unit Fortune House-Fort Lauderdale Beach condo-hotel, as well as the 1.5 million square foot Four Seasons Hotel & Tower and Brickell Village, which will include nearly 3 million square feet of retail and entertainment, residential and office space. Terremark Worldwide also currently manages over 2 million square feet of prime commercial and residential real estate in South Florida.

                                    CONFLICTS

         Terremark Fortune House #2, Ltd. and Terremark Hospitality are affiliated parties and have not engaged in arms- length negotiations when arriving at the terms under which Terremark Hospitality will provide services to the hotel. We are confident, however, that the terms arrived at are fair and reasonable for the related services which will be provided by them.

                         DETERMINATION OF PURCHASE PRICE

         The initial purchase price of the units has been determined by us solely on the basis of our subjective evaluation of marketing considerations. No independent valuations have been obtained for purposes of determining the value of the units. We may increase or decrease the purchase price in response to market conditions and demand based on configuration, view or location within the hotel. Adjustments could be applied in different amounts to the same type of units based on location and may not be uniformly applied to all units of the same type. The price of a unit cannot be changed once a purchase contract has been executed for the unit. There can be no assurance that units can be resold at or in excess of the purchase price. No organized market for the trading of units is expected to develop as a result of this offering. Units may be offered for resale personally or through securities broker-dealers.

                                 USE OF PROCEEDS

         Assuming that all of the units offered hereby are sold, the gross proceeds from the sale of the units will be approximately $95,000,000 exclusive of offering expenses (estimated at $100,580, and sales commissions of $6,712,500). All of the net proceeds of this offering will be paid to Terremark Fortune House #2, Ltd. except for amounts paid in addition to the purchase price for closing costs that are payable to third parties. None of the net proceeds representing the purchase price of the units will be available to fund operations of the hotel. The total revenue less the total estimated costs of $70,000,000 represent Terremark Fortune House #2, Ltd.'s pre-tax profit and are available to pay management fees to its parent and distributions to partners and income taxes. Terremark Fortune House #2, Ltd. will deliver the units free and clear of any and all liens.

                              PLAN OF DISTRIBUTION

         The units are being offered on a best efforts basis by Southeastern Securities Inc, a broker-dealer affiliated with Terremark Fortune House as principal distributor. The minimum subscription is one unit. Broker-dealers including the principal distributor will receive a commission of up to 5% of the sales price of a unit for each unit sold. The principal distributor will also receive a fee of 1% of the total purchase price of the units for acting as principal distributor and for expenses incurred in connection with coordinating sales efforts and performing wholesaling activities.

         The closing on the sale of units will not occur until the hotel is completed and ready for operation. No minimum number of units must be sold before Terremark Fortune House can close on the units. Subsequent closings will occur upon the sale of each unit. The offering will terminate upon the earlier of the sale of all the units in the offering or two years from the effective date of this prospectus.

         Retirement plans and individual retirement accounts may not purchase the units. No sales will be made to discretionary accounts without prior written approval of the prospective investor.

         Terremark Fortune House and each broker-dealer participating in the offering have agreed to indemnify each other against material liabilities including liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934, and any and all applicable Florida securities laws.

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

                                 HOW TO PURCHASE

         To purchase a unit, a prospective owner must execute a purchase contract in the form appearing in Annex D and agree to be bound to its terms and the terms of the Rental Pool Agreement, the Condo Declaration and Condo Association Bylaws. All purchasers are subject to the review, approval and acceptance by Terremark Fortune House, whose decision shall be final. Upon executing a purchase contract, a down payment must be paid of at least 10% of the purchase price of the unit acquired. Checks must be made payable to Broad & Cassel, as escrow agent for Terremark Fortune House. Upon completion of the hotel, the owner will be required to pay Terremark Fortune House the balance of the purchase price and closing costs and to contribute an amount equal to the percentage interest of the unit being purchased multiplied by $250,000 to the operating cash reserve of the hotel. (See Annex A for exact amounts.) Upon payment of the balance of the purchase price, the title company will record a deed to the owner from Terremark Fortune House and disburse the purchase proceeds to Terremark Fortune House, net of all closing costs. The title company will also record the lien securing any loan that an owner may obtain to finance the unit. The hotel, including all units, must be completed within two (2) years of the date of the first purchase contract is executed, except for the first 99 contracts signed, which can be completed more than two (2) years following execution of the first 99 contracts.

         Funds deposited as down payments will be held by Broad & Cassel, as escrow agent, for the benefit of purchasers until the initial closing. In the event the hotel is not completed as a result of the default of Terremark Fortune House, all funds held in escrow, including interest, if any, will be refunded. Amounts held in escrow are non-refundable if the purchaser breaches the purchase contract. Upon completion of the hotel, funds will be released from escrow to the title company to facilitate the closing of the units.

         In addition to setting forth the purchase price of a unit and terms of payment, the purchase contract grants each a prospective owner, provided that owner is not one of the first 99 people to sign a contract, certain rights and remedies if the hotel is not completed within twenty four months following the date the prospective owner executes the purchase contract.

         Purchasers may procure financing from any available source and will be required to qualify for financing based on the requirements of the particular lender. All financing costs in excess of the closing costs paid by the seller as set forth above will be the obligation of individual purchasers who elect to finance the purchase of a unit. If a prospective owner is rejected for a loan, the prospective owner must otherwise proceed to close and shall not have any right to cancel the contract.

                 MATERIAL FEDERAL AND STATE INCOME TAX ASPECTS

         Set forth below is a summary of the material federal income tax considerations related to the offering, but does not address all tax considerations that may apply to a particular owner. This summary of the tax aspects is based on the Internal Revenue Code of 1986, on existing Treasury Department Regulations, and on administrative rulings and judicial decisions interpreting the Internal Revenue Code. Legislative amendments, administrative changes and judicial decisions could modify or change completely the statements expressed below about the federal income tax consequences of the purchase of a unit and participation in the rental pool. Additionally, the interpretation of existing law and regulations described here may be challenged by the IRS during an audit of the rental pool's information return or an owner's individual return. Moreover, a successful challenge of the rental pool's information return would likely result in an adjustment to an owner's individual return.

         The following summary of tax aspects generally assumes that the investor is an individual and is a United States citizen or resident. The following discussion is only a summary and is limited to those areas of federal income tax law that we consider likely to be most important to individual investors owning interests in rental pools. Although the hotel will furnish the owners with the information regarding the hotel as is required for income tax purposes, each owner will be responsible for preparing and filing his or her own tax returns. Accordingly, prospective investors are urged to consult, and must depend upon, their tax advisors regarding their individual circumstances, especially if the prospective investor is not an individual, and the federal, state, local and other tax consequences arising out of their participation as owners.

         Unless otherwise noted, the discussion in this section represents the opinion of Adorno & Zeder, P.A., Miami, Florida, which is counsel for Terremark Fortune House. Adorno & Zeder's opinions expressed in the following discussion are only opinions that the tax law results described are more likely than not to be the tax law results that should occur, subject to any conditions stated in the particular section of this discussion that states any tax law conclusions. Although Adorno & Zeder's opinions represent its best judgment as of the date of this prospectus and are based on legal authorities published, and available in Miami, Florida, as of that date, those opinions do not bind the IRS or in any way constitute an assurance that the IRS will agree with the federal income tax consequences described. Further, no rulings have been requested from the IRS with respect to the matters discussed in this section and we do not intend to obtain any rulings.

ENTITY CLASSIFICATION OF RENTAL POOL AND TAXATION OF OWNERSHIP OF UNITS.

         Under Section 301.7701-2 of the Regulations, an arrangement is classified as an organization if there are (1) associates, and (2) an objective to carry on business for joint profit. Pursuant to the provisions of the Rental Pool Agreement, the hotel operator will rent the unit of each owner on behalf of the owner. Profits from the rental of units will be shared proportionately by the owners of the units. Adorno & Zeder believes that the sum of the relationships created by the Rental Pool Agreement causes the owners to be associates. Furthermore, Adorno & Zeder believes that there is a common profit motive between the owners because net profits are shared proportionately by the owners. Therefore, although each owner will be the legal owner of a separate unit, because of provisions in the Rental Pool Agreement relating to the sharing of income and expenses of the property, the owners likely will be treated as participants in an association taxable as either a partnership or a corporation for federal income tax purposes.

         If, consistent with tax counsel's opinion, an association is created by the sum of the contractual relationships between the owners of the units, the federal income tax consequences to the owner of a unit will depend upon the association's classification for federal income tax purposes. If the association is classified as a partnership for federal income tax purposes and is not a "publicly traded partnership," it will not be subject to any federal income tax. Instead, an owner will be subject to tax on his or her allocable share of the partnership's income and gain, and may be entitled to claim his or her allocable share of the partnership's losses. However, deduction of an owner's allocable share of loss from a partnership is subject to many important limitations, some of which are discussed below. A detailed explanation of these limitations is beyond the scope of this general discussion. Prospective owners should consult, and must depend on, their own tax advisor's advice concerning detailed application of partnership tax rules to their specific tax situations.

         If the arrangement created by the Rental Pool Agreement is classified as an association taxable as a corporation or as a "publicly traded partnership," owners will be treated as shareholders of a corporation, and (1) the taxable income of the organization will be subject to the federal income tax imposed on corporations, (2) items of income, gain, loss and deduction will not flow through to the owners to be accounted for on their individual federal income tax returns, and (3) distributions, if any, will be treated as corporate distributions to owners, some or all of which may be taxable as dividends.

PARTNERSHIP ANTI-ABUSE RULE

         Regulation Sec. 1.701-2, gives the IRS broad authority to disregard a partnership in whole or in part, to refuse to treat a partner as a partner, to adjust a partnership's methods of accounting, or to alter or disregard partnership allocations in the case of a partnership which the IRS determines to have been formed or availed of with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner which, even though in compliance with the literal language of the Internal Revenue Code or regulations, the IRS determines to be "inconsistent with the intent of subchapter K" of the Internal Revenue Code. While Adorno & Zeder does not believe that the anti-abuse rule has any application to the rental pool and its operations as presently contemplated, the IRS is given very broad power under the regulation. Tax advisors can only speculate as to how such power might be used and how it may be applied to future facts. Accordingly, Adorno & Zeder has not given an opinion on this matter.

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

CLASSIFICATION AS A PARTNERSHIP.

         In Adorno & Zeder's opinion, the rental pool and the arrangements for sharing of rental income and payment of related rental pool expenses more likely than not will be treated as an association taxable as a partnership for federal income tax purposes. Moreover, the rental pool will elect to be taxed as a partnership pursuant to Treasury Regulations referred to as "check-the-box" regulations. These regulations generally permit an entity to choose its classification for federal income tax purposes. A partnership incurs no federal income tax liability. Instead, each partner is required to take into account an allocable share of the partnership's net income or loss and an allocable share of specially characterized items (e.g., capital gains and losses) in computing his income tax liability. Distributions by a partnership to a partner generally are not taxable unless the distributions exceed the partner's adjusted basis in his partner interest.

         Owners in the rental pool for any year will be required to report on their own federal income tax return their share of partnership income allocated to them under the Rental Pool Agreement. The rental pool will file an annual partnership information return, and each owner will be provided with the information required for the preparation of the owner's respective federal income tax return.

         The discussion that follows is based upon the assumption that the owners will be treated for tax purposes as the owners of their unit and their undivided share of the hotel common areas and that the rental pool will be classified as a partnership and not as a corporation for federal income tax purposes. Owners will be considered partners who have contributed the use of a unit, not its ownership, to the rental pool, so that each participating owner will report separately items of expense or deduction relating to the ownership of a unit, including interest and depreciation subject to the limitations described below.

TAX CONSEQUENCES OF RENTAL POOL TO OWNERS.

Rental Pools.

         No federal income tax is paid by a partnership as an entity. Instead, each partner is required to report on his income tax return his distributive share of a partnership's income, gain, loss, deduction or credit (and items of tax preference), regardless of whether any actual distribution is made to that partner during his taxable year. Consequently, a partner's share of the partnership's taxable income may exceed the cash, if any, actually distributed to that partner. Conversely, actual (or constructive) distributions of money from a partnership will be taxable only to the extent that the distributions exceed the adjusted basis of the partner's interest in the partnership, regardless of whether the partnership has current income. The characterization of an item of income or loss generally will be the same for the partners as it is for the partnership.

         The rental pool's items of income, gain, loss, deduction or credit will be allocated proportionately between the owners. Each owner will be required to report his allocable share of rental pool income on his individual return. In addition, to the extent Terremark Hospitality contributes cash to the rental pool to ensure a break even cash flow after an implied debt service for the first year of operations, that cash will be treated as income by the rental pool and each owner will be required to report his allocable share of the income on his individual return. This income is treated the same for tax purposes as though the hotel had received revenue from the rental of hotel suites.

         The extent to which an owner may deduct his or her distributive share of the rental pool's expenses will depend upon:

o Whether the rental activity engaged in is with the intent of making a profit (Section 183)

o        whether the unit constitutes a "dwelling unit" (Section 280A)

o        whether the rental activity is a "passive activity" (Section 469)

o        whether the taxpayer is "at risk" with respect to the activity (Section
         465)

o        the limitations on interest deductions.

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

Additional provisions of the Internal Revenue Code may also limit a specific taxpayer's deductions. Moreover, to the extent that an owner's share of rental pool losses exceeds the basis of his unit, these excess losses cannot be utilized in that year by that owner for any purpose, but are allowed as a deduction (subject to the limitations described above) when that owner's adjusted basis for his units at the end of any year exceeds zero (before reduction by the suspended loss).

Section 183.

         Section 183 of the Internal Revenue Code provides that, in the case of an activity engaged in by an individual or an S corporation, deductions attributable to the activity will be limited to the gross income generated by the activity if the activity is not engaged in for profit. Losses disallowed under Section 183 are not merely suspended but are permanently denied. The Regulations under Section 183 provide a three-tier system of permitted deductions up to a maximum of the gross income from the activity. The Regulations also provide rules for allocation of expenses to the specific tiers.

         Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or combination of factors is determinative. The Regulations list nine factors that will generally be considered, but caution that other factors may also be relevant. Because the presence or absence of a profit objective is in part a factual issue which depends upon the individual circumstances of each owner, it is impossible to presently predict, and impossible for Adorno & Zeder to opine, with accuracy whether a particular owner will be able to establish that he or she has a profit objective.

         Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carry forwards) is realized in three out of five consecutive years. To allow the presumption to work, an owner is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he first purchased his unit and engaged in rental activity. An owner should make an election as prescribed in the Regulations to preserve the ability to take advantage of this presumption and the delay in determining its application. An owner should note that we make no assurances or representations concerning whether an owner can expect a profit from the rental pool within four years, however, we believe that the rental pool will more likely than not be considered an activity engaged in for profit.

Section 280A.

         The Section 280A home business expense disallowance rule applies to any "dwelling unit" used by the taxpayer as a residence. Taxpayers include individuals, partnerships, trusts, estates, and S corporations. Section 280A does not apply to a regular corporation, except in its capacity as a member of a partnership or S corporation or as a beneficiary of a trust or estate. A dwelling unit includes a house, apartment, condominium, mobile home, boat or other similar property that provides basic living accommodations. The Regulations provide an objective standard for determining whether a taxpayer's use of a dwelling unit causes it to be considered a residence. The Internal Revenue Code and Regulations impose a gross income limitation upon deductions for any owner whose unit is used by the owner for personal use for a number of days during a taxable year which exceeds the greater of (i) 14 days, or (ii) 10% of the number of days during the year for which the unit is rented for fair value. Personal use includes use by the taxpayer, use by the taxpayer's family, use by an individual pursuant to a reciprocal arrangement that permits the taxpayer use of another unit, days on which the unit is rented for less than fair rental, use by other owners in a time sharing arrangement or use by the taxpayer of other units in a rental pool, and use of the unit as a result of a charitable donation by the taxpayer. If an owner's use exceeds the greater of
(i) 14 days or (ii) 10% of the number of days during the year for which the unit is rented for fair value, the Section 280A gross income limitation will apply and an owner's use of the available deductions from the rental pool will be limited to the owner's share of rental pool income.

         Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Section 280A applies. The expense allocation formula permits deduction of the fraction of expenses associated with the property, other than those expenses that are otherwise deductible even if a property is used for personal use such as mortgage interest and real estate taxes, of which the numerator is the days the property is actually used for business and the denominator of which is the total of the days the property is actually used (either for business or personal use). With respect to time sharing arrangements, all owners usage is aggregated in determining the numerator and denominator of the fraction. This allocation formula applies if a property is used for personal use for even one day. If a unit is a dwelling unit, it is possible that units held by other owners could be aggregated with the unit held by a particular owner, with the result that even an owner that never used a unit for personal purposes could, nevertheless, have otherwise deductible expenses reduced pursuant to Section 280A. Because a unit will more likely than not be considered a dwelling unit, it is Adorno & Zeder's opinion that the expense allocation fraction will apply to the rental of the unit. Based upon the expense allocation requirement, an owner will be able to deduct expenses (other than mortgage interest and real estate taxes) and depreciation attributable to the rental pool only to the extent allocable to business use and then only to the extent that the income from the rental pool exceeds the portion of real estate taxes and mortgage interest allocable to business use.

Income and Losses from Passive Activities.

         The Internal Revenue Code characterizes a number of activities as producing either passive or portfolio income and loss. Deductions of passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, closely held corporations, may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive income, not wages or portfolio income (such as dividends, interest, annuities and royalties).

         In general, a passive activity, is one which: is a trade or business activity in which the taxpayer does not materially participate, or is a rental activity. In the opinion of Adorno & Zeder, it is very unlikely that an owner will be treated as materially participating in the rental pool because, under the terms of the Rental Pool Agreement, sole authority for the management and operation of the hotel resides in the hotel operator.

         Investments in rental activities generally produce passive income and loss. Rental activities are treated as passive without regard to whether they involve the conduct of trade or business or whether the taxpayer materially participates. The Regulations provide that where the actual or prospective customer's payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease. There are several exceptions provided by the Regulations to treatment as a rental activity, however, Adorno & Zeder does not believe that any of the exceptions apply to the rental pool. Therefore, it is Adorno & Zeder's opinion that income from the rental pool will be passive income.

         To the extent that an owner has passive losses from other activities, he should be able to offset those passive losses against his allocable share of the rental pool's income and profits. Losses and credits disallowed by the passive activity rules are suspended and may be carried forward and treated as losses and credits from passive activities in each successive taxable year until offset by income from passive activities or allowed against other income as a result of the complete disposition of the taxpayer's interest in that activity. When a taxpayer's entire interest in an activity is disposed of in a taxable transaction (other than to a related party), any remaining suspended loss incurred in connection with that specific activity is allowed in full, first against income or gain from the activity during the year of disposition, second against net income or gain from all other passive activities, and thereafter against income from all sources, including active income. A disposition can occur through a partner's disposition of his entire partnership interest.

Application of At-Risk Limitations.

         Generally, Internal Revenue Code section 465 limits losses that a taxpayer can claim in real estate and other enumerated activities to the amount that the taxpayer has at risk with respect to the activities. Losses that are disallowed in any year because of the at-risk limitations are carried over to succeeding years and can be used in those years to the extent that the partner's at-risk amount has increased. A taxpayer is considered at risk in any activity with respect to:

o The net amount of money and the adjusted basis of property contributed by the taxpayer to the activity

o any amount with respect to the activity if the taxpayer is considered personally liable for the repayment of that amount

o the taxpayer's proportionate share of any amount borrowed with respect to the activity if the lender is an institutional lender and the loan is secured by real property used in the activity.

A taxpayer is not considered to be at risk to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements or similar agreements. A taxpayer's at-risk amount is increased by profits earned in the activity and decreased by losses occurring in the activity. In determining the amount of loss, if any, disallowed under Section 465, Sections 183 and 280A are applied prior to the application of Section 465, and Section 469 is applied after any limitation under Section 465 is determined.

Limitation on Interest Deductions.

         The deductibility of any interest expense incurred by an owner in purchasing a unit may be limited by the Code. Generally, investment interest may be deducted to the extent of a taxpayer's net investment income. Investment interest expense does not include any interest expense which is taken into account in determining the income or loss from a passive activity, but does include interest on indebtedness incurred or continued to purchase or carry property held for investment, a partnership's interest expense attributable to portfolio income under the passive loss rules, and the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity to the extent attributable to portfolio income (within the meaning of the passive loss rules). Net investment income includes gross income from property held for investment, gain attributable to the disposition of property held for investment, and amounts treated as gross portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income. Investment interest deductions which are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in these years.

         In addition, interest expense associated with the purchase and finance of a unit may qualify as qualified residence interest if an owner's personal use of a unit exceeds 14 days in any year, the unit is treated as the owner's second residence, and the loan is secured by the unit.

         Owners who intend to finance the purchase of their units with borrowed funds should consult their own tax advisors before borrowing the funds and should maintain careful records of any debt they incur to carry or acquire their units, because the interest on the debt may be investment interest to the extent the rental pool does not engage in a passive activity or to the extent of any portfolio income received from the rental pool.

Depreciation/Amortization.

         Each owner of a unit used for rental purposes will separately determine the applicable allowance for depreciation with respect to the unit and any tangible personal property associated with the unit for any year, subject to the limitations described above. Section 179 of the Internal Revenue Code allows a taxpayer (other than trusts, estates and non-corporate lessors) to expense depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election are made are allowed for the tax year in which the Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Section 179.

         Depreciation deductions available to an owner may not exceed the taxable income allocation to an owner from the rental pool. Therefore, an owner should be prepared to pay tax on all or a portion of the income allocated to the owner from the rental pool. Each owner should consult with his tax advisor to determine the availability of depreciation deductions based upon unit ownership.

Sale of a Unit.

         If a unit is held solely for business purposes for more than one year by an owner who is not a dealer with respect to the unit, gain or loss realized on the sale of the unit generally will be considered gain or loss from the sale of a

Section 1231 asset and will be so taken into account in computing the taxpayer's net Section 1231 gain or loss for the taxable year. A net Section 1231 gain generally is treated as a long-term capital gain, while a net Section 1231 loss is treated as an ordinary loss. If any gain on the sale of a unit represents recapture of depreciation of personal property, that portion of the gain will be taxable as ordinary income.

         No loss will be allowed in connection with the sale of a unit held for personal use. Any gain realized on the sale of a unit held for personal use will be a long-term or a short-term capital gain, depending upon whether the unit was held for more than one year. If a unit is held partly for personal use and partly for business use, an apportionment of the gain or loss will be required and each portion will be reported in accordance with the principles stated above.

         To the extent that distributions from the rental pool represent a return of capital, rather than a distribution of operating proceeds, these distributions will reduce an owner's basis in his unit. Upon a subsequent sale of the unit, the owner could therefore recognize a greater taxable gain based upon the reduced basis.

         In the event of an owner's sale or other transfer of a unit, the distributive share of rental pool income, gain, loss, deduction or credit for the entire year allocable to the unit generally will be allocated between the transferor and the transferee, based upon the period of time during the taxable year that each owned the unit, notwithstanding the timing or amounts of any rental pool distributions.

ADMINISTRATIVE AND COMPLIANCE MATTERS.

Audit Risk.

         The IRS has adopted a policy of auditing, selectively, a large number of partnership information returns. In view of the IRS's audit programs, the rental pool's information return may be selected for audit. If the IRS audits and adjusts the rental pool's information return, it is likely that the IRS will make corresponding adjustments to the owners' income tax returns. It is also more likely that the owners' returns also will be audited. It is not expected that the rental pool will make cash distributions to owners to assist them in paying a tax liability resulting therefrom.

Resolution of Disputes Involving Rental Pool Items.

         The rental pool will be treated as a separate entity for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the Tax Matters Partner for these purposes. The board of directors will be responsible for selecting the Tax Matters Partner for the rental pool.

         The Tax Matters Partner is entitled to make a number of elections on behalf of the rental pool and owners and can extend the statute of limitations for assessment of tax deficiencies against owners with respect to rental pool items. The Tax Matters Partner may bind to a settlement with the IRS any owners with less than a one percent profit interest in the rental pool unless the owners elect by filing a statement with the Secretary of the Treasury not to give the authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the owners are bound) of a final rental pool administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, the review may be sought by any owners having in the aggregate at least a 5 % profits interest. Only one action for judicial review will go forward, however, and owners with an interest in the outcome may participate.

         The owners generally will be required to treat rental pool items on their personal federal income tax returns consistent with the treatment of the items on the rental pool's information return. In general, this consistency requirement is waived if an owner files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the owner's treatment of the item with his treatment on the rental pool's information return. Even if the consistency requirement is waived, adjustments to an owner's tax liability with respect to rental pool items may result from an audit of the rental pool's or the owner's tax return. Intentional or negligent disregard of the consistency requirement may subject an owner to substantial penalties.

POSSIBLE CHANGES IN FEDERAL TAX LAWS.

         The Internal Revenue Code is subject to change by Congress, and interpretations of the Internal Revenue Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Regulations and by the IRS through its audit policy, announcements, and published and private rulings. Any changes may be retroactive. Accordingly, the ultimate effect on an owner's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be. Although significant changes historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in the rental pool would be limited to prospective effect.

INVESTMENT BY FOREIGN PERSONS.

         The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign investors are complex, and no attempt has been made herein to discuss these rules. Potential investors that are foreign persons should consult with their tax advisors to fully determine the impact on them of U.S. federal, state and local income tax laws.

         It should be noted, however, that there is imposed a withholding requirement on dispositions of a U.S. real property interest which includes U.S. real estate and interests in entities, such as partnerships, holding U.S. real estate. Therefore, disposition of the property or disposition of a unit will give rise to a withholding requirement.

CORPORATE INVESTORS.

         Section 183 does not apply to corporate owners. Section 280A does not apply to corporations that are not electing S corporations. Section 469 applies only to some closely held C corporations and personal service corporations. However, deduction of expenses associated with the acquisition and ownership of a unit by a corporation may be disallowed or restricted under other Internal Revenue Code sections. Corporations that purchase units should consult their own tax advisor regarding the application of Section 274 of the Internal Revenue Code, which prohibits the deduction of a number of expenses incurred with respect to facilities used for entertainment, amusement or recreation. There are numerous issues involved in corporate ownership, and corporations should obtain tax advice from their own counsel before purchasing a unit.

STATE AND LOCAL TAXES.

         The rental pool's activities will be carried on within the state of Florida and the rental pool will be considered to be domiciled in the state of Florida. Florida's income tax law applies to C corporations and does not apply to partnerships or to individuals.

         Owners who are not Florida residents may be subject to taxation by their state of residence as well as Florida with respect to income derived from the rental pool. Depending upon applicable state and local laws, Florida nonresidents may find that some deductions that are available to the owners for federal income tax purposes may not be available for state or local income tax purposes. Furthermore, the tax treatment of particular items under other state or local income tax laws may vary materially from federal income tax treatment. In addition, owners may be subject to income, gift, estate or inheritance taxes in the state or locality of their residence or domicile, as well as in the state of Florida. Prospective owners are urged to consult their tax advisors concerning those matters.

                                 LEGAL MATTERS

         Adorno & Zeder, P.A., Miami, Florida, has passed on tax matters as described under "Material Federal and State Income Tax Aspects." Prospective owners should not consider Adorno & Zeder to be their legal counsel with respect to this offering or any other related matter and are strongly encouraged to seek the advice of qualified and independent legal counsel with respect to entering any of the agreements or contracts contemplated by this offering and any other related matters, including the tax implications of the purchase of a unit.

                                     EXPERTS

         The balance sheet of Terremark Fortune House dated as of March 15, 2000 appearing in this prospectus and registration statement has been audited by Kaufman Rossin & Co. CPA's, independent auditors, as described in their report appearing on page FS-1, and is included in reliance upon the report given upon the authority of the firm as experts in accounting and auditing. The forecasts included in this prospectus were not prepared or examined by Kaufman Rossin & Co., and they assume no responsibility for them.

                                      OTHER

         The table set forth on page 14 setting forth the historical performance of the competitive hotel supply for 1995 through 1999 has been obtained for Terremark Fortune House by the Greater Fort Lauderdale Convention and Visitors Bureau. The Greater Fort Lauderdale Convention and Visitors Bureau has expressed no opinion on the information presented and has neither provided any analysis with respect thereto nor conducted any audit or other procedure to independently verify the information. The conclusions contained in this prospectus regarding the information presented are those of Terremark Fortune House. The Greater Fort Lauderdale Convention and Visitors Bureau is not affiliated with Terremark Fortune House or associated in any way with this offering.

                   SUMMARY OF PROMOTIONAL AND SALES MATERIALS

         Sales materials may be used in connection with this offering only when accompanied or preceded by the delivery of this prospectus. Sales materials may include a booklet, slides, films, video, disk fact sheets, articles, publications, and brochures describing the offering, Terremark Fortune House #2, Ltd. and the hotel. The offering is made only by means of the Prospectus.

                             ADDITIONAL INFORMATION

         Terremark Fortune House #2, Ltd. has filed with the Commission a registration statement under the Securities Act with respect to the units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to the units offered by this prospectus, reference is made to the registration statement, including the exhibits thereto. The registration statement, together with exhibits thereto, may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, without charge and copies of the materials contained therein may be obtained at prescribed rates from the Commission's public reference facilities in Washington, D.C. The Commission also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http:// www.sec.gov.

                                    FORECASTS

FORTUNE HOUSE II
HOTEL PROJECTIONS
$250 ROOM RATE

                                                             1                           2                           3
               Years ending:                            31-Mar-04                    31-Mar-05                    31-Mar-06
                                                   Amount          %            Amount         %            Amount         %
                                                 ---------------------        ---------------------        -------------------
REVENUE:
     Rooms                                          $16,742,550   70.00%         17,767,397    70.00%        18,838,667   69.00%
     Food and beverage total:                         5,261,944   22.00%          5,330,219    21.00%         6,006,531   22.00%
     Telephone                                          358,769    1.50%            380,730     1.50%           546,048    2.00%
     Valet/Parking                                      562,550    2.35%            511,701     2.02%           542,554    1.99%
     Other Income                                       992,116    4.15%          1,391,949     5.48%         1,368,615    5.01%
                                                   ---------------------        ---------------------        -------------------
TOTAL REVENUE                                        23,917,929  100.00%         25,381,996   100.00%        27,302,415  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                            3,850,787   23.00%          4,086,501    23.00%         4,238,700   22.50%
     Food and beverage                                4,262,175   81.00%          4,264,175    80.00%         4,745,160   79.00%
     Telephone                                          197,825   55.14%            209,934    55.14%           301,091   55.14%
     Valet/Parking                                      225,020   40.00%            204,680    40.00%           217,021   40.00%
     Other expenses                                     396,846   40.00%            556,779    40.00%           547,446   40.00%
                                                   ---------------------        ---------------------        -------------------
TOTAL DEPARTMENTAL EXPENSES                           8,932,653   37.35%          9,322,071    36.73%        10,049,418   36.81%
                                                   ---------------------        ---------------------        -------------------

GROSS PROFIT  (Departmental)
     Rooms                                           12,891,764   77.00%         13,680,896    77.00%        14,599,967   77.50%
     Food & Beverage                                    999,769   19.00%          1,066,044    20.00%         1,261,372   21.00%
     Telephone                                          160,944   44.86%            170,795    44.86%           244,957   44.86%
     Valet/Parking                                      337,530   60.00%            307,021    60.00%           325,532   60.00%
     Other                                              595,269   60.00%            835,169    60.00%           821,169   60.00%
                                                   ---------------------        ---------------------        -------------------
TOTAL GROSS PROFIT                                   14,985,276   62.65%         16,059,925    63.27%        17,252,997   63.19%

INCOME BEFORE OPERATING  EXPENSES                    14,985,276   62.65%         16,059,925    63.27%        17,252,997   63.19%
OPERATING EXPENSES
     Administrative and general                       2,391,793   10.00%          2,538,200    10.00%         2,457,217    9.00%
     Sales and marketing                              2,391,793   10.00%          2,538,200    10.00%         2,457,217    9.00%
     Utilities                                        1,267,650    5.30%          1,324,940     5.22%         1,419,726    5.20%
     Repairs & Maintenance                              717,538    3.00%            888,370     3.50%         1,092,097    4.00%
     Operating Reserve                                  250,000    1.05%            250,000     0.98%           250,000    0.92%
     Real EstateTaxes                                 2,280,000    9.53%          2,302,800     9.07%         2,325,828    8.52%
     Management Fee                                     250,000    1.05%            257,500     1.01%           265,225    0.97%
     Property insurance                                 165,000    0.69%            173,250     0.68%           181,913    0.67%
     Leases                                             239,179    1.00%            253,820     1.00%           273,024    1.00%
     Terremark Hospitality Recoveries                        0     0.00%                 0      0.00%                0     0.00%
                                                   ---------------------        ---------------------        -------------------
TOTAL OPERATING EXPENSES                              9,952,953   41.61%         10,527,079    41.47%        10,722,247   39.27%
                                                   ---------------------        ---------------------        -------------------
NET OPERATING INCOME                                  5,032,323   21.04%          5,532,846    21.80%         6,530,750   23.92%
                                                   =====================        =====================        ===================

Cash On Cash Return                                 5.30%                        5.82%                        6.87%
Dollar Return Per Typical Unit                      18,102                       19,902                      23,492
Management /  Units Split                             0                            0                            0

Financial Information
    Total Number of Rooms                                  278                         278                         278
    Annual Number of Available Rooms                   101,470                     101,470                     101,470
    Annual Occupied Rooms                               66,970                      69,000                      71,029
    Annual Average Occupancy Percent                    66.00%                      68.00%                      70.00%
    Average Daily Room Rate                               $250                        $258                        $265
    Average Daily Parking Rate                          $12.00                      $12.36                      $12.73
    Room Rate & Management Fee increased                 3.00% Per Year

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                            4                          5                            6
               Years ending:                            31-Mar-07                   31-Mar-08                    31-Mar-09
                                                    Amount          %            Amount        %             Amount         %
                                                  ----------------------       --------------------         --------------------
REVENUE:
     Rooms                                        19,958,222      69.00%       21,127,995    69.00%         21,761,835    69.00%
     Food and beverage total:                      6,363,491      22.00%        6,736,462    22.00%          6,938,556    22.00%
     Telephone                                       578,499       2.00%          612,406     2.00%            630,778     2.00%
     Valet/Parking                                   574,797       1.99%          608,486     1.99%            626,741     1.99%
     Other Income                                  1,449,950       5.01%        1,534,934     5.01%          1,580,982     5.01%
                                                  ----------------------       --------------------         --------------------
TOTAL REVENUE                                     28,924,959     100.00%       30,620,283   100.00%         31,538,891   100.00%

DEPARTMENTAL EXPENSES
     Rooms                                         4,490,600      22.50%        4,753,799    22.50%          4,896,413    22.50%
     Food and beverage                             4,963,523      78.00%        5,187,076    77.00%          5,342,688    77.00%
     Telephone                                       318,984      55.14%          337,680    55.14%            347,811    55.14%
     Valet/Parking                                   229,919      40.00%          243,395    40.00%            250,696    40.00%
     Other expenses                                  579,980      40.00%          613,973    40.00%            632,393    40.00%
                                                  ----------------------       --------------------         --------------------
TOTAL DEPARTMENTAL EXPENSES                       10,583,006      36.59%       11,135,923    36.37%         11,470,001    36.37%
                                                  ----------------------       --------------------         --------------------
GROSS PROFIT  (Departmental)
     Rooms                                        15,467,622      77.50%       16,374,196    77.50%         16,865,422    77.50%
     Food & Beverage                               1,399,968      22.00%        1,549,386    23.00%          1,595,868    23.00%
     Telephone                                       259,515      44.86%          274,725    44.86%            282,967    44.86%
     Valet/Parking                                   344,878      60.00%          365,092    60.00%            376,045    60.00%
     Other                                           869,970      60.00%          920,960    60.00%            948,589    60.00%
                                                  ----------------------       --------------------         --------------------
TOTAL GROSS PROFIT                                18,341,953      63.41%       19,484,360    63.63%         20,068,890    63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                18,341,953      63.41%       19,484,360    63.63%         20,068,890    63.63%
     Administrative and general                    2,603,246       9.00%        2,755,825     9.00%          2,838,500     9.00%
     Sales and marketing                           2,458,621       8.50%        2,449,623     8.00%          2,523,111     8.00%
     Utilities                                     1,498,313       5.18%        1,580,007     5.16%          1,621,099     5.14%
     Repairs & Maintenance                         1,156,998       4.00%        1,224,811     4.00%          1,261,556     4.00%
     Operating Reserve                               250,000       0.86%          250,000     0.82%            250,000     0.79%
     Real EstateTaxes                              2,349,086       8.12%        2,372,577     7.75%          2,396,303     7.60%
     Management Fee                                  273,182       0.94%          281,377     0.92%            289,819     0.92%
     Property insurance                              191,008       0.66%          200,559     0.65%            210,586     0.67%
     Leases                                          289,250       1.00%          306,203     1.00%            315,389     1.00%
     Terremark Hospitality Recoveries                     0        0.00%               0      0.00%                 0      0.00%
                                                  ----------------------       --------------------         --------------------
TOTAL OPERATING EXPENSES                          11,069,705      38.27%       11,420,982    37.30%         11,706,363    37.12%
                                                  ----------------------       --------------------         --------------------
NET OPERATING INCOME                               7,272,248      25.14%        8,063,378    26.33%          8,362,527    26.51%
                                                  ======================       ======================       ====================

Cash On Cash Return                                     7.65%                        8.49%                        8.80%
Dollar Return Per Typical Unit                        26,159                       29,005                       30,081
Management /  Units Split                                 0                            0                            0

Financial Information
    Total Number of Rooms                                278                          278                          278
    Annual Number of Available Rooms                 101,470                      101,470                      101,470
    Annual Occupied Rooms                             73,058                       75,088                       75,088
    Annual Average Occupancy Percent                   72.00%                       74.00%                       74.00%
    Average Daily Room Rate                       $      273                   $      281                   $      290
    Average Daily Parking Rate                    $    13.11                   $    13.51                   $    13.91
    Room Rate & Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                            7                         8                            9
               Years ending:                             31-Mar-10                 31-Mar-11                   31-Mar-12
                                                     Amount        %            Amount       %             Amount        %
                                                   --------------------       -------------------        --------------------
REVENUE:
     Rooms                                         22,717,591    69.00%       23,399,119   69.00%        24,422,440    69.00%
     Food and beverage total:                       7,243,290    22.00%        7,460,589   22.00%         7,786,865    22.00%
     Telephone                                        658,481     2.00%          678,235    2.00%           707,897     2.00%
     Valet/Parking                                    654,267     1.99%          673,895    1.99%           703,366     1.99%
     Other Income                                   1,650,417     5.01%        1,699,929    5.01%         1,774,273     5.01%
                                                   --------------------       -------------------        --------------------
TOTAL REVENUE                                      32,924,045   100.00%       33,911,767  100.00%        35,394,841   100.00%

DEPARTMENTAL EXPENSES
     Rooms                                          5,111,458    22.50%        5,264,802   22.50%         5,495,049    22.50%
     Food and beverage                              5,577,333    77.00%        5,744,653   77.00%         5,995,886    77.00%
     Telephone                                        363,086    55.14%          373,979   55.14%           390,334    55.14%
     Valet/Parking                                    261,707    40.00%          269,558   40.00%           281,347    40.00%
     Other expenses                                   660,167    40.00%          679,972   40.00%           709,709    40.00%
                                                   --------------------       -------------------        --------------------
TOTAL DEPARTMENTAL EXPENSES                        11,973,751    36.37%       12,332,963   36.37%        12,872,325    36.37%
                                                   --------------------       -------------------        --------------------
GROSS PROFIT (Departmental)
     Rooms                                         17,606,133    77.50%       18,134,317   77.50%        18,927,391    77.50%
     Food & Beverage                                1,665,957    23.00%        1,715,935   23.00%         1,790,979    23.00%
     Telephone                                        295,395    44.86%          304,256   44.86%           317,563    44.86%
     Valet/Parking                                    392,560    60.00%          404,337   60.00%           422,020    60.00%
     Other                                            990,250    60.00%        1,019,957   60.00%         1,064,564    60.00%
                                                   --------------------       -------------------        --------------------
TOTAL GROSS PROFIT                                20,950,294    63.63%       21,578,803   63.63%        22,522,516    63.63%
INCOME BEFORE OPERATING EXPENSES
OPERATING EXPENSES                                 20,950,294    63.63%       21,578,803   63.63%        22,522,516    63.63%
     Administrative and general                     2,963,164     9.00%        3,052,059    9.00%         3,185,536     9.00%
     Sales and marketing                            2,633,924     8.00%        2,712,941    8.00%         2,831,587     8.00%
     Utilities                                      1,692,296     5.14%        1,743,065    5.14%         1,819,295     5.14%
     Repairs & Maintenance                          1,316,962     4.00%        1,356,471    4.00%         1,415,794     4.00%
     Operating Reserve                                250,000     0.76%          250,000    0.74%           250,000     0.71%
     Real EstateTaxes                               2,420,266     7.35%        2,444,469    7.21%         2,468,913     6.98%
     Management Fee                                   298,513     0.91%          307,468    0.91%           316,693     0.89%
     Property insurance                               221,116     0.67%          232,172    0.68%           243,780     0.69%
     Leases                                           329,240     1.00%          339,118    1.00%           353,948     1.00%
     Terremark Hospitality Recoveries                      0      0.00%               0     0.00%                0      0.00%
                                                   --------------------       -------------------        --------------------
TOTAL OPERATING EXPENSES                           12,125,481    36.83%       12,437,762   36.68%        12,885,546    36.41%
                                                   --------------------       -------------------        --------------------
NET OPERATING INCOME                                8,824,814    26.80%        9,141,041   26.96%         9,636,970    27.23%
                                                   ====================       ===================        ====================

Cash On Cash Return                                      9.29%                      9.62%                     10.07%
Dollar Return Per Typical Unit                         31,744                     32,881                     34,418
Management /  Units Split                                  0                          0                      68,485

Financial Information
    Total Number of Rooms                                 278                        278                        278
    Annual Number of Available Rooms                  101,470                    101,470                    101,470
    Annual Occupied Rooms                              76,103                     76,103                     77,117
    Annual Average Occupancy Percent                    75.00%                     75.00%                     76.00%
    Average Daily Room Rate                        $      299                 $      307                 $      317
    Average Daily Parking Rate                     $    14.33                 $    14.76                 $    15.20
    Room Rate & Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                        10
               Years ending:                         31-Mar-13
                                                 Amount        %
                                               -------------------
REVENUE:
     Rooms                                     25,486,102   69.00%
     Food and beverage total:                   8,126,004   22.00%
     Telephone                                    738,728    2.00%
     Valet/Parking                                734,000    1.99%
     Other Income                               1,851,547    5.01%
                                               -------------------
TOTAL REVENUE                                  36,936,380  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                      5,734,373   22.50%
     Food and beverage                          6,257,023   77.00%
     Telephone                                    407,334   55.14%
     Valet/Parking                                293,600   40.00%
     Other expenses                               740,619   40.00%
                                               -------------------
TOTAL DEPARTMENTAL EXPENSES                    13,432,949   36.37%
                                               -------------------
GROSS PROFIT  (Departmental)
     Rooms                                     19,751,729   77.50%
     Food & Beverage                            1,868,981   23.00%
     Telephone                                    331,393   44.86%
     Valet/Parking                                440,400   60.00%
     Other                                      1,110,928   60.00%
                                               -------------------
TOTAL GROSS PROFIT                             23,503,431   63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                             23,503,431   63.63%
     Administrative and general                 3,324,274    9.00%
     Sales and marketing                        2,954,910    8.00%
     Utilities                                  1,898,530    5.14%
     Repairs & Maintenance                      1,477,455    4.00%
     Operating Reserve                            250,000    0.68%
     Real EstateTaxes                           2,493,602    6.75%
     Management Fee                               326,193    0.88%
     Property insurance                           255,969    0.69%
     Leases                                       369,364    1.00%
     Terremark Hospitality Recoveries                  0     0.00%
                                               -------------------
TOTAL OPERATING EXPENSES                       13,350,298   36.14%
                                               -------------------
NET OPERATING INCOME                           10,153,133   27.49%
                                               ===================

Cash On Cash Return                                 10.34%
Dollar Return Per Typical Unit                     35,347
Management /  Units Split                         326,566

Financial Information
    Total Number of Rooms                             278
    Annual Number of Available Rooms              101,470
    Annual Occupied Rooms                          78,132
    Annual Average Occupancy Percent                77.00%
    Average Daily Room Rate                    $      326
    Average Daily Parking Rate                 $    15.66
    Room Rate & Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 18,102. First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

FORTUNE HOUSE II
HOTEL PROJECTIONS
$350 ROOM RATE

                                                            1                              2                          3
               Years ending:                            31-Mar-04                      31-Mar-05                   31-Mar-06
                                                   Amount          %               Amount         %            Amount         %
                                                   ---------------------         --------------------        -------------------
REVENUE:
     Rooms                                         $ 23,439,570   70.00%         24,874,356    70.00%        26,374,133   69.00%
     Food and beverage total:                         7,366,722   22.00%          7,462,307    21.00%         8,409,144   22.00%
     Telephone                                          502,277    1.50%            533,022     1.50%           764,468    2.00%
     Valet/Parking                                      562,550    1.68%            511,701     1.44%           542,554    1.42%
     Other Income                                     1,613,982    4.82%          2,153,409     6.06%         2,133,083    5.58%
                                                   ---------------------         --------------------        -------------------
TOTAL REVENUE                                        33,485,100  100.00%         35,534,794   100.00%        38,223,381  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                            5,391,101   23.00%          5,721,102    23.00%         5,934,180   22.50%
     Food and beverage                                5,967,045   81.00%          5,969,845    80.00%         6,643,224   79.00%
     Telephone                                          276,955   55.14%            293,908    55.14%           421,527   55.14%
     Valet/Parking                                      225,020   40.00%            204,680    40.00%           217,021   40.00%
     Other expenses                                     645,593   40.00%            861,363    40.00%           853,233   40.00%
                                                   ---------------------         --------------------        -------------------
TOTAL DEPARTMENTAL EXPENSES                          12,505,714   37.35%         13,050,899    36.73%        14,069,186   36.81%
                                                   ---------------------         --------------------        -------------------
GROSS PROFIT  (Departmental)
     Rooms                                           18,048,469   77.00%         19,153,254    77.00%        20,439,953   77.50%
     Food & Beverage                                  1,399,677   19.00%          1,492,461    20.00%         1,765,920   21.00%
     Telephone                                          225,321   44.86%            239,114    44.86%           342,940   44.86%
     Valet/Parking                                      337,530   60.00%            307,021    60.00%           325,532   60.00%
     Other                                              968,389   60.00%          1,292,045    60.00%         1,279,850   60.00%
                                                   ---------------------         --------------------        -------------------
TOTAL GROSS PROFIT                                   20,979,386   62.65%         22,483,895    63.27%        24,154,196   63.19%

INCOME BEFORE OPERATING  EXPENSES                    20,979,386   62.65%         22,483,895    63.27%        24,154,196   63.19%
OPERATING EXPENSES
     Administrative and general                       3,348,510   10.00%          3,553,479    10.00%         3,440,104    9.00%
     Sales and marketing                              3,348,510   10.00%          3,553,479    10.00%         3,440,104    9.00%
     Utilities                                        1,774,710    5.30%          1,854,916     5.22%         1,987,616    5.20%
     Repairs & Maintenance                            1,004,553    3.00%          1,243,718     3.50%         1,528,935    4.00%
     Operating Reserve                                  250,000    0.75%            250,000     0.70%           250,000    0.65%
     Real EstateTaxes                                 2,280,000    6.81%          2,302,800     6.48%         2,325,828    6.08%
     Management Fee                                     250,000    0.75%            257,500     0.72%           265,225    0.69%
     Property insurance                                 165,000    0.49%            173,250     0.49%           181,913    0.48%
     Leases                                             334,851    1.00%            355,348     1.00%           382,234    1.00%
     Terremark Hospitality Recoveries                        0     0.00%                 0      0.00%                0     0.00%
                                                   ---------------------         --------------------        -------------------
TOTAL OPERATING EXPENSES                             12,756,134   38.09%         13,544,491    38.12%        13,801,959   36.11%
                                                   ---------------------         --------------------        -------------------

NET OPERATING INCOME                                  8,223,252   24.56%          8,939,404    25.16%        10,352,237   27.08%
                                                   =====================         ====================        ===================

Cash On Cash Return                                        8.66%                       9.41%                      10.45%
Dollar Return Per Typical Unit                           29,580                      32,156                      35,705
Management /  Units Split                                    0                           0                      426,118

Financial Information
     Total Number of Rooms                                  278                         278                         278
     Annual Number of Available Rooms                   101,470                     101,470                     101,470
     Annual Occupied Rooms                               66,970                      69,000                      71,029
     Annual Average Occupancy Percent                     66.00%                      68.00%                      70.00%
     Average Daily Room Rate                       $        350                  $      361                  $      371
     Average Daily Parking Rate                    $      12.00                  $    12.36                  $    12.73
     Room Rate and Management Fee increased                3.00% Per Year

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                               4                           5                            6
               Years ending:                                31-Mar-07                   31-Mar-08                    31-Mar-09
                                                       Amount         %            Amount         %             Amount         %
                                                    ----------------------       --------------------         --------------------
REVENUE:
     Rooms                                          27,941,510      69.00%       29,579,193    69.00%         30,466,569    69.00%
     Food and beverage total:                        8,908,887      22.00%        9,431,047    22.00%          9,713,979    22.00%
     Telephone                                         809,899       2.00%          857,368     2.00%            883,089     2.00%
     Valet/Parking                                     574,797       1.42%          608,486     1.42%            626,741     1.42%
     Other Income                                    2,259,849       5.58%        2,392,301     5.58%          2,464,070     5.58%
                                                    ----------------------       --------------------         --------------------
TOTAL REVENUE                                       40,494,942     100.00%       42,868,396   100.00%         44,154,448   100.00%
                                                    ----------------------       --------------------         --------------------
DEPARTMENTAL EXPENSES
     Rooms                                           6,286,840      22.50%        6,655,318    22.50%          6,854,978    22.50%
     Food and beverage                               6,948,932      78.00%        7,261,906    77.00%          7,479,763    77.00%
     Telephone                                         446,578      55.14%          472,753    55.14%            486,935    55.14%
     Valet/Parking                                     229,919      40.00%          243,395    40.00%            250,696    40.00%
     Other expenses                                    903,940      40.00%          956,921    40.00%            985,628    40.00%
                                                    ----------------------       --------------------         --------------------
TOTAL DEPARTMENTAL EXPENSES                         14,816,209      36.59%       15,590,292    36.37%         16,058,001    36.37%

GROSS PROFIT  (Departmental)
     Rooms                                          21,654,670      77.50%       22,923,875    77.50%         23,611,591    77.50%
     Food & Beverage                                 1,959,955      22.00%        2,169,141    23.00%          2,234,215    23.00%
     Telephone                                         363,321      44.86%          384,615    44.86%            396,154    44.86%
     Valet/Parking                                     344,878      60.00%          365,092    60.00%            376,045    60.00%
     Other                                           1,355,910      60.00%        1,435,381    60.00%          1,478,442    60.00%
                                                    ----------------------       --------------------         --------------------
TOTAL GROSS PROFIT                                  25,678,734      63.41%       27,278,103    63.63%         28,096,446    63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                  25,678,734      63.41%       27,278,103    63.63%         28,096,446    63.63%
     Administrative and general                      3,644,545       9.00%        3,858,156     9.00%          3,973,900     9.00%
     Sales and marketing                             3,442,070       8.50%        3,429,472     8.00%          3,532,356     8.00%
     Utilities                                       2,097,638       5.18%        2,212,009     5.16%          2,269,539     5.14%
     Repairs & Maintenance                           1,619,798       4.00%        1,714,736     4.00%          1,766,178     4.00%
     Operating Reserve                                 250,000       0.62%          250,000     0.58%            250,000     0.57%
     Real EstateTaxes                                2,349,086       5.80%        2,372,577     5.53%          2,396,303     5.43%
     Management Fee                                    273,182       0.67%          281,377     0.66%            289,819     0.66%
     Property insurance                                191,008       0.47%          200,559     0.47%            210,586     0.48%
     Leases                                            404,949       1.00%          428,684     1.00%            441,544     1.00%
     Terremark Hospitality Recoveries                       0        0.00%               0      0.00%                 0      0.00%
                                                    ----------------------       --------------------         --------------------
TOTAL OPERATING EXPENSES                            14,272,276      35.24%       14,747,569    34.40%         15,130,225    34.27%
                                                    ----------------------       --------------------         --------------------
NET OPERATING INCOME                                11,406,458      28.17%       12,530,534    29.23%         12,966,221    29.37%
                                                    ======================       ====================         ====================

Cash On Cash Return                                      11.00%                       11.60%                       11.82%
Dollar Return Per Typical Unit                          37,601                       39,623                       40,406
Management /  Units Split                              953,229                    1,515,267                    1,733,111

Financial Information
     Total Number of Rooms
     Annual Number of Available Rooms                      278                          278                          278
     Annual Occupied Rooms                             101,470                      101,470                      101,470
     Annual Average Occupancy Percent                   73,058                       75,088                       75,088
     Average Daily Room Rate                             72.00%                       74.00%                       74.00%
     Average Daily Parking Rate                     $      382                   $      394                   $      406
     Room Rate and Management Fee increased         $    13.11                   $    13.51                   $    13.91

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                           7                          8                          9
               Years ending:                             31-Mar-10                  31-Mar-11                  31-Mar-12
                                                    Amount         %            Amount        %           Amount         %
                                                   --------------------       -------------------        --------------------
REVENUE:
     Rooms                                         31,804,628    69.00%       32,758,767   69.00%        34,191,417    69.00%
     Food and beverage total:                      10,140,606    22.00%       10,444,824   22.00%        10,901,611    22.00%
     Telephone                                        921,873     2.00%          949,529    2.00%           991,056     2.00%
     Valet/Parking                                    654,267     1.42%          673,895    1.42%           703,366     1.42%
     Other Income                                   2,572,290     5.58%        2,649,459    5.58%         2,765,328     5.58%
                                                   --------------------       -------------------        --------------------
TOTAL REVENUE                                      46,093,663   100.00%       47,476,473  100.00%        49,552,778   100.00%

DEPARTMENTAL EXPENSES
     Rooms                                          7,156,041    22.50%        7,370,722   22.50%         7,693,069    22.50%
     Food and beverage                              7,808,267    77.00%        8,042,515   77.00%         8,394,241    77.00%
     Telephone                                        508,321    55.14%          523,571   55.14%           546,468    55.14%
     Valet/Parking                                    261,707    40.00%          269,558   40.00%           281,347    40.00%
     Other expenses                                 1,028,916    40.00%        1,059,783   40.00%         1,106,131    40.00%
                                                   --------------------       -------------------        --------------------
TOTAL DEPARTMENTAL EXPENSES                        16,763,251    36.37%       17,266,149   36.37%        18,021,255    36.37%
                                                   --------------------       -------------------        --------------------
GROSS PROFIT  (Departmental)
     Rooms                                         24,648,586    77.50%       25,388,044   77.50%        26,498,348    77.50%
     Food & Beverage                                2,332,339    23.00%        2,402,310   23.00%         2,507,371    23.00%
     Telephone                                        413,552    44.86%          425,959   44.86%           444,588    44.86%
     Valet/Parking                                    392,560    60.00%          404,337   60.00%           422,020    60.00%
     Other                                          1,543,374    60.00%        1,589,675   60.00%         1,659,197    60.00%
                                                   --------------------       -------------------        --------------------
TOTAL GROSS PROFIT                                 29,330,412    63.63%       30,210,324   63.63%        31,531,523    63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                 29,330,412    63.63%       30,210,324   63.63%        31,531,523    63.63%
     Administrative and general                     4,148,430     9.00%        4,272,883    9.00%         4,459,750     9.00%
     Sales and marketing                            3,687,493     8.00%        3,798,118    8.00%         3,964,222     8.00%
     Utilities                                      2,369,214     5.14%        2,440,291    5.14%         2,547,013     5.14%
     Repairs & Maintenance                          1,843,747     4.00%        1,899,059    4.00%         1,982,111     4.00%
     Operating Reserve                                250,000     0.54%          250,000    0.53%           250,000     0.50%
     Real EstateTaxes                               2,420,266     5.25%        2,444,469    5.15%         2,468,913     4.98%
     Management Fee                                   298,513     0.65%          307,468    0.65%           316,693     0.64%
     Property insurance                               221,116     0.48%          232,172    0.49%           243,780     0.49%
     Leases                                           460,937     1.00%          474,765    1.00%           495,528     1.00%
     Terremark Hospitality Recoveries                      0      0.00%               0     0.00%                0      0.00%
                                                   --------------------       -------------------        --------------------
TOTAL OPERATING EXPENSES                           15,699,715    34.06%       16,119,223   33.95%        16,728,010    33.76%
                                                   --------------------       -------------------        --------------------
NET OPERATING INCOME                               13,630,697    29.57%       14,091,101   29.68%        14,803,513    29.87%
                                                   ====================       ===================        ====================
Cash On Cash Return                                     12.17%                     12.42%                     12.79%
Dollar Return Per Typical Unit                         41,601                     42,429                     43,711
Management /  Units Split                           2,065,349                  2,295,550                  2,651,756

Financial Information
     Total Number of Rooms                                278                        278                        278
     Annual Number of Available Rooms                 101,470                    101,470                    101,470
     Annual Occupied Rooms                             76,103                     76,103                     77,117
     Annual Average Occupancy Percent                   75.00%                     75.00%                     76.00%
     Average Daily Room Rate                       $      418                 $      430                 $      443
     Average Daily Parking Rate                    $    14.33                 $    14.76                 $    15.20
     Room Rate and Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                                                           10
               Years ending:                            31-Mar-13
                                                   Amount         %
                                                  -------------------
REVENUE:
     Rooms                                        35,680,543   69.00%
     Food and beverage total:                     11,376,405   22.00%
     Telephone                                     1,034,219    2.00%
     Valet/Parking                                   734,000    1.42%
     Other Income                                  2,885,765    5.58%
                                                  -------------------
TOTAL REVENUE                                     51,710,932  100.00%

DEPARTMENTAL EXPENSES
     Rooms                                         8,028,122   22.50%
     Food and beverage                             8,759,832   77.00%
     Telephone                                       570,268   55.14%
     Valet/Parking                                   293,600   40.00%
     Other expenses                                1,154,306   40.00%
                                                  -------------------
TOTAL DEPARTMENTAL EXPENSES                       18,806,128   36.37%

GROSS PROFIT  (Departmental)
     Rooms                                        27,652,421   77.50%
     Food & Beverage                               2,616,573   23.00%
     Telephone                                       463,950   44.86%
     Valet/Parking                                   440,400   60.00%
     Other                                         1,731,459   60.00%
                                                  -------------------
TOTAL GROSS PROFIT                                32,904,803   63.63%

INCOME BEFORE OPERATING  EXPENSES
OPERATING EXPENSES                                32,904,803   63.63%
     Administrative and general                    4,653,984    9.00%
     Sales and marketing                           4,136,875    8.00%
     Utilities                                     2,657,942    5.14%
     Repairs & Maintenance                         2,068,437    4.00%
     Operating Reserve                               250,000    0.48%
     Real EstateTaxes                              2,493,602    4.82%
     Management Fee                                  326,193    0.63%
     Property insurance                              255,969    0.50%
     Leases                                          517,109    1.00%
     Terremark Hospitality Recoveries                     0     0.00%
                                                  -------------------
TOTAL OPERATING EXPENSES                          17,360,112   33.57%
                                                  -------------------
NET OPERATING INCOME                              15,544,692   30.06%
                                                  ===================
Cash On Cash Return                                    13.18%
Dollar Return Per Typical Unit                        45,044
Management /  Units Split                          3,022,346

Financial Information
     Total Number of Rooms                               278
     Annual Number of Available Rooms                101,470
     Annual Occupied Rooms                            78,132
     Annual Average Occupancy Percent                  77.00%
     Average Daily Room Rate                      $      457
     Average Daily Parking Rate                   $    15.66
     Room Rate and Management Fee increased

Footnotes
Average price per unit $ 341,726.
First Year Return $ $ 29,580.
First year management fee is $ 250,000 plus, % increase after unit owners receive an Equivalent 10% all cash return.

                              FINANCIAL STATEMENTS


--------------------------------------------------------------------------------






                        TERREMARK FORTUNE HOUSE #2, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                    PERIOD FROM INCEPTION (NOVEMBER 19, 1999)
                             THROUGH MARCH 15, 2000






--------------------------------------------------------------------------------


C O N T E N T S
                                                                                                        Page
-------------------------------------------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT                                                                              1

FINANCIAL STATEMENTS

         Balance Sheet                                                                                    2

         Statement of Operations and Partners' Deficiency                                                 3

         Statement of Cash Flows                                                                          4

         Notes to Financial Statements                                                                  5 - 7

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

Board of Directors and Partners
Terremark Fortune House #2, Ltd.
Miami, Florida

We have audited the accompanying statement of balance sheet of Terremark Fortune House #2, Ltd. (a development stage enterprise) as of March 15, 2000, and the related statements of operations and partners' deficiency and cash flows for the period from inception (November 19, 1999) through March 15, 2000. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terremark Fortune House #2, Ltd. as of March 15, 2000, and the results of its operations, and cash flows for the period from inception (November 19, 1999) through March 15, 2000, in conformity with generally accepted accounting principles.


                                               KAUFMAN, ROSSIN & CO.

Miami, Florida
March 21, 2000


TERREMARK FORTUNE HOUSE #2, LTD.
BALANCE SHEET
MARCH 15, 2000
-------------------------------------------------------------------------------------------
ASSETS
-------------------------------------------------------------------------------------------
REAL ESTATE UNDER DEVELOPMENT                                                    $8,377,920

PROPERTY AND EQUIPMENT, NET (NOTE 2)                                                 32,237

OTHER ASSETS                                                                        377,083
--------------------------------------------------------------------------------------------
                                                                                 $8,787,240
============================================================================================
LIABILITIES AND PARTNERS' DEFICIENCY
--------------------------------------------------------------------------------------------
NOTE PAYABLE (NOTE 3)                                                            $8,331,775

TRADE PAYABLES AND OTHER LIABILITIES                                                 29,989

INTEREST PAYABLE                                                                      5,421

DUE TO AFFILIATE (NOTE 4)                                                           554,077

PARTNERS' DEFICIENCY:
     Partner contributions                                        7,500
     Deficit accumulated during the development stage          (141,522)           (134,022)
--------------------------------------------------------------------------------------------
                                                                                  $8,787,240
============================================================================================

                             See accompanying notes.


TERREMARK FORTUNE HOUSE #2, LTD.
STATEMENT OF OPERATIONS AND PARTNERS' DEFICIENCY
PERIOD FROM INCEPTION (NOVEMBER 19, 1999) THROUGH MARCH 15, 2000
----------------------------------------------------------------------------------------------------
OPERATING EXPENSES, REPRESENTING NET LOSS AND DEFICIT
     ACCUMULATED DURING THE DEVELOPMENT STAGE                                       ($141,522)

CASH CONTRIBUTIONS FROM PARTNERS, NOVEMBER 19, 1999                                     7,500
-----------------------------------------------------------------------------------------------------
PARTNERS' DEFICIENCY                                                                ($134,022)
=====================================================================================================

                             See accompanying notes.

TERREMARK FORTUNE HOUSE #2, LTD.
STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (NOVEMBER 19, 1999) THROUGH MARCH 15, 2000
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                      ($  141,522)
-----------------------------------------------------------------------------------------------
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization                                                      96
         Capitalized amortization of loan costs                                          5,023
     Changes in operating assets and liabilities:
         Other assets                                                                  (20,417)
         Trade payables and other liabilities                                           29,989
         Interest payable                                                                5,421
-----------------------------------------------------------------------------------------------
             Total adjustments                                                          20,112
-----------------------------------------------------------------------------------------------
                  Net cash used in operating activities                               (121,410)
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                              (32,333)
     Real estate under development                                                  (8,377,920)
-----------------------------------------------------------------------------------------------
                  Net cash used in investing activities                             (8,410,253)
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Other assets                                                                     (361,689)
     Borrowings on revolving promissory note                                         8,331,775
     Advances from affiliate                                                           554,077
     Contributions from partners                                                         7,500
                  Net cash provided by financing activities                          8,531,663
-----------------------------------------------------------------------------------------------

CASH - ENDING                                                                      $      --
===============================================================================================
Supplemental Disclosures:
-----------------------------------------------------------------------------------------------

     Interest paid                                                                 $      --
===============================================================================================

     Income taxes paid                                                             $      --
===============================================================================================

                             See accompanying notes.

TERREMARK FORTUNE HOUSE #2, LTD.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                  Organization

                  Terremark Fortune House #2, Ltd. (the "Partnership") is a limited partnership organized under the laws of the State of Florida to purchase, own, develop, lease, manage, mortgage, sell, and otherwise deal in real estate. The general partner is Terremark Fortune House #2, Inc. and the limited partner is Terremark Group, Inc. The Partnership is a development stage enterprise as planned operations have not commenced.

                  Income and losses of the Partnership are allocated 1% to the general partner and 99% to the limited partner.

                  Accounting Method

                  The Partnership is on the accrual method of accounting.

                  Real Estate Under Development

                  Costs related to the acquisition, development and construction of a real estate project located in Fort Lauderdale, Florida are capitalized, including real estate taxes and insurance. Interest costs are capitalized while development is in progress. Interest amounting to $5,421 was capitalized for the period from inception (November 19, 1999) through March 15, 2000.

                  Property and Equipment

                  Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

                  Depreciation and Amortization

                  Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which are as follows:

                         Furniture and fixtures                          7 years
                         Office equipment                                5 years

                  Selling Costs

                  Selling costs directly related to real estate under development are deferred and recorded as prepaid expenses and charged to expense when related revenue is recognized. Other selling costs are charged to expense when incurred.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Loan Costs

                  Loan costs incurred in connection with the revolving promissory note are deferred and amortized over the life of the loan, which is 1 year. Amortization amounted to $5,023 for the period since inception (November 19, 1999) through March 15, 2000 and is included as capitalized interest cost. Loan costs are included in the accompanying balance sheet as other assets.

                  Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Income Taxes

                  These financial statements contain no provision for income taxes since all income tax liabilities and/or benefits of the partnership are passed through to the partners.

                  Year 2000 Uncertainties

                  Although the Partnership has not identified any computer system or program problems, there is still a possibility that at some time during the Year 2000 their computer systems and programs, as well as equipment that uses embedded computer chips, may be unable to distinguish between the years 1900 and 2000. This may create system errors and failures resulting in the disruption of normal business operations. Although it is unlikely, there may be some third parties, such as governmental agencies, utilities, telecommunication companies, vendors and customers that at times may not be able to continue business with the Partnership due to their own Year 2000 problems.

--------------------------------------------------------------------------------
NOTE 2.           PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

                  At March 15, 2000, property and equipment consisted of the following:

                  Furniture and fixtures                          $ 29,084
                  Office equipment                                   3,249
                  ---------------------------------------------   --------
                                                                  $ 32,333
                  Less:  accumulated depreciation                      (96)
                  ---------------------------------------------   --------
                                                                  $ 32,237
                  =============================================   ========


                  Depreciation expense for the period since inception (November 19, 1999) through March 15, 2000 amounted to $96.

--------------------------------------------------------------------------------
NOTE 3.           NOTE PAYABLE
--------------------------------------------------------------------------------

                  On March 6, 2000, the Partnership entered into a revolving promissory note facility, expiring March 1, 2001, with a bank, providing for maximum borrowings of $15,000,000 subject to certain conditions established in the credit agreement, with interest at the bank's prime rate plus 1%. At March 15, 2000, the effective interest rate on the line of credit was 9.75%. The borrowings are guaranteed by Terremark Holdings, Inc., Terremark Group, Inc., and other related entities. The note is secured by 510,214 shares of common stock held in Terremark Holdings, Inc., real estate and any and all improvements made to the real estate.

--------------------------------------------------------------------------------
NOTE 4.           DUE TO AFFILIATE
--------------------------------------------------------------------------------

                  Due to affiliate represents unsecured advances made by Terremark Development, Inc., an entity related by virtue of common ownership and control. These advances have no set repayment terms.

ANNEX A

Fortune House II
Availability Price List

              01         02         03          04          05         06         07         08         09
               A          A          B          B            C          C          D          D          B
  FLOOR     663 S.F.   663 S.F.   582 S.F.   582 S.F.   1,056 S.F. 1,056 S.F.  991 S.F.   991 S.F.   582 S.F.
  -----     --------   --------   --------   --------   ---------------------  --------   --------   --------
    7        259,585    253,795    219,055    209,405     404,335    404,335    393,720    393,720    248,970

    8        264,410    258,620    223,880    214,230     408,195    408,195    399,510    399,510    253,795

    9        269,235    263,445    228,705    219,055     413,020    413,020    403,370    403,370    258,620

    10       274,060    268,270    233,530    223,880     417,845    417,845    408,195    408,195    263,445

    11       278,885    273,095    238,355    228,705     422,670    422,670    411,090    411,090    268,270

    12       283,710    277,920    243,180    233,530     426,530    426,530    415,915    415,915    273,095

    14       288,535    282,745    248,005    238,355     430,390    430,390    420,740    420,740    277,920

    15       293,360    287,570    252,830    243,180     435,215    435,215    423,635    423,635    282,745

    16       298,185    292,395    257,655    248,005     440,040    440,040    427,495    427,495    287,570

    17       303,010    297,220    262,480    252,830     444,865    444,865    432,320    432,320    292,395

    18       307,835    302,045    267,305    257,655     448,725    448,725    437,145    437,145    297,220

    19       312,660    306,870    272,130    262,480     453,550    453,550    441,005    441,005    302,045

    20       317,485    311,695    276,955    267,305     458,375    458,375    444,865    444,865    306,870

 FLOOR          A          A          B          B           C          C          D          D          B
 -----          -          -          -          -           -          -          -          -          -
   21        322,310    316,520    281,780    272,130     463,200    463,200    448,725    448,725    311,695

   22        327,135    321,345    286,605    276,955     468,025    468,025    452,585    452,585    316,520

 FLOOR          A          A          B          B           C          C          D          D          B
 -----          -          -          -          -           -          -          -          -          -
   23        348,365    345,470    305,905    295,290     465,130    465,130    454,515    454,515    333,890
               10         11          12         13          14         15         16         17         18
                B          E          E           F          F           E          E          G          G
 FLOOR      582 S.F.    460 S.F.   460 S.F.   667 S.F.    667 S.F.   460 S.F.   460 S.F.  1,000 S.F. 1,000 S.F.
 -----      --------    --------   --------   --------    --------   --------   --------  ---------------------
   7         219,055    196,860    186,245    279,850      279,850    216,160    193,965    524,960    533,645

   8         223,880    201,685    191,070    284,675      284,675    220,985    198,790    529,785    537,505

   9         228,705    206,510    195,895    289,500      289,500    225,810    203,615    534,610    543,295

   10        233,530    211,335    200,720    294,325      294,325    230,635    208,440    539,435    547,155

   11        238,355    216,160    205,545    299,150      299,150    235,460    213,265    544,260    552,945

   12        243,180    220,985    210,370    303,975      303,975    240,285    218,090    549,085    556,805

   14        248,005    225,810    215,195    308,800      308,800    245,110    222,915    553,910    562,595

   15        252,830    230,635    220,020    313,625      313,625    249,935    227,740    558,735    566,455

   16        257,655    235,460    224,845    318,450      318,450    254,760    232,565    563,560    572,245

   17        262,480    240,285    229,670    323,275      323,275    259,585    237,390    568,385    576,105

   18        267,305    245,110    234,495    328,100      328,100    264,410    242,215    573,210    581,895

   19        272,130    249,935    239,320    332,925      332,925    269,235    247,040    578,035    585,755

   20        276,955    254,760    244,145    337,750      337,750    274,060    251,865    582,860    591,545

 FLOOR          B          E          E          E           E                PENTHOUSE
 -----          -          -          -          -           -                ---------
   21        281,780    259,585    248,970    273,095    253,795        UNIT PH 2100 - 1,500,000

   22        286,605    264,410    253,795    276,955    257,655        UNIT PH 2200 - 2,500,000

 FLOOR          B          E          E          E           E
 -----          -          -          -          -           -
   23        305,905    276,955    272,130    300,115    280,815

ANNEX B

                     FORTUNE HOUSE - FORT LAUDERDALE BEACH
             CONDOMINIUM HOTEL OPERATING AND RENTAL POOL AGREEMENT

This Agreement dated for reference ___________________, 2000.

BETWEEN:
            TERREMARK FORTUNE HOUSE #2, LTD.("Fortune House"), a Florida limited partnership

            - and -

            THE OWNERS OF THE UNITS from time to time, who are parties to this Agreement in accordance with ARTICLE 15 hereof

            (collectively, the "Owners." Fortune House shall only be included in the definition of "Owners" to the extent that it is the owner of an unsold unit(s). Upon the sale of all of the units, Fortune House shall not have any further obligation as an "owner" hereunder.)

AND:

            TERREMARK HOSPITALITY SERVICES, INC., a Florida corporation

            ("Terremark Hospitality")

WHEREAS:

A.    The Owners are the owners of the Units;

B. Terremark Hospitality is knowledgeable in the operation of Hotels and Terremark Hospitality has performed such functions in another property in the South Florida market;

C. The Owners desire to engage Terremark Hospitality to act as the Owners' exclusive manager for the operation of the Hotel in accordance with the terms and conditions set out in this Agreement; and

D. Terremark Hospitality agrees to perform such services for the Owners in accordance with this Agreement.

THEREFORE, the parties agree as follows:

ANNEX B

                                  ARTICLE 1
                                INTERPRETATION

1.1 DEFINITIONS. The following terms as used in this Agreement have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

      (1)   "AFFILIATE" means, with respect to any person:

            (a)   any person which is Controlled by that particular person; or

            (b) any person which Controls that particular person, whether such Control be direct or indirect;

      (2)   "ANNUAL STATEMENT" has the meaning set forth in SECTION 7.2(b);

      (3) "ARM'S LENGTH" means characteristic of a transaction negotiated by unrelated parties each acting in its own best interests;

      (4) "ASSESSMENT" means a Common Expense Assessment or a Special Assessment levied against a Unit pursuant to the Condominium Documents;

      (5) "ASSOCIATION" means the Fortune House - Fort Lauderdale Beach Condominium Association, Inc., a Florida not-for-profit corporation;

      (6) "ASSOCIATION EXPENSES" means expenditures made by or on behalf of the Association for professional services rendered by accountants, attorneys, consultants and any manager engaged by the Association who performs any services other than those required to be performed by Terremark Hospitality under this Agreement;

      (7) "BASE FEE" means the fee payable to Terremark Hospitality established and paid pursuant to SECTION 6.1;

      (8) "BOARD OF DIRECTORS" means the duly elected board of directors of the Association, or its authorized agent;

      (9) "BUSINESS DAY" means any day which is not a Saturday, Sunday, or a statutory state or federal holiday in the State of Florida;

      (10) "CAPITAL EXPENDITURES" means all expenditures of the Hotel of a capital nature which are not expenses, as determined in accordance with Generally Accepted Hotel Accounting Principles;

ANNEX B

      (11) "CERTIFIED PUBLIC ACCOUNTANTS" means the firm of certified public accountants selected by Terremark Hospitality.

      (12) "COMMENCEMENT DATE" means the date that the Hotel (including the parking areas and conference facilities contained therein) is opened by Terremark Hospitality for business as a "Fortune House" hotel;

      (13) "COMMON ELEMENTS" shall have the meaning ascribed to such term in the Declaration.

      (14) "CONDOMINIUM ACT" means the Florida Condominium Act, F.S.ss.718, et seq., as amended from time to time.

      (15) "CONDOMINIUM DOCUMENTS" means the Declaration, the Articles of Incorporation and the Bylaws of the Association.

      (16)  "CONTROL" means:

            (a) the right to exercise a majority of the votes which may be put at a meeting of the shareholders of a corporation, the partners of a partnership, or the members of a limited liability company; and

            (b) the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or the manager of a limited liability company or other persons who have the right to manage or supervise the management of the affairs and business of a person;

      (17)  "DECLARATION" means the Declaration of Condominium of Fortune House
            - Fort Lauderdale Beach Condominium Hotel, a Condominium, dated ________________, ____, by Terremark Fortune House #2, Ltd., a Florida limited partnership, as Declarant, which Declaration of Condominium has been recorded in Official Records Book _______, at Page _____, of the Public Records of Broward County, Florida, and any amendments, supplements or corrections thereto;

      (18) "EMPLOYEES" means the employees of the Hotel hired by Terremark Hospitality pursuant to SECTION 8.6;

      (19) "ESCALATION FACTOR" means the fraction (which may be greater than, equal to or less than one) of which:

            (a) the numerator is the Consumer Price Index for all Urban Consumers (CPI-U) U.S. City Average (1982-84 = 100), issued by

ANNEX B

                  the United States Department of Labor, Bureau of Labor Statistics (the "Consumer Price Index") as of the date that the Escalation Factor is to be determined; and

            (b) the denominator is the Price Index as of the prior date to which the date of the determination of the Escalation Factor is being compared,

      expect that if at any time to Bureau of Labor Statistics no longer published the Consumer Price Index or is no longer operated by the United States government, the Escalation Factor will be determined by Terremark Hospitality in its reasonable discretion;

      (20) "FRINGE BENEFITS" means those benefits normally given from time to time to employees or personnel at any hotel within Terremark Hospitality, including without limitation, pension, medical, health and life insurance and similar employee plans, bonus or gain sharing plan participation, the benefits of any housing loan and relocation costs;

      (21) "FURNITURE, FIXTURES AND EQUIPMENT" means all furniture, equipment, fixtures and furnishings necessary for the proper operation of the Hotel and wherever situated in the Hotel Premises, whether or not located in a Unit or in Unit C-3 (as said term is defined in the Declaration), including, without limitation, office equipment and furniture, computers and computer systems, conference facility equipment, laundry equipment, telephones and telephone systems, video machines, mini bars, refrigerators, stoves, kitchen equipment, food service and dining equipment, carpeting, rugs and other floor coverings, draperies, curtains, tapestries, screens, works of art, pictures, paintings, prints, beds, mattresses, bedspreads, pillows, radios and television sets, including such items bearing the Fortune House name or identifying characteristics as Terremark Hospitality, acting reasonably, considers appropriate. In no event shall any items of furniture , equipment, fixtures and furnishings located within the Commercial Units (other than Unit C-3) be considered to be furniture, equipment, fixtures and furnishings for definitional purposes hereunder;

      (22) "GENERALLY ACCEPTED HOTEL ACCOUNTING PRINCIPLES" means generally accepted accounting principles observed by certified public accountants in the United States and as supplemented by the Uniform System of Accounts for Hotels published by the Hotel Association of New York City, Inc.;

      (23) "GROSS REVENUE" means all room charges revenue, restaurant revenue, room service revenue, mini-bar revenue and catering revenue derived directly from the operation of the Hotel, excluding, however, all of the following:

ANNEX B

            (a) applicable excise, sales, income, hotel, room, entertainment and use taxes or similar government charges collected directly from Hotel Guests and Owners or as part of the sales price of any goods or services;

            (b) gains arising from the sale or other disposition of capital assets or unwanted inventory;

            (c) revenue from condemnation awards or sales or other transfers in lieu of and under the threat of condemnation;

            (d)   proceeds of any insurance;

            (e) rebates, discounts or credits of a similar nature (other than credit card discounts, which will be included as an item of revenue and considered a Hotel Expense);

            (f)   gratuities paid to Employees; and

            (g) payments received at the Hotel for accommodation, goods or services to be provided at other hotels.

      (24) "HOTEL" means the Hotel Premises and the hotel operation known as "Fortune House - Fort Lauderdale Beach Condominium Hotel" managed by Terremark Hospitality for the Owners in respect of the Hotel Premises pursuant to this Agreement;

      (25)  "HOTEL BANK ACCOUNT" means the bank account established pursuant to
            SECTION 7.1;

      (26) "HOTEL EXPENSES" means all expenses properly incurred in accordance with Generally Accepted Hotel Accounting Principles and the terms and conditions set out in this Agreement in connection with the earning of the Gross Revenue and chargeable to the Owners in accordance with this Agreement, including, without limitation:

            (a)   the Base Fee;

            (b)   the Incentive Fee;

            (c)   the Terremark Hospitality Marketing and Sales Expenses;

            (d)   the Terremark Hospitality Recoveries;

ANNEX B

            (e) any amount payable to and in respect of the Employees in accordance with this Agreement, including hiring costs and expenses, Fringe Benefits, withholding amounts and costs of termination;

            (f)   utility costs and charges;

            (g)   the cost of the Operating Supplies and Expendables;

            (h) expenses in connection with the maintenance and repair of the Hotel Premises and the maintenance and repair of any Furniture, Fixtures and Equipment;

            (i) the cost of operating and maintaining any parking facility at the Hotel;

            (j)   travel agent commissions and credit card commissions;

            (k) insurance premiums (which does not include coverage for items stored in owner closets in each of such Unit(s), which shall be insured by Unit Owners);

            (l) deductibles paid in connection with claims on insurance policies required to be maintained under ARTICLE 12;

            (m) the cost of filing any tax returns and reports in regards to the taxes described in SECTION 5.10(a);

            (n)   capital lease payments;

            (o)   the operating cash reserve;

            (p)   Capital Expenditures; and

            (q) the amount contributed to a reserve for capital expenditures for the repair and replacement of the Hotel Premises and for the repair and replacement of any furniture, fixtures and equipment;

            but excluding the following:

            (r)   the Association Expenses;

            (s)   depreciation and amortization;

ANNEX B

            (t) any taxes personal to the Owners, including but not limited to income taxes, real property taxes and capital gains taxes; and

            (u)   debt service payments payable by the Owners;

      (27) "HOTEL GUESTS" means the users and occupants of the Hotel from time to time including the Owners, other than the Owners using the Hotel in accordance with Schedule B and persons claiming under the Owners pursuant to Schedule B;

      (28) "HOTEL PREMISES" means the real property located in Broward County, Florida, together with the buildings and other improvements located thereon and more particularly described as the "Condominium" in the Declaration;

      (29) "INCENTIVE FEE" means the fee payable to Terremark Hospitality established and paid pursuant to SECTION 6.2;

      (30)  "INITIAL TERM" has the meaning set forth in SECTION 2.2;

      (31)  "IN THE RENTAL POOL" has the meaning set forth in SECTION 5.3;

      (32) "NET HOTEL RETURN" means Gross Revenue less the aggregate of all of the following:

            (a)   the Hotel Expenses; and

            (b)   real property taxes;

      (33) "OPERATING CASH RESERVE" means the reserve to be established pursuant to SECTION 5.6;

      (34) "OPERATING PLAN AND BUDGET" means the marketing and operating plan and budget for the operations of the Hotel for any Operating Year established pursuant to the terms of SECTIONS 4.1 and 4.2;

      (35) "OPERATING SUPPLIES AND EXPENDABLES" means any operating supplies used by Terremark Hospitality in the operation of the Hotel in accordance with this Agreement, including the terms of any Operating Plan and Budget, including, without limitation, laundry supplies, linens, housekeeping supplies, engineering supplies, accounting supplies, miscellaneous general supply items, uniforms, food and beverage inventories, inventories, paper supplies and other such items that when used once are considered to be disposed of and all other similar items necessary or appropriate for the operation of the Hotel as contemplated by this Agreement;

ANNEX B

      (36)  "OPERATING YEAR" means:

            (a) firstly, the period from the Commencement Date to and including December 31 in the year after the year in which the Commencement Date occurs; and

            (b) thereafter, each period of 12 months from and including the first day of January to and including the last day of December, or the portion thereof in the case of the last year of the Term;

      (37) "OWNER-SELLER" means Terremark Fortune House #2, Ltd., a Florida limited partnership;

      (38) "PERCENTAGE INTEREST" means the fraction which has as its numerator the initial list price for a particular Unit and as its denominator the aggregate of the initial list prices for all of the Units within the Hotel;

      (39) "PERSON" means any individual, corporation, body corporate, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity, government or governmental or regulatory authority, however constituted, or any trustee, executor, administrator or other legal representative;

      (40)  "RELATED PERSON" means, with respect to any person:

            (a)   any Affiliate of such person;

            (b) any person who is not at Arm's Length to such person or any Affiliate of such person; and

            (c) any person who is a director, officer, employee or agent of such person or any Affiliate of such person or any spouse, parent, child or relative (including by marriage) of any of the foregoing;

      (41) "RENTAL POOL" means the rental management arrangement in respect of the Hotel undertaken by Terremark Hospitality on behalf of the Owners pursuant to this Agreement;

      (42)  "SECURITY" has the meaning set forth in SECTION 15.5;

      (43)  "SECURITY HOLDER" has the meaning set forth in SECTION 15.5;

      (44) "SPECIAL RESOLUTION" means a resolution passed at a meeting of the Owners properly convened in accordance with the Condominium Documents passed by Owners present or represented by proxy and

ANNEX B

            representing not less than 75% of the Owners entitled to vote thereon provided, however, that Owners who, in person or by proxy, cast their votes as abstentions shall not be considered to be entitled to vote on such matters;

      (45) "TERREMARK HOSPITALITY" means Terremark Hospitality Services, Inc., a Florida corporation;

      (46) "TERREMARK HOSPITALITY MARKETING AND SALES EXPENSES" has the meaning set forth in SECTION 6.3;

      (47)  "TERREMARK HOSPITALITY RECOVERIES" has the meaning set forth in
            SECTION 6.5;

      (48)  "UNIT REVENUE SHARE" has the meaning set forth in SECTION 5.2;

      (49)  "UNIT" means the "Residential Unit" as defined in the Declaration.

1.2 INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) "this Agreement" means this Hotel Operating and Rental Pool Agreement, as it may from time to time be supplemented or amended by one or more agreements between the parties in accordance with the terms hereof;

      (b) except where otherwise specifically stated, all references in this Agreement to designated "Articles", "sections" and other subdivisions are to be designated Articles, sections and other subdivisions of this Agreement;

      (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole or not to any particular Article, section or other subdivision;

      (d) the headings are for convenience only and do not form a part of this Agreement and they will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

      (e) the word "including", when following any general statement, term or matter, will not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", "without limiting the generality of the foregoing", or "but not limited to" or words of similar import) is used with reference thereto, but

ANNEX B

            rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

      (f) words importing the neuter gender include the masculine or feminine gender and words in the singular include the plural, and vice versa.

1.3 APPLICABLE LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida (without giving effect to the principles thereof relating to conflicts of law) which will be deemed to be the proper law hereof, and the courts of the State of Florida or of the United States of America for the Southern District of Florida will have exclusive jurisdiction in connection with all matters under this Agreement and the interpretation and enforceability hereof.

1.4 STATUTES. Any reference in this Agreement to any statute means such statute and any statute or law enacted to supersede or replace such statute.

                                   ARTICLE 2
                     COMMENCEMENT DATE, TERM OF AGREEMENT

2.1 COMMENCEMENT DATE. This Agreement will be a binding agreement and bind the Hotel Premises, Terremark Hospitality and all of the Owners upon the execution and delivery hereof by the Owner-Seller and Terremark Hospitality. The duties and obligations of the parties under this Agreement will come into full force and effect upon the Commencement Date except that Terremark Hospitality's obligation to prepare an Operating Plan and Budget for the first Operating Year will come into full force and effect upon execution of this Agreement by all of the parties hereto.

2.2 INITIAL TERM. The initial term of the appointment of Terremark Hospitality as the Owners' manager under this Agreement will be a period commencing on the Commencement Date and terminating at midnight at the end of the day which is the tenth anniversary of the Commencement Date ( the "Initial Term"). For purposes of this Agreement, the word "Term" means the Initial Term and any extensions thereof pursuant to SECTION 2.3.

2.3 RENEWALS BY TERREMARK HOSPITALITY. Following the Initial Term, the appointment of Terremark Hospitality as the Owners' manager pursuant to this Agreement will be automatically renewed (without the requirement for notice by either the Owner or Terremark Hospitality) for four successive periods of ten years each (each called a "Renewal Term"), provided that:

      (a) the Owners have not, prior to the end of the Initial Term or any Renewal Term, elected to terminate the appointment of Terremark Hospitality as manager under this Agreement pursuant to SECTION 14.2;

ANNEX B

      (b) Terremark Hospitality has not, prior to the end of the Initial Term or any Renewal Term, elected to terminate the appointment of Terremark Hospitality as manager under this Agreement for any reason whatsoever pursuant to SECTION 14.3;

      (c)   the Initial Term has been extended for all prior periods; and

      (d) Terremark Hospitality, in its sole discretion, has not given the Board of Directors written notice of its election not to so renew such appointment on or before the end of the then existing Initial Term or Renewal Term, as the case may be.

2.4 RENEWAL - BY AGREEMENT AND SPECIAL RESOLUTION BY OWNERS. In addition to renewals pursuant to SECTION 2.3, the parties may agree to renew the appointment of Terremark Hospitality as the Owners' manager pursuant to this Agreement for a Renewal Term or Renewal Terms for such period or periods and upon such terms and conditions as may be approved by both, as evidenced by an agreement in writing signed by Terremark Hospitality and both Terremark Hospitality and all of the Owners will be bound by any such renewal.

                                   ARTICLE 3
                            HOTEL RENTAL MANAGEMENT

3.1 MANAGEMENT OF HOTEL RENTAL POOL. The Owners hereby appoint Terremark Hospitality as their exclusive manager to manage the operation of the Hotel and the Rental Pool in respect thereof in accordance with the terms and conditions set out in this Agreement and to undertake on an exclusive basis, on behalf of and for the account of the Owners, all duties and obligations coming within the scope of the management and marketing of the Hotel Premises, including those specific services as set forth herein. The parties acknowledge and agree that noting contained herein or elsewhere in this Agreement shall operate to prohibit Terremark Hospitality from managing and/or operating other hotel or condominium-hotel properties.

3.2 HOTEL RENTAL POOL. Terremark Hospitality will manage the rental of the Units in accordance with this Agreement. Each of the Owners hereby irrevocably covenants and agrees to be bound by the rental bookings of its Unit made by Terremark Hospitality in accordance with this Agreement.

3.3 USE. The Units will be used only as hotel units/suites and only in accordance with the Declaration, this Agreement and the Rental Pool and will not be used for any other purpose without the prior written consent of the Owners and Terremark Hospitality. Any use of the Units will comply with the Declaration, all applicable laws, bylaws, rules and regulations and any other Condominium Documents.

3.4 RESTRICTIONS RE: CONDOMINIUM DOCUMENTS. No Owner will vote in favor of any amendment or modification of, or addition to, the Condominium Documents which, in the sole opinion of Terremark Hospitality, conflicts with a term or condition set out in this Agreement.

ANNEX B

3.5 MONITORING USE BY OWNERS. Terremark Hospitality will maintain such books and records as may be necessary to monitor use of the Units by Owners to ensure that no Owner uses its Unit more than is permitted by this Agreement.

                                   ARTICLE 4
                           OPERATING PLAN AND BUDGET

4.1   OPERATING PLAN AND BUDGET.

      (a) For the first Operating Year, the Operating Plan and Budget will be prepared by Terremark Hospitality prior to the Commencement Date. Such Operating Plan and Budget will be mailed to each of the Owners.

      (b) After the first Operating Year, on or before December 1 of each year, Terremark Hospitality will prepare and deliver the Operating Plan and Budget for the following Operating Year to each of the Owners. Nothing herein contained shall be deemed to grant to any of the Owners the right to approve or reject the Operating Plan and Budget submitted by Terremark Hospitality on an annual basis.

      (c) Terremark Hospitality makes no assurances that actual performance of the Hotel will correspond to such estimates contained in the Operating Plan and Budget. However, Terremark Hospitality agrees to use its good faith and reasonable efforts to operate the Hotel in accordance with the Operating Plan and Budget. The Owners acknowledge that notwithstanding Terremark Hospitality's experience and expertise in relation to the operation of hotels, the projections contained in each Operating Plan and Budget are subject to and may be affected by changes in financial, economic and other conditions and circumstances beyond Terremark Hospitality's control. In any event, Terremark Hospitality shall be granted the flexibility to deviate from the Operating Plan and Budget during any Operating Year without being required to obtain the prior consent from the Owners, provided that such deviation occurs in the ordinary course of Terremark Hospitality's operation of the Hotel.

4.2 INCLUSIONS IN OPERATING PLAN AND BUDGET. The Operating Plan and Budget will be a reasonably detailed budget of revenue and expenses in connection with the operation of the Hotel, and will include the following:

      (a)   the projected Gross Revenue;

      (b) the budgeted Hotel Expenses, by major expense category, together with information and background as to how the various projections have been determined;

      (c)   the projected Unit Revenue Share for each Unit;

ANNEX B

      (d)   the marketing strategy and plan for the Hotel;

      (e) any recommended Capital Expenditures for capital improvements to be made to the Hotel Premises; and

      (f) the basis upon which the Terremark Hospitality Marketing and Sales Expenses and Terremark Hospitality Recoveries will be charged.

4.3 BUDGET SUMMARY. Terremark Hospitality will mail to each of the Owners a summary of each Operating Plan and Budget once it is prepared in accordance with this ARTICLE 4.

                                   ARTICLE 5
                 OWNERS' REVENUES AND DISTRIBUTIONS TO OWNERS

5.1 CALCULATIONS BY TERREMARK HOSPITALITY. For each calendar month during the Term, Terremark Hospitality will prepare or cause to be prepared reasonably detailed financial statements, prepared in accordance with Generally Accepted Hotel Accounting Principles and for each such period Terremark Hospitality will calculate:

      (a)   the Gross Revenue;

      (b)   the Hotel Expenses;

      (c)   the Capital Expenditures, if any;

      (d)   the FF&E Reserve;

      (e)   the Operating Cash Reserve;

      (f)   the Incentive Fee, if any;

      (g)   capital lease payments, if any;

      (h)   the Unit Revenue Share for each Unit, determined in accordance with
            SECTION 5.2.; and

      (i)   the number of days in the month the Unit was in the Rental Pool.

No later than the 20th day following the end of each calendar month during the Term, Terremark Hospitality will

            (i)   deliver such financial statements to the Owners; and

ANNEX B

            (ii) mail to each of the Unit Owners a written summary statement the "Monthly Statement"), setting out the amounts set out in SECTIONS 5.1(a) through 5.1(i) above, and the calculations thereof, in reasonable detail.

5.2 CALCULATIONS OF UNIT REVENUE SHARE. The Owners and Terremark Hospitality agree that:

      (a) for each day that a Unit is In the Rental Pool, the Owner of such Unit will be entitled to share in the Gross Revenue earned on such day, as calculated by multiplying the Gross Revenue earned on such day by the fraction which has as its numerator the Percentage Interest of such Unit and as its denominator the aggregate of the Percentage Interests of all of the Units In the Rental Pool on such day;

      (b) each Owner will be responsible for the payment of all Hotel Expenses and Incentive Fees payable for all days (whether or not the Unit is In the Rental Pool), as calculated by multiplying the relevant Hotel Expenses and Incentive Fees by the Percentage Interest; and

      (c) each Owner will be responsible for the Operating Cash Reserve in accordance with SECTION 5.6 and the FF&E Reserve in accordance with
            Section 5.7, as calculated by multiplying each of the Operating Cash Reserve and the FF&E Reserve by the Percentage Interest.

For the purposes of this Agreement, the "Unit Revenue Share" for any Unit in respect of any period means the amount allocated to such Unit in accordance with
SECTION 5.2(a) for such period less the amounts allocated to such Unit in accordance with SECTIONS 5.2(b) and 5.2(c).

5.3 "IN THE RENTAL POOL". For the purposes of this Agreement, a Unit will be considered to be "In the Rental Pool" on a particular day only if it is not booked by the Owner for use by the Owner in accordance with ARTICLE 9 (unless the Owner complies with the requirements of SECTION 9.6 and Terremark Hospitality, acting reasonably, determines that the Unit is In the Rental Pool).

5.4 PAYMENTS TO OWNERS. Concurrently with the mailing of the Monthly Statement, Terremark Hospitality will deliver to each Owner by check, wire transfer, automatic credit or direct deposit, drawn upon the Hotel Bank Account, in the amount equal to the Owner's Unit Revenue Share for the month for which the Monthly Statement applies less the following amounts:

      (a) any unpaid amount then payable by the Owner to Terremark Hospitality pursuant to SECTION 5.8; and

      (b) any amount deductible therefrom pursuant to SECTIONS 5.9, 5.10 or 9.2; and

ANNEX B

      (c) any other amount payable by the Owner to Terremark Hospitality pursuant to this Agreement; and

      (d)   withholding tax, if applicable.

Notwithstanding the foregoing, Terremark Hospitality may at any time prepare a reasonable estimate of the annual Unit Revenue Share payable to each of the Owners pursuant to this SECTION 5.4 and distribute to the Owners concurrently with the mailing of the monthly statements the amount of such estimate, less a percentage (not to exceed 20%) established by Terremark Hospitality for seasonal working capital requirements in 12 equal monthly payments, in which case at the end of such Operating Year Terremark Hospitality will calculate or cause to be calculated the actual Unit Revenue Share payable to each of the Owners in accordance with this Agreement and include such calculation in the Annual Statement as set out in SECTION 7.2(b) and at such time Terremark Hospitality will pay to each Owner the balance of his or her Unit Revenue Share payable for such Operating Year. To the extent that the estimated payments of Unit Reserve Share payable to an Owner for a particular Operating Year exceed the actual Unit Reserve Share generated in a particular year for such Owner, such excess amount shall be refunded to Terremark Hospitality within ten (10) business days following receipt of notice from Terremark Hospitality of such excess payment to Owner(s).

5.5 MAINTENANCE AND REPAIR OF UNITS. Terremark Hospitality will, for and on behalf of the Owners, keep the Units in substantially the same condition they were in as of the Commencement Date, reasonable wear and tear excepted, and the cost thereof will be a Hotel Expense. The Owners acknowledge and agree that the cost of maintaining and repairing the Units will be shared by all of the Owners during the Term in accordance with pro rata shares based on Percentage Interests.

5.6 OPERATING CASH RESERVE. A reserve in the amount of $250,000 will be established for and on behalf of the Owners, for use by Terremark Hospitality on behalf of the Owners, as working capital in connection with the operation of the Hotel. The Operating Cash Reserve will be initially established with funds paid by each Owner in accordance with the Percentage Interest of a Unit at the time of settlement of the Owner's purchase of its Unit. If, 12 months after the Commencement Date, there have not been a sufficient number of purchases of Units to fund the Operating Cash Reserve in the amount of $250,000, Owner-Seller may contribute such amounts as are necessary to fully fund the Operating Cash Reserve. Owner-Seller shall be reimbursed for the amount so contributed out of closing proceeds as and when remaining Units are purchased. Commencing 12 months after the Commencement Date, Terremark Hospitality will at all times be authorized to withhold each month from the Owners' Unit Revenue Shares sufficient funds in order to replenish the Operating Cash Reserve throughout the Term. The Operating Cash Reserve will be held in the Hotel Bank Account and, commencing 12 months after the Commencement Date, Terremark Hospitality may withdraw funds from the Operating Cash Reserve to pay any Hotel Expenses.

ANNEX B

5.7 CAPITAL LEASE PAYMENTS, INCENTIVE FEE AND FF&E RESERVE. During the 12 month period following the Commencement Date, Owner-Seller shall provide to Terremark Hospitality such funds as may be necessary for the payment of Hotel Expenses, Capital Lease Payments and Incentive Fees to the extent that there are inadequate funds derived from the operations of the Hotel to pay such amounts. The Operating Cash Reserve, at all times during the Term and after termination or expiry of this Agreement, shall remain the property of the Owners. [In addition, Terremark Hospitality shall establish, for and on behalf of the Owners a reserve in the amount of 2% - 5% (expressed as a percentage of Gross Revenue in a particular year), as a reserve for Capital Expenditures for the repair and replacement of the Hotel Premises and for the repair and replacement of any Furniture, Fixtures and Equipment. The Owners acknowledge and agree that the FF&E Reserve will be for the benefit of all of the Units collectively and not for each individual Unit separately and that the cost of maintaining and replacing the Furniture, Fixtures and Equipment will be shared by all of the Owners during the Term in accordance with prorata shares based on their Percentage Interests. The FF&E Reserve, at all times during the Term and after termination or expiration of this Agreement, shall remain the property of the Owners.

5.8 SHORTFALLS. If at any time the funds in the Hotel Bank Account are not sufficient to pay when due any Hotel Expenses, Capital Lease Payments or Incentive Fees payable under this Agreement, then Terremark Hospitality shall (such as in the case of seasonal operating shortfalls), pay any such amount out of its own funds which obligation shall continue for as long as it is operating the Hotel. Upon expiration of this Agreement or earlier termination of Terremark Hospitality's management of the Hotel, Terremark Hospitality or its affiliate, as applicable, shall convey Unit C-3 (as defined in the Declaration) to the Association in accordance with the terms of the Declaration and any shortfalls shall thereafter be the responsibility of the Owners in accordance with their respective allocable shares thereof, as determined by multiplying the total amount of the shortfall by the Percentage Interest of a Unit Owner.

5.9 PAYMENT OF UNIT EXPENSES BY OWNERS. Each of the Owners will promptly pay when due all taxes personal to the Owners in respect of such Owner's Unit and personal property, including income taxes and capital gains taxes, and all amounts owing under any financing of the Owner's Unit arranged by such Owner. In addition, each of the Owners will promptly pay the Owner's pro rata share of Assessments.

5.10  OTHER TAXES. The parties agree that:

      (a) Terremark Hospitality will, as agent for and on behalf of the Owners, collect and remit to any applicable taxing authority, within the required time for the remittance thereof, any tax, hotel tax, transient lodging tax, bed tax and other tax imposed or collected in connection with the use of the Hotel Premises by Hotel Guests and Owners, and make any necessary filings and reports in respect thereof; and

      (b) Terremark Hospitality may withhold from any of the Owners and remit to any relevant taxing authority any amount required to be withheld

ANNEX B

            or remitted in respect of withholding tax or any other applicable statutory tax, charge or levy which Terremark Hospitality is required to withhold or remit.

5.11 NO SEPARATE REVENUE FOR TERREMARK HOSPITALITY. Except as specifically set out in this Agreement or any other agreement in writing between or among Terremark Hospitality, the Owners or the Association, neither Terremark Hospitality nor any person Related to Terremark Hospitality will receive any other revenue, profit or reward of any kind or nature from or in respect of the Hotel Premises or the Hotel or any portion thereof. Notwithstanding the foregoing, Terremark Hospitality and any person Related to Terremark Hospitality will be entitled to receive any amount payable to Terremark Hospitality or such person pursuant to this Agreement as an Owner of any Unit. Except as otherwise provided herein, to the extent Terremark Hospitality or any person Related to Terremark Hospitality owns any Units, Terremark Hospitality or such person Related to Terremark Hospitality shall be entitled to all of the rights, benefits and privileges, and shall be subject to all of the burdens, obligations and liabilities of an Owner hereunder.

5.12 FOREIGN OWNERS. Owners that are non-resident aliens or foreign corporations agree to file such tax returns and make such tax elections with, and provide such information to, all applicable taxing authorities located in the United States as may be required to avoid the necessity for withholding income tax on distributions. In addition, Owners that are non-resident aliens or foreign corporations agree to pay all income taxes for which withholding would otherwise be required because of such Owners' status as non-resident aliens or foreign corporations. Each Owner that is a non-resident alien or foreign corporation shall notify Terremark Hospitality, in writing, of its status as such and shall advise Terremark Hospitality whether it is subject to income tax on withholding or is exempt therefrom. Each Owner that is a non-resident alien or foreign corporation shall indemnify and hold harmless all other Owners, Owner-Seller and Terremark Hospitality, for, from and against any and all liability, including liability for taxes, penalties and interest, arising out of or in connection with such Owner's failure to fulfill its obligations under this Section 5.12.

                                   ARTICLE 6
              MANAGEMENT AND OTHER FEES AND REIMBURSABLE EXPENSES

6.1 BASE FEE. The Owners and Terremark Hospitality agree that during the Term, Terremark Hospitality shall be paid a base management fee (the "Base Fee") of $250,000 per year, which shall be payable monthly as a Hotel Expense. Such fee shall be reflected on the Monthly Statements delivered to Owners.

6.2   INCENTIVE FEE.  The Owners and Terremark Hospitality agree that:

      (a) Performance Criteria. (i) If for any Operating Year during the Term the Net Hotel Return is greater than $250,000 but less than $1,000,000, the Owners will pay to Terremark Hospitality an Incentive Fee for such Operating Year equal to one percent (1%) of the Gross Revenues generated during such Operating Year; and (ii) if for any Operating Year during the Term, the Net Hotel Return exceeds

ANNEX B

            $1,000,000, the Owners will pay to Terremark Hospitality an Incentive Fee for such Operating Year equal to two and one-half percent (2.5%) of the Gross Revenues in excess of $1,000,000 which are generated during such Operating Year;

      (b) For purposes of computing the Incentive Fee, the first Operating Year shall be deemed to commence on the Commencement Date and end on the first anniversary of the Commencement Date;

      (c) The Incentive Fee in respect of each Operating Year, will be payable to Terremark Hospitality thirty (30) days after the mailing of the Annual Statement;

      (d) During the Renewal Term, the Incentive Fee shall be computed in the same manner as provided for herein.

6.3 SALES, RESERVATIONS, ADVERTISING AND MARKETING EXPENSES. For the services provided by Terremark Hospitality pursuant to ARTICLE 8, including, without limitation, the Terremark Hospitality advertising and marketing programs and sales and reservation systems the Owners will, pay to Terremark Hospitality the fees and charges set forth in SECTION 8.8, (net of any applicable credits) (collectively called "Terremark Hospitality's Marketing and Sales Expenses"). The Owners acknowledge that the basis and method of allocation of Terremark Hospitality's Marketing and Sales Expenses may change during the Term and the Owners agree to any such change provided it is in accordance with SECTION 6.4.

6.4   LIMITATION ON TERREMARK HOSPITALITY'S MARKETING AND SALES
EXPENSES. Terremark Hospitality agrees that it will exercise its reasonable efforts to ensure that none of Terremark Hospitality's Marketing and Sales Expenses will be allocated by a method other than that set out in the then current Operating Plan and Budget.

6.5 TERREMARK HOSPITALITY RECOVERIES. The Owners agree that all reasonable costs incurred by Terremark Hospitality for the Owners' account in the ordinary course of business, shall be treated as Hotel Expenses, including, without limitation, the following:

      (a) the daily per diem rate for those personnel of Terremark Hospitality assigned to special projects, which will be based upon each individual's rate of pay and Fringe Benefits (such special projects will include, but not be limited to, special sales or marketing programs, training and installation of capital purchases and reasonable travel and out-of-pocket expenses will be included); and

      (b) reasonable travel and out-of-pocket expenses incurred directly in connection with the operation of the Hotel by personnel which are based in Terremark Hospitality's corporate office ("Head Office Personnel").

ANNEX B

                                   ARTICLE 7
                   HOTEL BANK ACCOUNT AND BOOKS AND RECORDS

7.1 HOTEL BANK ACCOUNT. Terremark Hospitality will have the right to designate the United States bank having a branch reasonably convenient to the Hotel with which the Hotel will conduct its various banking affairs, and all funds received in the operation of the Hotel will be deposited into an account bearing the name of the Hotel in such bank. The Hotel Bank Account will be under the control of Terremark Hospitality. Checks and other documents of withdrawal will be signed only by persons authorized by Terremark Hospitality. All funds in the Hotel Bank Account will belong to the Owners and will be dealt with in accordance with this Agreement. Terremark Hospitality is hereby authorized to pay all Hotel Expenses and Association Expenses incurred in accordance with this Agreement and all amounts repayable to the Owner-Seller pursuant to SECTION 5.6 from funds in the Hotel Bank Account.

7.2   BOOKS, RECORDS, FINANCIAL STATEMENTS.

      (a) Terremark Hospitality agrees on behalf of the Owners, to keep on the Hotel Premises proper books of account and other records relating to or reflecting the results of the operations of the Hotel in accordance with this Agreement. All books of account and other records are the property of the Owners and will be available to the Board of Directors at all reasonable times for examination, audit, inspection and copying. Upon any termination of this Agreement, all financial books and records and a list of the Hotel's individual guests who stayed at the Hotel during the preceding two years (with their names and addresses and the dates of their arrivals and departures) will be turned over forthwith to the Board of Directors to ensure the orderly continuance of the operation of the Hotel. All books and records will thereafter be available to Terremark Hospitality at the Hotel, at all reasonable times, for inspection, audit, examination and copying. Any costs and expenses incurred in providing books and records to Terremark Hospitality after termination will be paid by Terremark Hospitality.

      (b) Within 75 days after the end of each Operating Year, Terremark Hospitality agrees to cause to be prepared and mailed to all of the Owners, reasonably detailed financial statements in accordance with Generally Accepted Hotel Accounting Principles, together with an annual statement setting out the items referred to in SECTIONS 5.1(a) to (i) and the calculation of each of them (collectively called the "Annual Statement") and any other reports or information as may be reasonably required by the Owners for tax purposes. Unless otherwise agreed by the Board of Directors in advance, the Annual Statement will be audited by the Certified Public Accountants and will contain a certification by the Certified Public Accountants to the effect that all of such items have been calculated in accordance with the terms of this Agreement.

ANNEX B

                                   ARTICLE 8
               SERVICES TO BE RENDERED BY TERREMARK HOSPITALITY

8.1   MANAGEMENT SERVICES. Terremark Hospitality will:

      (a) use all reasonable efforts to sell room nights in respect of the Units to Hotel Guests;

      (b) carry out and perform all such acts and things as are reasonably necessary or desirable in connection with the operation of the Hotel in accordance with this Agreement;

      (c) procure and maintain any licenses and permits which may be required in connection with the carrying out of its duties and obligations under this Agreement;

      (d) observe and abide by the terms and conditions set out in the Declaration; and

      (e) diligently and faithfully perform its duties and obligations under this Agreement as would a reasonably prudent hotel manager.

8.2 GENERAL MANAGEMENT. Subject to the terms and conditions of this Agreement and any Operating Plan and Budget, Terremark Hospitality agrees to perform on behalf of and for the account of the Owners, all appropriate and necessary management services in connection with the operation of the Hotel, including but not limited to:

      (a)   the general organization of the Hotel;

      (b) the development and implementation of sales, advertising, personnel, employment, purchasing and maintenance programs consistent with the provisions of this Agreement;

      (c) the implementation of administrative accounting, budgeting, and operational policies and practices of Terremark Hospitality. Such policies and practices will be deemed to be in compliance with Terremark Hospitality's obligations hereunder and the Owners will accept such policies and practices so long as they do not conflict in any material respect with any term or condition of this Agreement or any Operating Plan and Budget;

      (d) the review of the conduct of hotel operations at the Hotel from time to time in accordance with the management practices and policies of Terremark Hospitality;

      (e) the establishment and supervision of Terremark Hospitality's standard accounting and inventory control systems which are normally used for the hotels within the Terremark group which are comparable to the Hotel;

ANNEX B

      (f) the arrangement for the provision to the Hotel of all goods and services as are necessary for the proper operation and maintenance of the Hotel as contemplated by this Agreement;

      (g) the establishment of all prices, charges and rates, and in connection therewith, the supervision and control of the collection, receipt and giving of receipts for all goods or services provided or revenue of any nature derived from the operations of the Hotel;

      (h) the determination of the Hotel's purchasing policy, including the selection of the merchandise, supplies and materials and establishment and maintenance of all inventories required for the proper operation of the Hotel, and the selection of the suppliers and negotiation of supply contracts in order to assure that all purchases are made on the best available terms;

      (i) the negotiation and execution of contracts which are normally entered into within the scope of hotel operations and preparation of the corresponding legal documents;

      (j) the determination of credit practices applicable to suppliers and to the Hotel's clientele and negotiation of arrangements with credit organizations, in particular those issuing credit cards;

      (k) instituting in the name of the Hotel any lawsuits or other legal actions having a direct link with the operations of the Hotel and deemed necessary or advisable by Terremark Hospitality; and

      (l) the supervision and control of the activities of Owners while in occupancy of a Unit, Hotel Guests and any tenants, concessionaires and holders of privileges in respect of any portion of the Hotel Premises and their employees, including the dispossession of Hotel Guests, Owners and tenants for nonpayment of rent or any other proper cause, or the termination of the rights of concessionaires or licensees for proper cause.

8.3 MAINTENANCE. Terremark Hospitality agrees for the account of the Owners, to cause the Hotel Premises and the Furniture, Fixtures and Equipment to be maintained in good operating condition and repair, normal wear and tear excepted, and Terremark Hospitality will replace, at the expense of the Owners, such items of the Furniture, Fixtures and Equipment and Operating Supplies and Expendables as from time to time may be appropriate in substantial accordance with the then current Operating Plan and Budget. All items of Furniture, Fixtures and Equipment not located within a Unit, forthwith upon acquisition and receipt by Terremark Hospitality of any payment therefor, will become, without further act, the property of the Owners and will be owned collectively in accordance with their pro rata shares based on Percentage Interest. Upon completion of reconstruction of any change or addition to the Hotel, Terremark

ANNEX B

Hospitality will furnish to the Board of Directors any guarantees and warranties relating to any portions of the Hotel or the Furniture, Fixtures and Equipment and Operating Supplies and Expendables, Terremark Hospitality agrees to cooperate with the Owners to enforce the provisions of such guarantees and warranties.

8.4 CHANGES AND ALTERATIONS. From time to time during the Term, Terremark Hospitality may make, at the Owners' expense, but subject to the terms of this Agreement and the then current Operating Plan and Budget, reasonable changes and alterations to the Hotel Premises, or any part thereof, subject however in all cases to the following:

      (a)   no change or alteration will be made which would:

            (i) materially change the general character or description of the Hotel;

            (ii)  involve the excavation of any portion of the Hotel Premises;

            (iii) include alteration of, or result in increasing the burden upon the foundation of the Hotel Premises; or

            (iv)  materially reduce the size of any Unit;

            without the prior consent of the Owners by Special Resolution;

      (b) all permits, licenses and authorizations required to be procured in connection with any change or alteration will be procured (or caused to be procured) by Terremark Hospitality, and the cost of the same will be a Hotel Expense;

      (c) any change or alteration will be made promptly in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations and permits and insurance requirements;

      (d) the cost of any change or alteration will be promptly paid (or caused to be paid) so that the Hotel Premises will at all times be free from any lien, encumbrance, mortgage, chattel mortgage, conditional sales agreement, title retention agreement or other charge for labor, services or material supplied or claimed to have been supplied to the Hotel Premises;

8.5 CAPITAL EXPENDITURES. Terremark Hospitality is authorized to make Capital Expenditures in substantial accordance with the terms of the then current Operating Plan and Budget, except where required in an emergency to preserve property or the safety of persons in or about the Hotel Premises.

ANNEX B

8.6   PERSONNEL AND EMPLOYEES.

      (a) The selection and employment of the general manager and all such other employees and personnel necessary for the proper operation of the Hotel is the responsibility of Terremark Hospitality and all such persons will be employed by Terremark Hospitality as employees of Terremark Hospitality. The hiring, promoting and discharging of the general manager and any other employees and personnel and the terms of their employment, including compensation, will be at the sole discretion of Terremark Hospitality, acting reasonably and in the best interest of the Owners.

      (b) Terremark Hospitality may delegate to the general manager of the Hotel, who in turn may delegate to others, the selection and hiring of all employees and personnel required for the operation of the Hotel.

      (c) The general manager may, during the Term be replaced by Terremark Hospitality, and likewise the employment of any other Employee may be terminated by Terremark Hospitality or the general manager or by the person or persons to whom the general manager will delegate such authority. The decision in regard to any such discharge, whether directly or through the general manager of the Hotel, will be at the sole discretion of Terremark Hospitality, acting reasonably.

      (d) The Owners agree that all costs and expenses incurred by Terremark Hospitality, acting reasonably and prudently, in connection with the employment of the Employees (including any hiring costs and expenses, Fringe Benefits, withholding amounts and termination costs payable, including the costs of terminating Employees at the end of the Term or earlier termination of the appointment of Terremark Hospitality under this Agreement), will be Hotel Expenses, payable by the Owners pursuant to this Agreement.

8.7   MARKETING AT THE HOTEL.

      (a) Terremark Hospitality will carry out on behalf of the Hotel all operational marketing activities.

      (b) Marketing at the Hotel level will be established and carried out by Terremark Hospitality for the market where the Hotel is located and other markets which Terremark Hospitality reasonably believes relevant considering the nature of the Hotel.

      (c) Terremark Hospitality agrees to establish for the Hotel, as part of the Operating Plan and Budget, an annual marketing plan for each Operating Year, including, but not limited to:

ANNEX B

            (i)   the determination of the sales policy of the Hotel;

            (ii) the determination of yearly and long-term objectives regarding occupancy rates, revenues and clientele;

            (iii) the establishment of all Hotel rates (including the rates for any lounge, bar, restaurant or conference facilities contained in the Hotel);

            (iv)  the setting of any special sales terms;

            (v)   the determination of credit practices;

            (vi) the establishment of sales methods and procedures relating to the various clientele segments; and

            (vii) the analysis of results and permanent control.

      (d) Terremark Hospitality agrees to perform appropriate advertising and promotion services at the Hotel level including:

            (i) the definition of the Hotel policy regarding advertising and promotion;

            (ii)  the preparation of advertising documents and brochures.

      (e) Terremark Hospitality agrees to make its central sales office available to the Hotel for marketing action intended for specific territories, Terremark Hospitality will assist the Hotel in reaching specific market segments through the drafting of potential clientele lists, the visiting of selected travel agencies, tour operators and corporations and the following up of such activities in the processing of sales orders.

      (f) Terremark Hospitality agrees to integrate the Hotel in the various trade shows and exhibitions attended by Terremark Hospitality or recommended for the Hotel.

      (g) The Owners consent to the integration of the Hotel's guest list and client list into Terremark Hospitality's guest history and client listing data base, which may be used by hotels in the Terremark group.

8.8   RESERVATION AND SALES SYSTEMS.

      (a) The Owners agree to honor all reservations made by Terremark Hospitality in accordance with this Agreement, including those made for the 24 month period after the termination of the appointment of Terremark Hospitality under this Agreement.

ANNEX B

      (b) The Hotel will be entitled to benefit from the sales and promotional activities planned for groups undertaken at the national or international level and intended for travel agents, tour operators, incentive groups, conventions, corporations, governmental agencies, international associations and airline companies. These activities will be performed by or through Head Office Personnel.

      (c) Terremark Hospitality agrees to distribute to all sales outlets as determined by Terremark Hospitality, the following:

            (i) information on services and facilities offered by the Hotel and advertising literature published by the Hotel; and

            (ii) the individual and group rates established annually by the Hotel, and if necessary, any special rates offered for specific markets.

      (d) The Owners will pay to Terremark Hospitality its annual advertising and marketing charge for the Hotel Premises, (the method of allocation of which will be set out in the Operating Plan and Budget).

      (e) The Owners agree that the Hotel will abide by all commission agreements negotiated and established by Terremark Hospitality in good faith with third parties who are not Related to Terremark Hospitality.

8.9   PERFORMANCE OF TERREMARK HOSPITALITY'S SERVICES.

      (a) In its management of the Hotel and to provide the Hotel with the benefits of volume purchasing, market research in the development of new and used equipment and supplies and design, decorating and other services, Terremark Hospitality may purchase goods, supplies and services from or through Terremark Hospitality or any of its Affiliates, so long as the prices and terms are competitive with the prices and terms of goods and services of equal quality available from others.

      (b) Terremark Hospitality may pay to any of its Affiliates a reasonable fee for the negotiation of contracts for the direct purchase by Terremark Hospitality from independent suppliers of goods, supplies and services so long as the prices and terms thereof when added to the fee are competitive.

      (c) Terremark Hospitality may retain an Affiliate or division as a consultant and to perform technical services in connection with any substantial remodeling, repairs, construction or other capital improvement to the Hotel and the Affiliate or division will be reasonably compensated for its services.

ANNEX B

                                   ARTICLE 9

                            USE OF UNITS BY OWNERS

9.1 USE OF UNITS BY OWNERS. The parties agree that the terms and conditions set out in Schedule B are binding upon all the Owners, all persons claiming under the Owner pursuant to Schedule B, and Terremark Hospitality and are hereby incorporated into this Agreement. Each Owner and each person claiming under the Owner will be permitted to use its Unit in accordance with Schedule B and in no other manner whatsoever. If any Owner proposes to book the use of his or her Unit in accordance with Schedule B, Terremark Hospitality will not be responsible if the Unit has been otherwise booked, provided that Terremark Hospitality has complied with Schedule B. Notwithstanding anything contained in Schedule B (including the definition of "Day"), the Owners will be bound by and comply with the check-in and check-out times established by Terremark Hospitality for the use of the Units.

9.2 FEES AND CHARGES. Terremark Hospitality may change any of such fees and charges in any Operating Plan and Budget, in its reasonable discretion. In addition, the Owners and those using the Units with the permission of the Owners in accordance with Schedule B will pay the standard charges established by Terremark Hospitality for the following:

      (a)   long distance calls;

      (b)   movie rentals;

      (c)   vending machine charges;

      (d) charges for use of any recreational facilities at the Hotel Premises or off the Hotel Premises pursuant to agreement with third parties; and

      (e)   purchases of other goods and services offered by Terremark
            Hospitality.

If any Owner or person claiming under any Owner does not pay any fee or charge set out in this SECTION 9.2, Terremark Hospitality may deduct such amount from the Owner's Unit Revenue Share. All of the fees and charges set out in this
SECTION 9.2 received by Terremark Hospitality will be included in the Gross Revenue.

9.3 NO CHARGE FOR COMMON PROPERTY OR COMMON FACILITIES. Except as set out in SECTION 9.2, Terremark Hospitality will not charge any Owner or any person claiming under the Owner pursuant to Schedule B for the use or enjoyment of its Unit or any portion of the Hotel Premises (including parking), provided that such use is in accordance with this ARTICLE 9 and Schedule B.

9.4 OWNER ELECTION NOT TO USE. The Owner will forthwith notify Terremark Hospitality in writing if the Owner determines or discovers at any time that the Owner or any person claiming under such Owner will not use the Unit on any of

ANNEX B

the days for which the Owner gave notice of the Owners use thereof pursuant to Schedule B and Terremark Hospitality may then rent out the Owner's Unit to Hotel Guests on such days.

9.5 USE BY OR ON BEHALF OF OWNER. No Owner will use or permit any person to use the Owner's Unit or the Common Elements except in accordance with this ARTICLE 9 or with the prior written consent of Terremark Hospitality in its sole discretion. The Owner will be responsible for any use of its Unit by the Owner or any person claiming under the Owner in accordance with this ARTICLE 9 and any amount payable from any Owner in respect of such use of such Owner's Unit to Terremark Hospitality hereunder. Under no circumstances will the Owner during the Term directly or indirectly charge rent or accept any form of consideration for the use of the Owner's Unit except in accordance with this Agreement.

9.6 PROMOTIONAL USE BY OWNER-SELLER. Notwithstanding any other provision in this Agreement to the contrary, until Owner-Seller has sold all of the Units to another Owner, Owner- Seller shall have the right to use Units reasonably designated by Terremark Hospitality as models for the promotion and sale of the remaining unsold Units, Terremark Hospitality shall also provide, at no cost to Owner-Seller, an office on the Hotel Premises with telephone facilities for use in connection with the promotion and sale of the unsold Units, Owner-Seller shall be liable for operating costs in connection with the use of the office on the Hotel Premises (e.g. telephone).

9.7 COMPLIMENTARY ROOMS. Notwithstanding any other provision in this Agreement to the contrary, the Owners agree that Terremark Hospitality shall have the right to offer travel agents, tour operators and other third parties, complimentary rooms in the Hotel in connection with the marketing and promotion efforts that it is undertaking for the Hotel.

                                  ARTICLE 10
                   COVENANTS, REPRESENTATIONS AND WARRANTIES

10.1 COVENANTS. All of the terms and provisions of this Agreement will be deemed and construed to be "covenants" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

10.2  REPRESENTATIONS AND WARRANTIES OF TERREMARK HOSPITALITY.
Terremark Hospitality represents and warrants, as representations and warranties that are true as of the date hereof and will be true at all times during the Term, as follows:

      (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in Florida.

      (b) it has full corporate power, authority and legal right to operate the Hotel and to perform and observe the provisions of this Agreement; and

ANNEX B

      (c) this Agreement constitutes a binding obligation of Terremark Hospitality enforceable in accordance with its terms; and

covenants that it will, during the Term, preserve and keep in effect, at its own expense and not as a Hotel Expense, its corporate existence, rights and licenses as required to carry on business in the State of Florida.

10.3 REPRESENTATIONS AND WARRANTIES OF OWNERS. Each of the Owners represents and warrants, as representations and warranties that are true as of the date hereof and will be true at all during the Term, as follows:

      (a) if such Owner is a corporation, it is a corporation duly authorized to do business under the laws of the State of Florida;

      (b) it has full power, authority and legal right to own real property in the State of Florida and to execute and deliver, and to perform and observe the provisions of this Agreement;

      (c) this Agreement constitutes the valid and binding obligations of the Owner enforceable in accordance with its terms; and

covenants that if such Owner is a corporation, it will, during the term of this Agreement, preserve and keep in effect, at its own expense, its corporate existence, rights and licenses to carry on business in the State of Florida.

                                  ARTICLE 11
                                  TRADEMARKS

11.1  TRADEMARKS. The parties agree that:

      (a) Subject to SECTION 11.2. during the Term, the Hotel will at all times be known and designated as follows:

            Fortune House - Fort Lauderdale Beach Condominium Hotel

            or such other name as may be determined by Terremark Hospitality.

            It is, however, agreed between the parties hereto that the names "Fortune House" and "Terremark", when used alone or in conjunction with some other work or words, is and will remain the exclusive

ANNEX B

            property of Terremark Fortune House #2, Ltd., a Florida limited partnership, and Terremark Hospitality Services, Inc., a Florida corporation, respectively, which have all rights to the names "Fortune House," "Terremark," "Terremark Hotels," "Terremark Hotels & Resorts" and "Terremark Suite Hotels"; and

      (2) upon termination of this Agreement for any reason whatsoever or Owner-Seller or Terremark Hospitality removing the "Fortune House" or the "Terremark" brands pursuant to SECTION 11.2, the Owners will remove the names "Fortune House," "Terremark," "Terremark Hotels," "Terremark Hotels & Resorts" and "Terremark Suite Hotels" from all locations within the Hotel and from all advertising or other materials used by the Hotel, and will cease absolutely the use of the names "Fortune House," "Terremark," "Terremark Hotels," "Terremark Hotels & Resorts" and "Terremark Suite Hotels" in any trademark thereof with respect to the Hotel. The Owners hereby give to both Owner-Seller and Terremark Hospitality a power of attorney to cancel any license agreement granted hereunder for the use of such names.

11.2 REMOVAL OF THE "FORTUNE HOUSE" OR THE "TERREMARK" BRAND. If at any time during the Term, 5 or more Units are not subject to this Agreement (except where such Units are temporarily not subject to this Agreement because of damage resulting from fire, flood or other casualty), then Owner-Seller and/or Terremark Hospitality may, at its option, cease to operate or identify the Hotel as part of the Fortune House and/or the Terremark Hospitality group in which case:

      (a) Terremark Hospitality may carry out its duties and obligations hereunder through a subsidiary or assign this Agreement to a subsidiary; and

      (b) Owner-Seller will change the name of the Hotel to remove any references to "Fortune House" and/or "Terremark."

                                  ARTICLE 12
                                   INSURANCE

12.1 INSURANCE. Terremark Hospitality will, for itself and the Owners at the sole cost and expense of the Owners, as a Hotel Expense, take out and maintain at all times during the Term:

      (a) insurance in respect of the Hotel Premises and all the Furniture, Fixtures and Equipment, including those in the Units, against loss or damage by fire and all other reasonably insurable perils included in the broad form extended coverage endorsement available under fire policies in an amount not less than the actual replacement cost;

ANNEX B

      (b) comprehensive public, products and innkeepers' liability and property damage insurance against claims for personal and bodily injury or death and property damage occurring in or about the Hotel Premises, with a single limit of not less than $__________ per occurrence, wherever practicable, or such higher amount as the Board of Directors and Terremark Hospitality may agree, acting prudently;

      (c) reasonable levels of business interruption insurance, as determined by Terremark Hospitality, acting reasonably;

      (d) worker's compensation insurance to the extent necessary to meet the requirements of the laws of Florida;

      (e) employer's liability insurance, with a minimum liability limit of $___________;

      (f)   reasonable levels of boiler and machinery insurance; and

      (g) such insurance coverages as are required of the Owners and the Owner-Seller under the Declaration with limits no less than are required under the Declaration.

in all cases to the extent that such insurance is available.

12.2 PARTIES INSURED. All insurance policies provided for in SECTION 12.1 will, to the extent reasonably possible, include the Owners, the Owner-Sellers and Terremark Hospitality as parties insured as their interests may appear. All insurance policies referred to in SECTION 12.1 will provide that the same may not be canceled or materially modified until at least 10 days after prior notice to Terremark Hospitality.

12.3 INSURANCE BY TERREMARK HOSPITALITY. The cost of furnishing any insurance pursuant to SECTION 12.1 will be borne by the Owners and charged by Terremark Hospitality to the Owners as a Hotel Expense.

12.4 SCHEDULES OF INSURANCE. At least once during each Operating Year, Terremark Hospitality will furnish to the Owners a schedule of insurance, listing the number of the policies of insurance obtained by Terremark Hospitality then outstanding and in force with respect to the Hotel Premises, or any part thereof, the names of the companies issuing such policies, or dates of such policies and the risks covered thereby.

                                  ARTICLE 13
                                     TITLE

13.1  TITLE.  Each Owner represents, warrants, covenants and agrees that:

ANNEX B

      (a) it has, and that throughout the Term it will maintain, full ownership of the Owner's Unit and the Furniture, Fixtures and Equipment therein, free and clear of all non- consensual liens and encumbrances except any Security and any other liens or encumbrances which do not materially affect the operation of the Hotel by Terremark Hospitality, and those hereafter approved in writing by Terremark Hospitality;

      (b) the Owner will not remove, and will not permit any person claiming under the Owner to remove, any item of Furniture, Fixtures and Equipment in the Owner's Unit except in accordance with this Agreement; and

      (c) Terremark Hospitality, in the course of fulfilling its duties and obligations herein, will and may peaceably and quietly possess, manage and operate the Owner's Unit and the Furniture, Fixtures and Equipment therein during the Term.

Each Owner will, at its own expense, undertake and prosecute any appropriate action, judicial or otherwise, to assure peaceful and quiet possession of such Owner's Unit by Terremark Hospitality. Each Owner further agrees that throughout the Term it will observe and perform all terms, covenants, conditions, duties and obligations required under any law, mortgage, or other agreement creating a lien on the Owner's Unit and the Furniture, Fixtures and Equipment therein and pay all property taxes and other charges levied with the property taxes.


                                  ARTICLE 14
                      DEFAULT, OBLIGATIONS ON TERMINATION

14.1 EVENTS OF DEFAULT. The following will constitute events of default on the part of Terremark Hospitality:

      (a) the filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Terremark Hospitality;

      (b) the consent to an involuntary petition in bankruptcy or the failure to vacate within 90 days from the date of entry thereof any order approving an involuntary petition by Terremark Hospitality; and

      (c) the entering of an order, judgement, or decree by any court of competent jurisdiction, on the application of a creator, adjudicating Terremark Hospitality a bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree will continue unstayed and in effect for a period of 120 consecutive days.; and

ANNEX B

      (d) the failure of Terremark Hospitality to perform, keep or fulfill any of its covenants, undertakings, obligations or conditions set forth in this Agreement in a material respect.

14.2 REMEDIES FOR OWNERS. If Terremark Hospitality is in default pursuant to
SECTION 14.1, the Board of Directors may give to Terremark Hospitality notice of its intention to call a meeting of the Owners to terminate the appointment of Terremark Hospitality under this Agreement after the expiration of a period of sixty (60) days from the date of such notice. Notwithstanding the foregoing, with respect to events of default referred to in SECTION 14.1(d), upon receipt of such notice Terremark Hospitality, promptly and with all due diligence, will proceed to cure the default referred to in such section, or if such default is not susceptible of being cured within a 30 day period, Terremark Hospitality will take and continue action to cure such default with all due diligence until the same is cured, such additional period not to exceed 120 days from such notice. Once a cure has been effected the notice will be of no effect. If, following the expiration of such period such default has not been cured, the Owners may, by Special Resolution, terminate the appointment of Terremark Hospitality pursuant to this Agreement. The remedies granted in this SECTION
14.2 will not be in substitution for, but will be in addition to any rights and remedies otherwise available for breach of contract or otherwise.

14.3 TERMINATION BY TERREMARK HOSPITALITY. Terremark Hospitality may terminate its appointment as manager under this Agreement at any time upon sixty (60) days written notice to the Board of Directors for any reason whatsoever.

Any termination by Terremark Hospitality pursuant to this SECTION 14.3 is without prejudice to any other rights that Terremark Hospitality might otherwise have against the Owners or any of them.

14.4 REMEDIES FOR TERREMARK HOSPITALITY. The Owners acknowledge and agree that if any Owner or Owners are in breach of any of their duties or obligations under this Agreement Terremark Hospitality may seek an injunction or the specific performance by such Owner or Owners of such duties or obligations, instead of or in addition to seeking damages against such Owner or Owners.

14.5 OBLIGATIONS ON TERMINATION. Upon termination or expiry of the appointment of Terremark Hospitality under this Agreement, the following will apply:

      (a) Terremark Hospitality and the Owners will cooperate with respect to all matters relating to the transition of the Management of the Hotel;

      (b) all fees and payments payable to Terremark Hospitality in accordance with this Agreement, other than those referred to in SUBSECTION 14.5(c) will be paid to Terremark Hospitality when due, provided that Terremark Hospitality will not be entitled to any Terremark Hospitality Marketing and Sales Expenses or Terremark Hospitality Recoveries for any period following such termination or expiry;

ANNEX B

      (c) all fees and payments due to Terremark Hospitality in accordance with this Agreement which are computed on an annual or other periodic basis will be annualized, prorated and paid within 30 days after termination of the appointment of Terremark Hospitality under this Agreement, including all deferred, accrued and unpaid fees;

      (d) Terremark Hospitality will peacefully vacate the Hotel Premises and surrender the management of the Hotel to or to the order of the Owners; and

      (e) Terremark Hospitality will deliver to the Owners all the Owners' books and records respecting the Hotel in the custody and control of Terremark Hospitality, and assign and transfer to or to the order of the Owners all of Terremark Hospitality's right, title and interest in and to all licenses and permits, if any, used by Terremark Hospitality in the operation of the Hotel, provided that if Terremark Hospitality has expended any of its own funds in the acquisition of such licenses or permits, the Owners will reimburse Terremark Hospitality therefor if the Owners request assignment and transfer of such licenses and permits.

                                  ARTICLE 15
                       OWNER-SELLER, UNITS, DISPOSITIONS

15.1 INITIAL AGREEMENT BY OWNER-SELLER. The parties acknowledge and agree that this Agreement is initially entered into with the Owner-Seller, as the owner of all of the Units. The Owner-Seller has entered into this Agreement on behalf of all subsequent owners of the Units and each such subsequent owners of the Units will be bound by the terms and conditions of this Agreement insofar as this Agreement relates to such Owner's Unit as though such Owner was a signatory hereto. This Agreement will run with each of the Units and bind the Owners from time to time of all of the Units and all of the Units will continue to be in the Rental Pool in accordance with the terms and conditions of this Agreement. Forthwith upon the completion of the sale of each Unit by the Owner-Seller, Owner-Seller will provide to Terremark Hospitality the assignment and assumption agreement in the form of Schedule A, duly executed by the Owner-Seller and the purchaser.

15.2 LIMITATION OF OWNERS' LIABILITY. Notwithstanding anything contained in this Agreement, the duties, obligations and liabilities of each Owner pursuant to this Agreement will be limited to:

      (a) with respect to the duties and obligations relating directly to the Units, to such Owner's duties and obligations arising directly in respect of any Unit owned by such Owner; and

ANNEX B

      (b) with respect to duties and obligations of the Owners collectively under this Agreement, to such Owner's proportionate share of such duties and obligations, as calculated in accordance with the Percentage Interest, and without limiting the generality of the foregoing:

      (c) Terremark Hospitality will not look to any Owner for the payment of any amount in connection with this Agreement except as is expressly set out herein; and

      (d)   no Owner will be liable for any act or omission of any other Owner.

The duties and obligations of the Owners are several only and not joint duties or obligations.

15.3 SALE OF UNIT BY ANY OWNER. The Owners and Terremark Hospitality agree that if at any time any Owner wishes to sell, lease or otherwise directly or indirectly dispose of its Unit or any interest therein to any person (in this SECTION 15.3 called a "Transferee") (other than by way of financing to any Security Holder):

      (a) prior to entering into any contract or agreement with any Transferee, the Owner will notify the proposed Transferee of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights of Terremark Hospitality and any bookings of the Unit by the Selling Owner pursuant to this Agreement and the Declaration, notify the proposed Transferee of any bookings of the Unit by the Owner pursuant to
            ARTICLE 9 and provide the proposed Transferee with a true copy of this Agreement;

      (b) the Owner will not directly or indirectly sell, lease or otherwise directly or indirectly dispose of the Unit or any interest therein unless prior to the completion of such transaction the proposed Transferee covenants pursuant to an agreement in writing in favor of Terremark Hospitality, in the form and content of Schedule A (modified to change the name of the Owner-Seller to the name of the vendor of such Unit), to fully assume and be bound by this Agreement insofar as it relates to such Unit, and Terremark Hospitality will provide the Owner and the Transferee with copies of such agreement, duly executed by Terremark Hospitality, as soon as reasonably possible thereafter;

      (c) upon written request from the Owner, Terremark Hospitality will provide any prospective Transferee therein with details of any bookings of the Unit by the Owner pursuant to ARTICLE 9;

      (d) the Owner or the Transferee will notify Terremark Hospitality of the completion of the sale, lease or other disposition of the Unit and provide Terremark Hospitality with reasonable evidence thereof, together with the assignment and assumption

ANNEX B

            agreement in the form of Schedule A, duly executed by the Owner and the Transferee;

      (e) Terremark Hospitality will not be required to make any adjustments as between the Owner and any Transferee and Terremark Hospitality will be deemed to have fully discharged its obligations hereunder if Terremark Hospitality pays the Unit Revenue Share payable to such Owner in accordance with SECTION 5.4 to or to the order of the person who was, according to the records of Terremark Hospitality, the registered owner of the Unit on the days such Unit Revenue Share is payable to such Owner in accordance with SECTION 5.4; and

      (f) subject to Terremark Hospitality's approval, acting reasonably, the Transferee may upon not less than 30 days' notice to Terremark Hospitality, reschedule the use by the Transferee pursuant to
            ARTICLE 9.

15.4 ASSUMPTION AND RELEASE. Upon the execution and delivery of the assignment and assumption agreement in the form of Schedule A by the vendor (including the Owner-Seller as vendor) and purchaser of any Unit and the transfer of title of such Unit to the purchaser thereof:

      (a) the vendor of such Unit will be released from its duties and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title, provided that the vendor of such Unit will not be released from any of its duties or obligations under this Agreement in respect of any other Unit owned by such vendor; and

      (b) the purchaser of such Unit will be responsible for all duties and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title.

15.5 FINANCING OF UNITS. If title to any Unit is at any time to be subject to any mortgage, assignment of rents or other security registered or to be registered by any Owner against title to its Unit, including any renewals, modifications, replacements or extensions thereof (collectively called the "Security"), then:

      (a) prior to granting any Security, the Owner of such Unit will notify the proposed holder of such Security (the "Security Holder") of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights of Terremark Hospitality and the Hotel Guests pursuant to this Agreement and the Owner will provide the Security Holder with a true copy of this Agreement; and

      (b) if the Security Holder in respect of such Security does not agree to the priority of the Declaration and this Agreement over the Security, the Declaration and this Agreement will be subordinate to

ANNEX B

            such Security and Terremark Hospitality will, upon request of the Owner, execute any instrument of postponement or in confirmation of the subordination of the Declaration and this Agreement pursuant to this SECTION 15.5(b) and in such case the Owner will use its best efforts to obtain a non- disturbance agreement in a form acceptable to Terremark Hospitality.

15.6 ESTOPPEL CERTIFICATES. Terremark Hospitality will, from time to time, upon not less than 10 days' prior notice by any Owner or any Security Holder, execute and deliver to such Owner or Security Holder, a certificate in writing certifying that this Agreement is unmodified and in force (or, if there have been modifications, that the same is in force as modified and stating the modifications), stating such facts as to this Agreement as such Owner or Security Holder reasonably requires, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any duty or obligation contained in this Agreement, and, if so, specifying each such default of which the signer may have knowledge. Any certificate so delivered may be relied upon by such Owner and by any such Security Holder or prospective Security Holder, Terremark Hospitality, upon similar notice, will be entitled to a similar certificate from each Owner.

15.7 ATTORNMENT BY TERREMARK HOSPITALITY. Terremark Hospitality agrees to attorn to and become the manager, in accordance with this Agreement, of any purchaser, mortgagee or trustee who becomes entitled to possession of any Unit in accordance with any requirements set out in this ARTICLE 15.

                                  ARTICLE 16
                      ASSIGNMENT BY TERREMARK HOSPITALITY

      Terremark Hospitality has the right to assign its rights under this Agreement as security to its bankers, provided prior thereto the assignee agrees to be liable hereunder for the obligations of Terremark Hospitality to the Owners upon any enforcement by the assignee of its security comprising Terremark Hospitality's rights under this Agreement. Terremark Hospitality has the further right, so long as it is not then in default under this Agreement, to assign its rights under this Agreement:

      (a)   to an Affiliate of Terremark Hospitality; or

      (b) to any successor assignee of Terremark Hospitality which may result from any merger, transfer, consolidation or reorganization,

ANNEX B

                                  ARTICLE 17
                                 MISCELLANEOUS

17.1 COOPERATION. Subject to the terms and conditions set out in this Agreement, the parties will at all times during the Term act in good faith, cooperate and act reasonably in respect of all matters within the scope of this Agreement.

17.2 UNITED STATES FUNDS. Unless otherwise noted, all amounts payable by either party to the other hereunder will be paid in funds of the United States.

17.3 NO WAIVER OF BREACH. No failure by Terremark Hospitality or the Owners to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach, will constitute a waiver of any such breach or any subsequent breach of such Covenant, agreement, term or condition. No waiver of any breach will affect or alter this Agreement, but each and every Covenant, agreement, term and condition of this Agreement will continue in full force and effect with respect to any other then existing or subsequent breach.

17.4 SEVERABILITY OF PROVISIONS. If any provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, as the case may be, will not be affected thereby, and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

17.5 NOTICES. All notices, requests, approvals, demands and other communications required or permitted to be given under this Agreement will be in writing and addressed to the parties as follows:

      (a)   if to Terremark Hospitality:

            Terremark Hospitality  Services, Inc.
            2601 South Bayshore Drive
            Ninth Floor
            Miami, Florida 33133
            Attention:  Rafael Villa, President
            Fax No.: (305) 856-8190

            and:

ANNEX B

      (b)   if to the Owners:

            (i)   in the case of the Owner-Seller:

                  Terremark Fortune House #2, Ltd.
                  2601 South Bayshore Drive
                  Ninth Floor

                  Miami, Florida 33133
                  Attention:  Robert Finvarb, General Counsel
                  Fax No.: (305) 856-8190

            (ii) in the case of any other Owner, to the address of such Owner as notified by such Owner to Terremark Hospitality,

or, in any case, at such other address as the party to whom the notice is sent will have designated in accordance with the provision of this SECTION 17.5. All notices will be delivered personally, transmitted by fax or mailed by postage prepaid mail (provided that in the event of a disruption in mail services, notices will be delivered personally or transmitted by fax). Notices will be deemed to be received:

      (c) on the date of delivery or transmittal thereof if delivered personally or sent by fax; or

      (d) on the fifth Business Day after the mailing thereof, if sent by mail.

17.6 SUCCESSORS AND ASSIGNS. Subject to SECTION 15.4, this Agreement will enure to the benefit of and will be binding upon the heirs, executors, successors, legal representatives and permitted assigns of the parties.

17.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be an original, but all of which will constitute but one and the same instrument.

17.8 WAIVER. No provision of this Agreement may be changed orally, but only by an instrument in writing signed by the party against which the enforcement of the change is sought.

17.9 INDEPENDENT CONTRACTOR; NO PARTNERSHIP OR JOINT VENTURE. For all purposes of this Agreement, Terremark Hospitality and its affiliates shall be and act as independent contractors. Nothing contained in this Agreement will constitute or be deemed to create a partnership or joint venture between the Owners and Terremark Hospitality or its Affiliates.

17.10 APPROVALS. Except as expressly set out herein, whenever any party hereto is requested to give its approval to any matter, such approval will not be withheld or delayed unreasonably. If a party will desire the approval of the other party hereto to any matter, such party will give notice to such other party that it requests such approval, specifying in such notice the matter (in reasonable detail) as to which such approval is requested.

17.11 FORCE MAJEURE. If a party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of Act of God, strike, labor dispute, lockout, threat of imminent strike, fire, flood, interruption or delay in transportation, war, insurrection or mob violence, requirement or regulation of government, or statute, unavoidable

ANNEX B

casualties, shortage of labor, equipment or materials, economic or market conditions, plant breakdown or failure of operation equipment or any disabling cause to other than lack of funds), without regard to the foregoing enumeration, beyond the control of either party or which cannot be overcome by the means normally employed in performance, then and in every such event, any such prevention or delay will not be deemed to be a breach of this Agreement but performance of any of the said obligations or requirements will be suspended during such period or disability and the period of all such delays resulting from any such thing required or permitted by either party to be done is to be done hereunder, it being understood and agreed that the time within which anything is to be done, or made pursuant hereto will be extended by the total period of all such delays.

ANNEX B

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TERREMARK HOSPITALITY SERVICES, INC.,
a Florida corporation


By:___________________________________
Its:__________________________________

Terremark Fortune House #2, Ltd., a Florida limited
partnership
   By:Terremark Fortune House #2, Inc., a Florida corporation, its General Partner

By:___________________________________
Print Name:___________________________
Title:________________________________


Terremark Fortune House #2, Ltd., a Florida limited
partnership, on behalf of the Owners
   By:Terremark Fortune House #2, Inc., a Florida corporation, its General Partner

By:____________________________________
Print Name:____________________________
Title:_________________________________

ANNEX B

                                  SCHEDULE A

                 ASSIGNMENT AND ASSUMPTION OF HOTEL OPERATING
                           AND RENTAL POOL AGREEMENT

"Terremark Hospitality"       Terremark Hospitality Services, Inc.
                                    2601 South Bayshore Drive
                                    Ninth Floor
                                    Miami, Florida 33133
                                    Fax:  (305) 856-8190

"SELLER"                            Name:
                                    _______________________________

                                    Address:_______________________
                                    _______________________________
                                    _______________________________
                                    _______________________________

                                    Phone:_________________________
                                    Fax:___________________________

"PURCHASER"                         Name:
                                    _______________________________

                                    Address:
                                    _______________________________
                                    _______________________________
                                    _______________________________
                                    Phone:_________________________
                                    Fax:___________________________


                                    Name:
                                    _______________________________

                                    Address:
                                    _______________________________
                                    _______________________________
                                    _______________________________
                                    Phone:_________________________
                                    Fax:___________________________

ANNEX B

"UNIT"                        Fortune House - Fort Lauderdale Beach
                                    Unit # ______

"SALE DATE"                   ______________, ____


      WHEREAS:

      A.    Seller is the owner of the Unit.

      B. Seller and Purchaser have entered into a contract for the sale of the Unit from Seller to Purchaser on the Sale Date.

      C. Seller and Terremark Hospitality are parties to a Hotel Operating and Rental Pool Agreement dated as of ___________________, 2000, among Terremark Hospitality, Terremark Fortune House #2, Ltd., and the Owners of the Units (as defined therein), as amended by the amendments, if any, described in Section 5 below (collectively, the "RENTAL POOL AGREEMENT") in respect of the Fortune House - Fort Lauderdale Beach Condominium Hotel.

      D. The parties are required to enter into this Agreement in accordance with the Rental Pool Agreement.

      THEREFORE, in consideration of the transfer of the Unit from Seller to Purchaser on the Sale date, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties, the parties agree as follows:

      1. Assignment to Purchaser. Effective as of the Sale Date, Seller hereby absolutely assigns, transfers and conveys, effective from and including the Sale Date, all of Seller's right, title and interest in and to the Rental Pool Agreement insofar as they arise from ownership of and related to the Unit, and all rights and benefits to be derived thereunder (including any amounts payable to Seller thereunder) insofar as such rights and benefits arise from ownership of and related to the Unit.

      2. Direction to Pay. Seller and Purchaser hereby direct Terremark Hospitality to pay any amounts payable under the Rental Pool Agreement in respect to the Unit from and including the Sale Date to Purchaser at the address set out above

      3. Assumption and Indemnity by Purchaser. Purchaser hereby assumes, from and including the Sale Date, all of the duties and obligations of Seller under the Rental Pool Agreement insofar as such duties and obligations arise from ownership of and relate to the Unit, and covenants and agrees with Seller and Terremark Hospitality to perform and observe all of such duties and obligations from and including the Sale Date, and ratifies the Rental Pool Agreement in all respects.

ANNEX B

      4. Other Units Excluded. This Agreement relates only to the Unit and not to any other units in the Development.

      5. Amendments to Rental Management Agreement. Seller represents to Purchaser that the Rental Pool Agreement has not been amended except as follows [none if not completed]:

      6. Miscellaneous. If either Seller or Purchaser is comprised of more than one person, the covenants and agreements of Seller or Purchaser, as the case may be, are joint and several covenants and agreements. This Agreement will be binding upon and inure to the benefit of the heirs, executors, successors, legal and personal representatives, and assigns of the parties, as applicable.

      7. Purchaser's Acknowledgment. Purchaser acknowledges that Purchaser has received a copy of and has been given an opportunity to read the Rental Pool Agreement (including any amendments set out in Section 5 above).

      Dated: ________________, ____.

SELLER:
_______________________________
a(n)___________________________

By:____________________________
Name:__________________________
Its:___________________________

PURCHASER:
_______________________________
a(n)___________________________

By:____________________________
Name:__________________________
Its:___________________________

_______________________________
Name:

_______________________________
Name:

ANNEX B
                       CONSENT OF TERREMARK HOSPITALITY

      Terremark Hospitality hereby agrees that Seller is hereby released from all of Seller's duties and obligations under the Rental Pool Agreement arising from and including the Sale Date, insofar as such duties and obligations arise from ownership of or relate to the Unit.

      Dated: ______________, ____.


                                    TERREMARK HOSPITALITY SERVICES, INC.,
                                    a Florida corporation

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

ANNEX B

                                  SCHEDULE B

            FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL

                            USE OF UNITS BY OWNERS

1.    DEFINITIONS. For the purposes of this SCHEDULE B:

      (a) capitalized terms used in this SCHEDULE B and not defined herein have the meanings ascribed to such terms in the Hotel Operating and Rental Pool Agreement;

      (b) "Day" means any period of 24 consecutive hours, commencing at 2:00 p.m. on any day and ending at 2:00 p.m. on the immediately following day;

      (c) "Hotel Operating and Rental Pool Agreement" means the hotel operating and rental pool agreement to which this Schedule B is attached.

      (d) "Hotel Operator" means the entity appointed by the Unit Owners under the Hotel Operating and Rental Pool Agreement as the Unit Owners' exclusive manager to manage the Hotel and the Rental Pool.

      (e)   "Public" means all persons other than the Unit Owner;

      (f) "Registered Owner" means the person shown in the Official Records of Broward County, Florida as owner in fee simple of the Unit;

      (g) "Unit Owner" means the Registered Owner and the spouse, children and parents of such Registered Owner and the parents of the Registered Owner's spouse; and where there is more than one Registered Owner, all the Registered Owners and their spouses, children, parents and the parents of their spouses will together constitute the "Unit Owner" for the Unit and, where the Registered Owner is a corporation or corporations, all directors, officers, shareholders and employees and the spouses, children and parents of corporations constitute the "Unit Owner" for the Unit; and "Unit Owner" will include any person permitted by any of the foregoing to Use the Unit free of charge, including an Exchange Program User;

      (h) "Use" includes the purpose to which the Unit is put, and includes reside, sleep, inhabit, or otherwise occupy;

      (i)   "Year" means a calendar year.

ANNEX B

2.    TWO MONTH ADVANCE RESERVATIONS.

      (a) A Unit Owner (other than an Exchange Program User) may reserve and Use its Unit for up to a maximum of 120 days per Year, which use shall be further limited to a maximum of 60 days within the period extending between December 15 and April 30 of each year during the term hereof, provided that the Registered Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the use of the Unit on behalf of the Registered Owner) first reserves the Use of the Unit by a notice in writing to the Hotel Operator at least two months prior to the commencement of the period in which the Unit Owner wishes to Use the Unit.

      (b) If a Unit is reserved for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the Unit must be reserved for Use for a minimum of 2 Days. A Unit Owner may Use the Unit no more than 4 times per Year (including any Use pursuant to Paragraph 3 below) with respect to 2 or 3 Day stays that commence at or after 2:00 p.m. on a Friday or a Saturday.

      (c) If the Unit Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the Use of the Unit on behalf of the Registered Owner) reserves the Use of the Unit pursuant to this Paragraph 2, the Unit Owner shall be entitled to Use such Unit during the period or periods so reserved regardless of whether the Hotel Operator has accepted a reservation from the Public for the Use of the Unit for the period or periods reserved by the Registered Owner and Use shall be in accordance with the applicable provisions of the Hotel Operating and Rental Pool Agreement, including Section 9.2 of the Hotel Operating and Rental Pool Agreement regarding payment for any services used by the Unit Owner and payment of any restocking/cleaning charges. For purposes of determining whether the Registered Owner participates in any rental pool provided for in the Hotel Operating and Rental Pool Agreement (or as operated by the Association, if no Hotel Operating and Rental Pool Agreement is in effect), a Registered Owner will be deemed to have Used the Unit during the period or periods so reserved, whether or not the Unit Owner actually Uses or occupies the Unit during such period or periods unless the Unit is available for rental to the Public and at least 30 Days prior to the Unit Owner's scheduled Use of the Unit the Unit Owner cancels such reservation, with the approval of the Hotel Operator, acting reasonably.

      (d) If the Unit Owner does not Use the Unit for the full 120 Days permitted to be Used by the Unit Owner pursuant to this Paragraph 2 in any Year, the Unit Owner will not be entitled to accumulate or otherwise use the unused Days in any future Year.

      (e) The Unit may only be reserved and Used for a total of 120 Days per Year pursuant to this Paragraph 2, regardless of the number of Registered Owners of the Unit or Unit Owners during such Year.

ANNEX B

      3. FIFTEEN DAY ADVANCE RESERVATION. In addition to the reservation and Use rights set forth in Paragraph 2 above, a Unit Owner may reserve and Use the Unit for an additional ___ days in a Year under the following terms and conditions:

            (a) The Unit Owner (other than an Exchange Program User) may request that the Hotel Operator reserve the Unit for Use by the Unit Owner no more than 15 Days prior to the date of requested use.

            (b) If the Hotel is less than 80% booked for all Days requested as of the date the reservation is requested and the Unit has not been reserved for use by a Guest, the Unit shall be reserved for Use by the Unit Owner.

            (c) Use shall be in accordance with the applicable provisions of the Hotel Operating and Rental Pool Agreement, including
                  Section 10.2 of the Hotel Operating and Rental Pool Agreement regarding payment for any services and payment of any restocking/cleaning charges.

            (d) If a Unit is reserved for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the Unit must be reserved for use for a minimum of 2 Days. A Unit Owner may Use the Unit no more than 4 times per Year (including any use pursuant to Paragraph 2 above) with respect to 2 or 3 Day stays that commence at or after 2:00 p.m. on a Friday or a Saturday.

            (e) For purposes of determining whether the Registered Owner participates in any rental pool provided for in the Hotel Operating and Rental Pool Agreement (or as operated by the Association, if no Hotel Operating and Rental Pool Agreement is in effect), the Registered Owner will be deemed to have Used the Unit for the Days so reserved whether or not the Unit Owner actually Uses or occupies the Unit during such Days unless, at least 5 Days prior to the Unit Owner's scheduled Use of the Unit, the Unit Owner cancels such reservation with the approval of the Hotel Operator.

            (f) The Unit may only be reserved and Used for a total of 120 Days per Year pursuant to this Paragraph 3, regardless of the number of Registered Owners of the Unit or Unit Owners during such Year.

            (g) If the Unit Owner does not Use the Unit for the full 120 Days permitted to be Used by the Unit Owner pursuant to this Paragraph 3 in any Year, the Unit Owner will not be entitled to accumulate or otherwise Use the unused Days in any future Year.

      4. Subject to the Use by the Unit Owners pursuant to this SCHEDULE B, the Unit will be available at all times for rental to the Public; the Hotel Operator may accept

ANNEX B

            reservations from the Public for the Use of the Unit for any future Day or Days, unless the Registered Owner has already reserved that Day or those Days pursuant to section 2 or 3 hereof.

                  THERE ARE TAX CONSEQUENCES TO A REGISTERED OWNER (SOME OF WHICH MAY BE ADVERSE) THAT RESULT FROM THE USE OF A UNIT BY A UNIT OWNER, THE REGISTERED OWNER SHOULD CONSULT ITS TAX ADVISOR REGARDING HOW THE USE OF THE UNIT MAY AFFECT THE REGISTERED OWNER'S TAX SITUATION.

THE REGISTERED OWNER IS RESPONSIBLE FOR MONITORING THE IMPACT ANY USE OF ITS UNIT MAY HAVE ON THE REGISTERED OWNER'S TAXES, NEITHER TERREMARK FORTUNE HOUSE #2, LTD., A FLORIDA LIMITED PARTNERSHIP, NOR THE HOTEL OPERATOR SHALL HAVE ANY LIABILITY OR RESPONSIBILITY FOR THE TAX CONSEQUENCES TO A REGISTERED OWNER RESULTING FROM THE USE OF THE REGISTERED UNIT OWNER BY A UNIT OWNER.

ANNEX B
                                  SCHEDULE C

                          INITIAL PRICE LIST OF UNITS
                                      AT
                    FORTUNE HOUSE - FORT LAUDERDALE BEACH
                               CONDOMINIUM HOTEL

ANNEX C

              01         02         03         04          05         06         07         08         09
              A          A          B           B          C          C          D          D          B
 FLOOR     663 S.F.   663 S.F.    582 S.F.   582 S.F.   1,056 S.F. 1,056 S.F.  991 S.F.   991 S.F.   582 S.F.
 -----     --------   --------    --------   --------   ---------------------  --------   --------   --------
   7        0.2732%    0.2672%    0.2306%     0.2204%    0.4256%    0.4256%    0.4144%    0.4144%    0.2621%
   8        0.2783%    0.2722%    0.2357%     0.2255%    0.4297%    0.4297%    0.4205%    0.4205%    0.2672%
   9        0.2834%    0.2773%    0.2407%     0.2306%    0.4348%    0.4348%    0.4246%    0.4246%    0.2722%
   10       0.2885%    0.2824%    0.2458%     0.2357%    0.4398%    0.4398%    0.4297%    0.4297%    0.2773%
   11       0.2936%    0.2875%    0.2509%     0.2407%    0.4449%    0.4449%    0.4327%    0.4327%    0.2824%
   12       0.2986%    0.2925%    0.2560%     0.2458%    0.4490%    0.4490%    0.4378%    0.4378%    0.2875%
   14       0.3037%    0.2976%    0.2611%     0.2509%    0.4530%    0.4530%    0.4429%    0.4429%    0.2925%
   15       0.3088%    0.3027%    0.2661%     0.2560%    0.4581%    0.4581%    0.4459%    0.4459%    0.2976%
   16       0.3139%    0.3078%    0.2712%     0.2611%    0.4632%    0.4632%    0.4500%    0.4500%    0.3027%
   17       0.3190%    0.3129%    0.2763%     0.2661%    0.4683%    0.4683%    0.4551%    0.4551%    0.3078%
   18       0.3240%    0.3179%    0.2814%     0.2712%    0.4723%    0.4723%    0.4602%    0.4602%    0.3129%
   19       0.3291%    0.3230%    0.2865%     0.2763%    0.4774%    0.4774%    0.4642%    0.4642%    0.3179%
   20       0.3342%    0.3281%    0.2915%     0.2814%    0.4825%    0.4825%    0.4683%    0.4683%    0.3230%

 FLOOR        A          A          B          B           C          C          D          D          B
 -----        -          -          -          -           -          -          -          -          -
   21       0.3393%    0.3332%    0.2966%     0.2865%    0.4876%    0.4876%    0.4723%    0.4723%    0.3281%
   22       0.3444%    0.3383%    0.3017%     0.2915%    0.4927%    0.4927%    0.4764%    0.4764%    0.3332%

 FLOOR        A          A          B          B           C          C          D          D          B
   23       0.3667%    0.3637%    0.3220%     0.3108%    0.4896%    0.4896%    0.4784%    0.4784%    0.3515%


             10         11         12          13          14         15         16         17         18
              B          E          E           F          F          E          E          G          G
 FLOOR    582 S.F.   460 S.F.   460 S.F.   667 S.F.    667 S.F.   460 S.F.   460 S.F.  1,000 S.F. 1,000 S.F.
 -----    --------   --------   --------   --------    --------   --------   --------  ---------------------
   7        0.2306%    0.2072%    0.1960%     0.2946%    0.2946%    0.2275%    0.2042%    0.5526%    0.5617%
   8        0.2357%    0.2123%    0.2011%     0.2997%    0.2997%    0.2326%    0.2093%    0.5577%    0.5658%
   9        0.2407%    0.2174%    0.2062%     0.3047%    0.3047%    0.2377%    0.2143%    0.5627%    0.5719%
   10       0.2458%    0.2225%    0.2113%     0.3098%    0.3098%    0.2428%    0.2194%    0.5678%    0.5760%
   11       0.2509%    0.2275%    0.2164%     0.3149%    0.3149%    0.2479%    0.2245%    0.5729%    0.5820%
   12       0.2560%    0.2326%    0.2214%     0.3200%    0.3200%    0.2529%    0.2296%    0.5780%    0.5861%
   14       0.2611%    0.2377%    0.2265%     0.3251%    0.3251%    0.2580%    0.2346%    0.5831%    0.5922%
   15       0.2661%    0.2428%    0.2316%     0.3301%    0.3301%    0.2631%    0.2397%    0.5881%    0.5963%
   16       0.2712%    0.2479%    0.2367%     0.3352%    0.3352%    0.2682%    0.2448%    0.5932%    0.6024%
   17       0.2763%    0.2529%    0.2418%     0.3403%    0.3403%    0.2732%    0.2499%    0.5983%    0.6064%
   18       0.2814%    0.2580%    0.2468%     0.3454%    0.3454%    0.2783%    0.2550%    0.6034%    0.6125%
   19       0.2865%    0.2631%    0.2519%     0.3504%    0.3504%    0.2834%    0.2600%    0.6085%    0.6166%
   20       0.2915%    0.2682%    0.2570%     0.3555%    0.3555%    0.2885%    0.2651%    0.6135%    0.6227%

 FLOOR        B          E          E          E           E           PENTHOUSE
 -----        -          -          -          -           -           ---------
   21       0.2966%    0.2732%    0.2621%     0.2875%    0.2672%      UNIT PH 2100 - 1,500,000 = 1.58 %
   22       0.3017%    0.2783%    0.2672%     0.2915%    0.2712%      UNIT PH 2200 - 2,500,000 = 2.63 %

 FLOOR        B          E          E          E           E
 -----        -          -          -          -           -
   23       0.3220%    0.2915%    0.2865%     0.3159%    0.2956%


ANNEX D-1

                     CONDOMINIUM SALE AND PURCHASE AGREEMENT
             FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL

AGREEMENT ("Agreement" or "Contract") by and between TERREMARK FORTUNE HOUSE #2, LTD., a Florida limited partnership ("Seller" or "Developer") whose address is 2601 South Bayshore Drive, Ninth Floor, Miami, Florida 33133, and ____________________________________________ ("Buyer") whose local address is
_______________________; whose permanent address is _______________________;
Residential Telephone Number: ______________________; Office Telephone Number:
_________________; Facsimile Number: _______________________; Social Security
Number: __________________________.

         ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY
         STATING THE REPRESENTATIONS OF THE DEVELOPER. FOR
         CORRECT REPRESENTATIONS, REFERENCE SHOULD BE MADE TO
         THIS CONTRACT AND THE DOCUMENTS REQUIRED BY SECTION
         718.503, FLORIDA STATUTES, TO BE FURNISHED BY A DEVELOPER TO BUYER OR LESSEE.

         ANY PAYMENT IN EXCESS OF TEN PERCENT OF THE PURCHASE
         PRICE MADE TO DEVELOPER PRIOR TO CLOSING PURSUANT TO THIS AGREEMENT MAY BE USED FOR CONSTRUCTION PURPOSES BY THE
         DEVELOPER.

         In consideration of the terms and conditions hereafter set forth, Seller agrees to sell and Buyer agrees to purchase the following described real property ("Unit" or "Condominium Unit") located in Fort Lauderdale, Broward County, Florida:

         Condominium Unit No. _______________ of FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL ("Condominium") according to the Declaration of Condominium thereof, to be recorded in the Public Records of Broward County, Florida, together with an undivided share in the common elements appurtenant thereto.

          THE PURCHASE OF THE UNIT INCLUDES PARTICIPATION BY BUYER IN A MANDATORY RENTAL POOL FOR THE CONDOMINIUM AS MORE
          FULLY DESCRIBED IN THE PROSPECTUS WHICH HAS BEEN
          DELIVERED TO THE BUYER.
                                                    Buyer Initials
                                            --------

         1. PURCHASE AND SALE. Buyer agrees to buy and Seller agrees to sell (on the terms and conditions contained in this Agreement) the above-mentioned Unit. The Total Purchase Price for the Unit is $______________, payable in United States dollars as follows:

ANNEX D-1


PAYMENT                                  DUE DATE                                           AMOUNT
-------                                  --------                                           ------
Initial Deposit                          Upon execution of this Agreement                   $ ______________
Second Deposit                           Upon commencement of construction                  $ ______________
Third Deposit                            Upon topping off of the building                   $ ______________
Balance                                  At Closing                                         $ ______________

TOTAL PURCHASE PRICE                                                                        $.
                                                                                              ==============

         Deposits may be made by personal check (subject to clearance) or wire transfer of funds. The balance due at closing must be paid by cashier's check, certified check or wire transfer of federal funds. All payments must be made in United States funds and all checks must be payable on a bank located in Miami-Dade, Broward or Palm Beach County, Florida.

         Buyer understands that Buyer will be obligated to pay all cash at closing under this Agreement and that Buyer's obligation under this Agreement to purchase the Unit will not depend on obtaining a mortgage from any lender or any conditions imposed by such lender. Buyer will be solely responsible for making Buyer's own financial arrangements. The fact that Seller may arrange for the availability of mortgage loans for purchasers of units will not in any way affect this obligation. Seller is under no obligation to arrange for the availability of a mortgage loan to the Buyer. Seller agrees, however, to provide information to the lender and to coordinate closing with it, but only if the lender meets Seller's closing schedule and pays the proceeds of its mortgage at closing. In the event that the lender does not pay Seller these proceeds at closing, then the closing shall not be deemed to have occurred until Seller actually receives the funds, and they have cleared.

         Although Seller does not have to do so, if Seller agrees to delay closing upon Buyer's request, or until the lender is ready to close, or to wait for full or partial funding from lender, Buyer agrees to pay Seller a late funding charge equal to interest at the then applicable highest lawful rate for all sums due Seller which have not been paid to Seller (or which have not then cleared) from the date Seller originally scheduled closing to the date of actual payment (and clearance). This late funding charge may be estimated and charged by Seller at closing. Seller's estimate will be adjusted after closing based on actual funding and clearance dates upon either Seller or Buyer's written request. Without limiting the generality of Paragraph 23 of this Agreement, the foregoing sentence will continue to be effective after closing.

         2. SELLER'S FINANCING. Seller may borrow money from lenders to construct the Condominium or otherwise with regard to Seller's ownership of the Condominium. Buyer agrees that any lender advancing funds or who has previously advanced funds to Seller for Seller's use in connection with the Condominium and/or otherwise with regard to Seller's acquisition and/or ownership of the Condominium will have a prior mortgage on the Unit and the Condominium until closing. At that time, Seller may use all the proceeds of Buyer's purchase which are necessary to release the Unit from the then applicable mortgages for the purpose of obtaining those releases. Neither this Agreement, nor Buyer's payment of deposits, will give Buyer any lien or claim against the Unit or the Condominium. Without limiting the generality of the foregoing, Buyer's rights under this Agreement will be subordinate to all mortgages (and all

ANNEX D-1

modifications made to those mortgages) that secure the advance of construction funds or otherwise, whether made or recorded before or after the date of this Agreement.

         3. CONSTRUCTION. The following provisions will apply if the construction, furnishing and landscaping of the Unit and the Condominium in which the Unit is located are not substantially complete on the date of this Agreement (if the Unit is now completed, the Buyer hereby acknowledges having inspected and approved it, and that Buyer is buying the Unit "As Is" except as indicated on any addendum):

            (a) Construction. Seller agrees to construct the Unit in substantial conformance with the plans and specifications on file in Seller's office ("Seller's Plans and Specifications"), which Buyer can inspect upon reasonable notice. Buyer acknowledges that the Seller's Plans and Specifications for the Unit and Condominium have been made available by Seller for inspection at the sales office. Buyer understands that the Unit may be the reverse or mirror image of the floor plan of any model or that shown on Seller's sales brochures or other materials. Buyer understands dimensions shown in Seller's Plans and Specifications, and in any sales brochure, are approximate and may change due to field conditions. Buyer understands the Total Purchase Price only includes the construction of Buyer's Unit pursuant to Seller's Plans and Specifications, standard items specified in Seller's sales brochures, and those items of furniture and furnishings in a list attached to this Agreement as Exhibit "B". Seller reserves the right, without liability to Buyer, to make any modifications, changes or omissions to the Unit or Condominium common elements as long as they do not substantially and adversely affect Buyer, or if they are required by any governmental authority, and to substitute materials, equipment, cabinets, fixtures, appliances, and/or floor coverings with items of similar or better quality. Buyer understands and agrees that the dimensions of rooms and balconies and the location of telephone, electric, cable TV and other utility outlets, windows, doors, walls, partitions, fighting fixtures, electric panel boxes and the general layout of the Unit are subject to change by Seller in its sole discretion. Buyer understands that materials used in the construction such as brick, wood, paint, tile, marble, and the like, are subject to shading and gradation and may vary from samples, models or color charts, and from piece to piece, and Seller will not be liable for such variation. Seller will have complete discretion in "finishing details," including, but not limited to, the exterior of the building, landscaping, amenities, and beautification of the Condominium. Buyer further agrees and understands that trees and landscaping which are located on portions of the Condominium property may be removed to permit construction. Seller does not guaranty the survival of any trees or landscaping which are left or planted on any portion of the Condominium property.

            Buyer acknowledges and agrees that it is a widely observed construction industry practice for pre-construction plans and specifications for any unit or building to be changed and adjusted from time to time in order to accommodate ongoing "in the field" construction needs. These changes and adjustments are essential in order to permit all components of the units and the building to be integrated into a well-functioning and aesthetically pleasing product in an expeditious manner. Because of the foregoing, Buyer acknowledges and agrees that it is to its benefit to allow Seller to make such changes to the Unit and the Condominium.

            Buyer fully understands that the Seller's Plans and Specifications for the Condominium and the Unit describe "proposed improvements" to be

ANNEX D-1

constructed, and that the realities of construction are such that the final building and improvements will, in all likelihood, contain variations and minor deviations from the aforementioned plans and specifications. Buyer agrees that his execution of this Agreement, and closing on the Unit, are not made in reliance upon the aforementioned Seller's Plans and Specifications.

            Buyer further acknowledges and agrees that (i) the plans and specifications for the Unit and the Condominium on file with applicable governmental authorities may not, initially, be identical in detail to Seller's Plans and Specifications, and (ii) because of the day-to-day nature of the changes described in this Paragraph 3, the plans and specifications on file with the local governmental authorities may not include some or any of the changes (there being no legal requirement to file all changes with such authorities).

            As a result of the foregoing, Buyer and Seller both acknowledge and agree:

         THE UNIT AND THE CONDOMINIUM MAY NOT BE CONSTRUCTED IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS ON FILE WITH APPLICABLE GOVERNMENTAL AUTHORITIES. WITHOUT LIMITING
         THE GENERALITY OF PARAGRAPH 8 BELOW, SELLER DISCLAIMS
         AND BUYER WAIVES ANY AND ALL EXPRESS OR IMPLIED WARRANTIES THAT CONSTRUCTION WILL BE ACCOMPLISHED IN COMPLIANCE WITH ANY PARTICULAR PLANS AND SPECIFICATIONS. SELLER HAS NOT GIVEN AND BUYER HAS NOT RELIED ON OR BARGAINED FOR ANY SUCH WARRANTIES.

            (b) Buyer's Selections. If Seller allows Buyer to select certain colors and/or materials in the Unit (which Seller is not obligated to do), Buyer understands and agrees that Buyer must submit their selections to Seller in writing within ten (10) days of the date the list of selections, if any, is made available to Buyer. If the selections, if any, are not delivered to Seller in writing within the time-frame stated above, then it is agreed and understood that the choices will be made by Seller in its discretion.

            (c) Completion Date. Buyer understands that Seller cannot guarantee completion by a specific date. Seller will not be liable for any delays and Seller will not have to make, provide or compensate Buyer for any accommodations or costs as a result of any delays in completion, and any delays will not permit Buyer to cancel, amend, or diminish any of Buyer's obligations. Seller estimates that the recreational facilities which are part of the Condominium will be completed by [date]. Such date may be extended by acts recognized as constituting justification for legal impossibility under the laws of the State of Florida or an act of God.

            (d) Interference with Construction. Prior to the closing, Buyer will not enter into or upon the Unit or Condominium or interfere with the progress of construction or with workmen, and Buyer will not cause such entry or interference by others. Seller will not be liable for any injury resulting from Buyer's breach of this paragraph. Notwithstanding anything herein to the contrary, Buyer may enter the Unit for the purpose of making one pre-closing

ANNEX D-1

inspection and preparation of a "punch list" of items of workmanship or materials (only within the boundaries of the Unit itself) which Seller may agree to correct within a reasonable time subsequent to closing. The pre-closing inspection shall be made by appointment with Seller's representative prior to closing, and shall be scheduled on the date and at the time set by Seller. Both Buyer and Seller's representative shall sign the punchlist which is prepared at the pre-closing inspection. Seller shall only be required to correct those items of workmanship and materials which should be corrected in order to conform construction of the Unit to the prevailing standards of construction of similar units in Broward County within a reasonable time after closing. Notwithstanding the preparation of a punchlist, Seller's obligation to correct any items will not be grounds for deferring the closing, nor imposing any condition on closing, and there shall be no postponement of closing, holdbacks of closing funds, or escrow of sums due to punchlist items.

            (e) Completion. The issuance of a temporary, partial or permanent Certificate of Occupancy or the equivalent for Buyer's Unit, the floor where Buyer's Unit is located or the building in which the Unit is located will conclusively establish completion of Buyer's Unit and Buyer's unconditional obligation to close. If some items are not finished at closing, Buyer will not hold back any funds or object to a final non-escrow closing. The Common Elements and other portions of the Condominium Property need not then have certificates of occupancy, nor be completed.

         4. CLOSING. Upon the completion of the Unit as defined in Paragraph 3(e) above, the closing shall take place upon notification from the Seller to the Buyer, which notice shall set forth the time, date and place of closing (the "Closing Date"). The Closing Date specified in the notice shall be set by Seller and shall not be less than three (3) nor more than ten (10) days from the date of such notice. No extension of the Closing Date shall be effective unless given in writing by the Seller. The date set forth in the notice shall be the date utilized for calculation of all prorations and adjustments required by this Agreement. Notwithstanding the foregoing, the Seller may and is authorized to postpone the closing for any reason and Buyer agrees to close on the date Seller specifies in its notice of postponement. A change of time or place of closing only (one not involving a change of date) shall not require any additional notice period. Any notice of closing, postponement or rescheduling may be given orally, by telephone, telegraph, telex, facsimile, mail or other means of communication at Seller's option. All of these notices will be sent or directed to the address, or given by use of the telephone or telex or facsimile number specified on Page 1 of this Agreement, unless Seller has received written notice from Buyer of any change prior to the date the notice is given. Any notice described above will be deemed effective on the date given or mailed. An affidavit of one of Seller's employees or agents that notice was given to Buyer will be conclusive for the purpose of proving that notice was given.

         If Buyer fails to receive any notice because Buyer failed to advise Seller of any change of address or telephone, telex or facsimile number, or because Buyer failed to pick up a letter when Buyer had been advised of all attempted delivery, or for any other reason, Buyer will not be relieved of Buyer's obligation to close on the scheduled date unless Seller agrees in writing to postpone the scheduled date. Buyer understands that Seller is not required to reschedule or to permit a delay in closing.

ANNEX D-1

         In the event the Buyer fails to close this transaction on the Closing Date for any reason other than for a delay desired, requested or caused by Seller (including the Buyer's failure to obtain or procure any document or instrument required at closing), the Buyer shall further be required to pay to the Seller, at the time of closing, a sum equal to the highest applicable lawful interest rate per annum calculated on a daily basis on the outstanding balance of the purchase price, from the Closing Date through and including the date of the actual closing. The provisions of Paragraph 10 of this Agreement relating to default shall be considered paramount and shall prevail over the provisions of this paragraph at the option of Seller. The acceptance by Buyer of the deed of conveyance shall be conclusive that Seller has performed all of its obligations under this Agreement.

         5. DEED; TITLE TO UNIT. Seller and Buyer agree that Buyer is purchasing the Unit subject to those items more particularly set forth in this paragraph, and that title to the Unit which the Buyer will acquire according to the terms and conditions of this Agreement will be good and insurable, and subject to the "Permitted Exceptions" (as defined below). Seller will convey title to the Unit by special warranty deed, subject only to (i) real estate taxes, drainage district taxes and any other taxes and assessments imposed by other taxing authorities for the year of the closing and subsequent years; (ii) conditions, covenants, restrictions, agreements, limitations, reservations, declarations, dedications, and easements of record or common to Fortune House - Fort Lauderdale Beach Condominium Hotel or subsequently placed of record by Seller in connection with replatting or development of the Condominium property including, without limitation the Rental Pool Agreement (as defined in Paragraph 37 of this Agreement); (iii) existing, zoning ordinances, publicly dedicated rights-of-way, easements and other matters of public record, including, but not limited to, utility agreements of record, and any other restrictions upon the use of the Property or other requirements by governmental authorities having jurisdiction;
(iv) any state of facts which an accurate survey of the Unit and Condominium would disclose; (v) any mortgage executed by the Buyer encumbering the Unit;
(vi) the Declaration of Condominium and Exhibits thereto, including but not limited to the Bylaws and Articles of Incorporation and Rules and Regulations of the Condominium Association and any amendments to the foregoing; (vii) standard exceptions for waterfront property and for artificially filled in land in what was formerly navigable waters and for similar property, if applicable; (viii) the standard printed exceptions contained in an ALTA owner's policy of title insurance; (ix) Chapter 718, Florida Statutes and all other laws, ordinances and rules and regulations of all governmental agencies; (x) pending governmental liens for public improvements as of closing (Seller will be responsible for certified governmental liens for public improvements as of closing); and (xi) any other matters not described herein for which affirmative title coverage may be given. Seller hereby reserves the right to grant any and all easements over, upon, under and across the Condominium (including the Unit) which may be necessary or desirable in order to furnish utility service to the Condominium or any portion thereof or otherwise required in connection with the development, construction or operation of the Condominium and Buyer's title shall be subject to any such easements. The foregoing exceptions shall hereinafter be referred to as the "Permitted Exceptions."

         If Seller cannot provide the quality of title described above, Seller will have a reasonable period of time (at least 90 days) to correct any defects in title, but Seller is not obligated to do so. If Seller cannot, or elects not to, correct the title defects, Buyer will have two options:

ANNEX D-1

            (a) Buyer can accept title in the condition Seller offers it (with defects) and pay the full purchase price for the Unit, waiving any right Buyer may have against Seller because of the defects in title: or

            (b) Buyer can cancel this Agreement and receive a full refund of Buyer's deposit, whereupon both Seller and Buyer shall be relieved of all obligations under this Agreement.

            Buyer must exercise either option set forth in Paragraph 5(a) or 5(b) by Buyer's delivery to Seller of written notice, which must be received by Seller within no later than three (3) business days from the date that Seller delivers written notice to Buyer that Seller cannot or will not correct the title defects. If Seller does not receive Buyer's notice within the three (3) day period set forth above, Buyer shall be deemed to have exercised the option contained in Paragraph 5(a) and the parties shall proceed to close this transaction in accordance with the terms of this Agreement.

         6. CLOSING DOCUMENTS AND COSTS; PRORATIONS. In addition to the Total Purchase Price, at closing, Buyer shall pay to Seller a sum equal to one and one-half percent (1-1/2%) of the Total Purchase Price of the Unit and of any charges for options or extras now or hereafter contracted for which are not included in the Total Purchase Price, from which sum Seller shall pay the cost of recording and documentary stamp tax on the special warranty deed and the premium for issuance of an owner's title insurance policy in the amount of the Total Purchase Price, which policy shall be subject to those Permitted Exceptions set forth in Paragraph 5. The amount referred to as the Total Purchase Price in Paragraph 1 shall be subject to adjustment by closing costs, charges to Buyer, if any, prorations, and monthly maintenance assessments required at closing. Buyer shall also pay any and all amounts required to be paid at closing pursuant to the terms of the Rental Pool Agreement (as defined in Paragraph 37 of this Agreement). Buyer shall reimburse Seller for any utility deposits, hook-up and/or connection fees which Seller may have advanced prior to closing for the Unit. Seller's acknowledgement that it is prepared to deliver, at Buyer's cost in accordance with the terms of this Agreement, an owner's title insurance policy subject only to the Permitted Exceptions set forth in Paragraph 5 above shall be conclusive that title is good, marketable and/or insurable. Taxes, insurance premiums, Condominium maintenance assessments, government assessments and other proratable items such as utility charges (other than deposits) shall be prorated as of closing. If closing occurs in a year in which taxes on the Condominium Property are assessed in a single tax bill on the Condominium Property as a whole rather than on a unit-by-unit basis, Buyer will pay to Seller Buyer's prorata share of taxes and Seller will pay the taxes for that year. If closing occurs in a year in which taxes are assessed on an individual Unit basis, Buyer will, upon presentation of the tax bill to Seller, be reimbursed for Seller's prorata share of taxes, based upon the maximum discount available (November amount). Any costs incurred in connection with Buyer obtaining a mortgage loan on the Unit and the fees, points, prepayments, expenses, and mortgagee title policy of and relating to such mortgage loan shall be paid by Buyer and each party shall bear the costs of its own attorney's fees, if any. Buyer shall also pay the cost of any increase in the Florida documentary stamp tax and the minimum risk rate for title insurance promulgated by the Insurance Commissioner of the State of Florida over the rate in effect on the date hereof.

ANNEX D-1

         7. BILL OF SALE AND MECHANIC'S LIEN AFFIDAVIT. Buyer shall also receive at closing: (i) a bill of sale for any appliances and personal property included in the Unit, and (ii) Seller's form of owner's affidavit ("No Lien"), protecting Buyer against mechanic's liens except for those resulting from any of Buyer's work.

         8. WARRANTY AND DISCLAIMER. Specimen copies of all manufacturer's warranties which will be passed through to Buyer at closing, without recourse to Seller, and which are not expressly warranted by Seller have been made readily available for Buyer's review in the "Binder" located in the sales office and by its execution of this Agreement Buyer acknowledges disclosure of such warranties and the location thereof by Seller. Buyer, to the extent permitted by law, is purchasing the Unit and its interest in the recreational facilities and common elements "as is" and should undertake whatever inspections of the Unit, common elements and recreational facilities Buyer so desires in order to assure Buyer as to the quality and condition of the building and improvements.

         EXCEPT FOR THE WARRANTIES CONTAINED IN THE DEED OF CONVEYANCE AND ANY WRITTEN WARRANTIES DELIVERED AT CLOSING, NO WARRANTIES, EXPRESSED OR IMPLIED, REPRESENTATIONS, UNDERSTANDINGS, GUARANTIES OR PROMISES HAVE BEEN MADE TO OR RELIED UPON BY BUYER IN MAKING THE DETERMINATION TO EXECUTE AND CLOSE PURSUANT TO THIS AGREEMENT AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL WARRANTIES, INCLUDING IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY AND HABITABILITY, AND ALL WARRANTIES IMPOSED BY STATUTE (EXCEPT TO THE EXTENT THEY CANNOT BE DISCLAIMED) ARE DISCLAIMED.

         As to any implied warranties which cannot be disclaimed either in whole or in part, incidental, special and consequential damages are disclaimed and Seller shall have no responsibility for any incidental, special or consequential damages, including, but not limited to, any claims for personal injury, property damage or emotional distress. No warranties or guaranties are given as to consumer products as defined in 15 U.S.C. Section 230 1. et seq. (Magnuson-Moss Warranty Act). Seller has not given and Buyer has not relied on or bargained for any such warranties.

         The provisions of this paragraph 8 shall survive the closing of this transaction.

         9. ESCROW OF DEPOSITS. Seller has established an escrow account with Broad and Cassel ("Escrow Agent"), with offices located at 7777 Glades Road, Suite 300, Boca Raton, Florida 33434 and all deposits shall be held and disbursed pursuant to and in accordance with the terms of this Agreement, Chapter 718, Florida Statutes, and an Escrow Agreement (Exhibit "C" to the Prospectus). Seller and Buyer hereto agree to be bound by the terms, conditions, provisions and agreements of said Escrow Agreement. The Buyer may obtain a receipt for any and all escrow deposits from the Escrow Agent upon request. Seller may change escrow agents (as long as the new escrow agent is authorized to be an escrow agent under applicable Florida law), in which case Buyer's deposit (and any interest actually earned on them) may be transferred to the new escrow agent at Seller's discretion. At closing, all deposits not previously disbursed to Seller (and any interest actually earned) will be released to

ANNEX D-1

Seller. If Buyer defaults, Seller is entitled to retain all deposits (and any interest actually earned on them). If Buyer properly terminates this Agreement in the manner allowed in this Agreement or by applicable law, all deposits (and any interest actually earned on them) will be returned to Buyer within thirty
(30) days of the effective date of Buyer's cancellation (or date Buyer's deposit check(s) clear, if later). In this Agreement, reference to deposits will be considered to automatically include all interest actually earned on the deposits so that the party who/which becomes entitled to receive the deposits will also receive any interest earned thereon, provided that Buyer will be entitled to a credit against the Total Purchase Price for the Unit for any interest earned (subject to a reduction for any amount withheld and remitted to the Internal Revenue Service for the payment of any income taxes if the Buyer has not provided Buyer's social security number or completed the necessary tax forms required under applicable law to exempt the Buyer from withholding of funds for the payment of income tax due on such interest). Interest on deposits will be governed by the following: (1) no interest will be deemed earned on deposits unless it actually accrues and is paid by the applicable bank or other institution; (2) Seller is not required to place (or cause to be placed) deposits in an account which bears interest at all or at any particular rate; and (3) if Seller is obligated to pay Buyer interest on Buyer's deposits, said interest shall be earned at the passbook rate of the depository institution chosen by the Escrow Agent and the amount of such interest will be computed as stated above. Buyer recognizes that if Seller uses all or any portion of the deposits in construction, or if all or any portion of the deposits are retained in non-interest bearing accounts, no interest will be earned or deemed to be earned (even if Seller indirectly benefits from any such use or retention). If Seller does place the deposits in an interest bearing account, Seller may select the kind of account (low-yielding or otherwise) in its sole discretion. Any deposits made by Buyer in excess of ten percent (10%) of the Total Purchase Price may be used by Seller for paying construction costs of the Condominium as provided by Florida Law. Nothing contained herein shall be deemed a waiver of any right or remedy Seller or Buyer may have at law or in equity.

         10. DEFAULT. Should Buyer fail to do any and all acts and execute any and all instruments necessary to close this transaction on the designated Closing Date or should Buyer fail to perform any covenant, promise or obligation required to be performed hereunder, Seller as its sole and exclusive remedy shall terminate this Agreement and retain, or if not then paid by Buyer, Buyer will pay to Seller, all of Buyer's deposits then made or which would have been made or required had Buyer not defaulted, and all interest which was, or would have been, earned on them, as liquidated and agreed upon damages; it being the agreement of the parties that such damages are incapable of ascertainment and that such sum is fair and reasonable compensation to Seller for removing the Unit from the market and is not a penalty, and all parties hereto shall be released from their obligations hereunder. The Escrow Agent, upon being notified of Buyer's default, shall pay Buyer's deposits and interest thereon to Seller and Escrow Agent shall be under no obligation to make any independent investigation or confirmation of the alleged default. In the event Seller shall fail to perform any of its obligations hereunder, Buyer shall give Seller written notice specifying such default and if Seller, within 30 days subsequent to receipt of said notice, fails to take such action which would cure the default within a reasonable time after notice, and if Buyer has performed all of Buyer's obligations under this Agreement, Buyer may request the return of Buyer's deposits, together with all interest earned thereon, whereupon all parties hereto shall be released from their obligations hereunder and this Agreement shall be terminated, or Buyer may have the right to specifically enforce this Agreement or to have such other remedies as may be available under applicable law.

ANNEX D-1

         11. CONDOMINIUM DOCUMENTS. Buyer hereby acknowledges receipt of copies of those instruments and documents listed on Exhibit "A" attached hereto and by this reference made a part hereof, the floor plans of the Condominium Unit, and all other documents required to be furnished pursuant to Chapter 718, Florida Statutes (the "Condominium Documents"). The Buyer agrees that occupancy of the Unit shall at all times be subject to the provisions of the Condominium Documents. Seller has delivered to Buyer a full set of the Condominium Documents, and Buyer shall execute a receipt in the form of Exhibit "A" therefor. The Seller reserves the right, in its sole discretion, to amend any of the Condominium Documents, provided that a copy of such amendment is transmitted to the Buyer. Notwithstanding anything to the contrary contained herein, upon recordation of the Condominium Documents, Seller shall only have the right to amend the Condominium Documents in accordance with the Condominium Act. If this Agreement is cancelled for any reason, Buyer will return to Seller all of the Condominium Documents delivered to Buyer in the same condition received, reasonable wear and tear excepted, or Buyer shall pay to Seller $50.00 if Buyer fails to return same to Seller.

         12. NON-ASSIGNABILITY. Buyer shall not, and has no right to, assign, sell or transfer Buyer's interest in this Agreement without Seller's prior written consent, which consent may be arbitrarily or unreasonably withheld, in Seller's sole discretion. If Buyer is a corporation, partnership, other business entity, trustee or nominee, a transfer of any equitable, partner, beneficial, legal or principal interest in or to Buyer will constitute an assignment of the Agreement requiring Seller's consent. Seller's consent may be conditioned in any manner it desires, in its sole discretion, including, but not limited to, a condition that Buyer pay to Seller a non-refundable fee for its consent in an amount which Seller may determine in its sole discretion. The fact that the Seller refuses to give its consent to an assignment shall not give rise to any claim against Seller for damages or otherwise. Seller may freely assign, transfer or sell any or all of its rights and obligations under this Agreement.

         This Agreement is binding upon the Buyer's heirs and legal representatives. If Buyer has received Seller's consent to assign, transfer or sell Buyer's interest in this Agreement, this Agreement shall be binding upon such assignee, transferee or purchaser. If Buyer is a corporation or other business entity, this Agreement shall be binding upon Buyer's successors in interest.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue for any action, litigation or proceeding rising out of or concerning this Agreement shall be in Broward County, Florida, and the parties expressly waive their right to venue elsewhere.

         It is Seller's and Buyer's mutual desire and intention that all provisions of the Agreement be given full effect and be enforceable strictly in accordance with their terms. If, however, any part of this Agreement is not enforceable in accordance with its terms or would render other parts of this Agreement or this Agreement in its entirety unenforceable, the unenforceable part or parts are to be judicially modified, if at all possible, to come as close as possible to the expressed intent of such part or parts and still be enforceable without jeopardy to other parts of this Agreement, or this Agreement in its entirety, and then are to be enforced as so modified. If the unenforceable part or parts cannot be so modified, such part or parts shall be

ANNEX D-1

unenforceable and considered null and void in order that the mutual paramount goal that this Agreement is to be enforced to the maximum extent possible strictly in accordance with its terms can be achieved.

         Without limiting the generality of the foregoing, if the mere inclusion in this Agreement of language granting to Seller certain rights, remedies and powers, or waiving or limiting any of Buyer's rights, remedies or powers or Seller's obligations, results in a final determination (after giving effect to the above judicial modification, if possible) that Buyer has the right to cancel this Agreement and receive a refund of Buyer's deposit, such offending rights, powers, limitations and/or waivers shall be struck, cancelled, rendered unenforceable, ineffective and null and void. Under no circumstances shall either Buyer or Seller have the right to cancel this Agreement solely by reason of the inclusion of certain language in this Agreement, unless the specific purpose of that language is to grant a right of cancellation.

         The following sentence will supersede and take precedence over anything else in this Agreement which is in conflict with it: If any provisions serve to limit or qualify Seller's substantial completion obligation as stated in this Agreement, or Buyers remedies in the event that such obligation is breached, and such limitations or qualifications are not permitted if the exemption of this sale from the Interstate Land Sales Full Disclosure Act pursuant to 15 U.S.C.
Section 1702(a)(2) and the Florida Uniform Land Sales Practices Law pursuant to Florida Statutes Section 498.025(l)(H) is to apply, or this Agreement is to otherwise be fully enforceable, then all those provisions are hereby stricken and made null and void as if never a part of this Agreement. For purposes of this paragraph only, the words "this Agreement" include in their meaning the condominium documents.

         14. NOTICES. Notices to Seller shall be given by certified mail, postage prepaid and return receipt requested, hand delivery or a nationally recognized overnight courier and notices to the Buyer shall be given by first class mail, postage prepaid or by recognized overnight courier. All notices shall be sent to the addresses of the parties set forth on the first page of this Agreement.

         Either party may change its address for notice by giving notice to the other as provided herein. All notices shall be deemed and considered given upon mailing. Notwithstanding the foregoing, any notice by Seller of closing, closing extension, postponement or rescheduling pursuant to Paragraph 4 hereof may be given orally, by telephone, telegram, facsimile, telex or other means of communication and an affidavit from Seller, its agents or employees, shall be conclusive of the giving of such notice. Such form of notice shall be deemed effective when given.

         15. BROKERAGE. Other than the real estate brokers which Seller and Buyer have acknowledged in writing, Buyer represents that there are no other real estate brokers involved in this transaction, and Buyer covenants to defend, indemnify and hold Seller and Seller's broker harmless against all claims of real estate brokers or salesmen due to acts of the Buyer or the Buyer's representatives, and Buyer shall be liable for Seller's costs, including attorneys' fees and damages, which arise by virtue of such claims as set forth in this paragraph. The Seller will not be liable for any brokerage commission other than the commission due Seller's broker. This paragraph shall survive the closing.

ANNEX D-1

         16. INSULATION DISCLOSURE. The Seller discloses to the Buyer that insulation has been installed in the Condominium Unit as follows:

------------------------------- ----------------------- ----------------------- -----------------------
                                         Type                  Thickness               R-Value

------------------------------- ----------------------- ----------------------- -----------------------
------------------------------- ----------------------- ----------------------- -----------------------
Exterior Walls                         Foil Type              Nominal 3/4"               R4.0
------------------------------- ----------------------- ----------------------- -----------------------
------------------------------- ----------------------- ----------------------- -----------------------
Roof                             Light weight concrete          2" to 6"                 R-15
                                 and polystreme board           (varies)               (average)
------------------------------- ----------------------- ----------------------- -----------------------
------------------------------- ----------------------- ----------------------- -----------------------
Boundary walls between units        Solid Concrete                18"                     N/A
------------------------------- ----------------------- ----------------------- -----------------------
------------------------------- ----------------------- ----------------------- -----------------------
Between all other units             Fiberglass batt                4"                    R-9
------------------------------- ----------------------- ----------------------- -----------------------

Buyer understands that the R-values given are based solely on information provided Seller by the manufacturers of the insulation and that Seller is not responsible for their errors. These insulation disclosures are subject to Seller's right to make changes and to applicable limitations of liability stated in this Agreement.

         17. ASSESSMENT AND MAINTENANCE. Buyer understands and agrees to pay assessments to FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL ASSOCIATION, INC., a Florida not for profit corporation (the "Condominium Association"). Buyer agrees to be bound by and comply with all the Condominium Documents (as defined above herein) including, but not limited to, the Declaration of Condominium, as amended from time to time and the Rental Pool Agreement described therein.

         18. ADJUSTMENTS WITH THE ASSOCIATION. Buyer understands that Seller may have to advance money to the Association to permit it to pay for certain of its initial expenses. Seller is entitled to be reimbursed by the Association for all of its sums advanced by it. The Association may reimburse Seller out of assessments paid by Buyer and other unit owners as those assessments are collected at a later date, or by way of a credit against any obligations Seller may have to pay to the Association, at Seller's election.

         19. BUDGETS. Buyer understands that the estimated operating budgets (the "Budgets") contained in the Condominium Documents provide only an estimate of what it will cost to run the Association during the period of time stated in the Budgets. The monthly assessments shown in the Budgets for the Unit are guaranteed, if at all, in the manner stated in the Condominium Documents. The Budgets, themselves, however, are not guaranteed. Seller may make changes in the Budgets at any time to cover increases or decreases in actual expenses or in estimates. Those changes will not give Buyer any right to cancel this Agreement unless Seller also materially changes the guaranteed assessment for the Unit as shown in the Budget in a manner which is inconsistent with the terms of the guaranty.

         20. LIABILITY FOR CASUALTY LOSS. If the Condominium Unit is damaged by fire or other casualty after the date of this Agreement, but prior to the closing of the Condominium Unit, then Seller shall be financially responsible for the loss. If, however, such damage occurs after the closing of the sale of any Condominium Unit in the Condominium, then the Buyer shall be financially responsible for the loss.

ANNEX D-1

         In the event the Seller decides to repair the damage. then the Seller shall have a reasonable time to complete repairs. Any such repair work will be judged by the same standards used to evaluate new construction. In the event of the foregoing, the Buyer shall not have any right to reduction in the Total Purchase Price, nor have any claim against the Seller, and the Buyer agrees to accept title on the scheduled Closing Date (provided the repairs are finished by the Closing Date). Any monies that the Seller receives in settlement of any damages (insurance, etc.) will belong to the Seller. In the event the Buyer receives any money in connection with the damage, then the Buyer shall turn it over to the Seller, as the case may be. If the Seller decides not to repair the damage, then, and in that event, this Agreement shall be cancelled and all deposits shall be returned to the Buyer, and the parties shall be relieved of all further obligations, one unto the other. Notwithstanding anything to the contrary contained hereinabove, in the event the Unit is damaged by casualty prior to closing, Seller may elect not to repair, and to terminate this Agreement, provided, however, that Buyer shall have the right of specific performance to compel Seller to complete and deliver the Condominium Unit, if, but only if, such right of specific performance is an absolute condition to enable Seller to take advantage of (1) the provisions of 15 U.S.C. Section 1702(a)(2), under which Seller is exempt from the provisions of the Interstate Land Sales Full Disclosure Act and (2) Florida Statutes Section 498.025(1)(H) under which Seller is exempt from the provisions of the Florida Uniform Land Sales Practices Law.

         21. SELLER'S USE OF THE CONDOMINIUM PROPERTY. As long as Seller owns a Unit or Units, it and its agents can keep offices and model apartments within the Condominium Property. Seller's sales people can show these Units, erect advertising signs and do whatever else is necessary in Seller's opinion to help sell or lease Units or develop and manage the Condominium Property, but Seller's use of the Condominium Property shall be appropriate in Seller's opinion and cannot unreasonably interfere in Seller's opinion, with Buyer's use and enjoyment of their Unit. This paragraph shall survive and continue to be effective after closing.

         22. SURVIVAL. The provisions and disclaimers in this Agreement which are intended to have effect after closing shall survive (continue to be effective after) closing and delivery of deed.

         23. JOINT AND SEVERAL OBLIGATION. If more than one person signs this Agreement as Buyer, each person shall be liable for full performance of all Buyer's duties and obligations hereunder. Seller may enforce this Agreement against each of the purchasers as individuals or together.

         24. WAIVER. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

         25. NO REPRESENTATIONS. No broker, salesperson, or other person has been authorized to give any information or make any representations other than those contained in writing within the offering materials provided by Seller, and if given or made, such information or representations must not be relied upon as

ANNEX D-1

having been authorized by Seller. By executing this Agreement, Buyer acknowledges that no representations have been or are made concerning the economic benefits to be derived from the rental or resale of the Unit.

         26. RADON GAS. The following disclosure is required by Florida law:

         "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

Nothing contained herein shall be deemed to be a representation or warranty by Seller as to the existence or non-existence of Radon Gas in or about the Unit or Condominium.

         27. INDUCEMENT. Buyer acknowledges that the inducement for Buyer to purchase under this Agreement is the Unit itself, and not the recreational amenities and other common elements.

         28. LOCAL AGENT FOR OUT OF STATE BUYERS. Any Buyer who is not a permanent resident of (or any Buyer entity that does not maintain a permanent office or registered agent in) the State of Florida hereby appoints the Secretary of State of the State of Florida as its agent for the service of any and all legal process arising out of, related to or in any way concerning this Agreement. Buyer may alter this appointment of the Secretary of State by delivering to Seller the written, irrevocable appointment of a Florida resident as Buyer's agent for such service of process, which appointment must be signed by Buyer and counter-signed by the proposed agent acknowledging his or her irrevocable appointment in that regard. However, in the event Seller cannot serve such agent after reasonable efforts to do so during normal business hours, Seller may serve the Secretary of State as set forth above.

         29. CERTIFICATION. Buyer hereby certifies, under penalties of perjury, that the taxpayer's identification number (social security number or federal employer identification number) as set forth on page 1 hereof is correct. and understands that failure to provide the correct taxpayer's identification number, as required by law, may subject Buyer to civil or criminal penalties.


         30. ATTORNEYS' FEES. In any action, litigation or proceeding arising out of or concerning this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its costs and reasonable attorneys' fees. through the appellate level.

         31. INTERPRETATION. Notwithstanding that this Agreement was prepared by one party hereto, it shall not be construed more strongly against or more favorably for either party, it being known that both parties have had equal bargaining power, have been represented (or have had the opportunity to be represented) by their own independent counsel and have equal business acumen such that any rule of construction that a document is to be construed against the drafting party shall not be applicable. Buyer acknowledges that Buyer has had ample opportunity to inspect other similar condominiums and condominium

ANNEX D-1

documents, that Seller has clearly disclosed to Buyer the right to cancel this Agreement for any reason whatsoever, including the dissatisfaction Buyer may have with this Agreement or the Condominium Documents, within 15 days of the date Buyer executes this Agreement or has received the Condominium Documents, whichever is later, and that although Seller's sales agents are not authorized to change the form of this Agreement, they have strict instructions from Seller to communicate any of Buyer's requests for such changes to Seller's management, which has given Buyer the opportunity to discuss and negotiate such changes.

         32. LEGAL ADVICE. The Condominium Purchase and Sale Agreement and other purchase documents, all disclosure materials and brochure materials are important legal documents and if not understood, prospective unit buyers should seek legal advice.

         33. ENTIRE AGREEMENT. This Agreement is wholly integrated and shall supersede any and all previous and current understandings and agreements between the Buyer and Seller, and this Agreement represents the entire agreement between the Buyer and Seller. No modification of this Agreement shall be valid unless in writing and signed by both Buyer and Seller. Any modification not in compliance herewith shall be null and void and of no force or effect. Brochures and advertising representations and illustrations constitute general concepts only, and are subject to change and modification at Seller's sole discretion.

         34. WAIVER OF JURY TRIAL. By Buyer's execution of this Agreement, Buyer agrees that neither Buyer nor any partner, assignee, successor, heir, or legal representative of Buyer (all of whom are hereinafter referred to as the "Parties") shall seek a jury trial in any lawsuit, proceedings, counterclaim, or any other litigation procedure based upon or arising out of this Agreement and other obligations evidenced hereby, any related agreement or instrument. or the dealing's or the relationship between or among the Parties, or any of them, including but not limited to any claims of fraud or misrepresentation. None of the Parties will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been waived. The provisions of this paragraph have been fully, negotiated by the Parties with Seller, and these provisions shall be subject to no exceptions. Seller has in no way agreed with or represented to any of the Parties that the provisions of this paragraph will not be fully enforced in all instances.

         35. MANAGEMENT AGREEMENT. Buyer understands that certain management services for the Condominium will be provided as described in the management agreement contained in the Condominium Documents. Buyer has reviewed this management agreement and considers it to be fair and reasonable and not one-sided. Buyer understands that the Condominium Association is obligated to pay fees to the Manager. Buyer does not consider this fee to be in excess of the fair market value for similar services offered by service competitors and Buyer consents to their payment. Buyer also recognizes that the Manger is an affiliate of the Seller and that people Seller appoints will serve on the Board of Directors of the Condominium Association, but Buyer does not find these facts objectionable.

         36. ENERGY-EFFICIENCY RATING DISCLOSURE. Florida law gives the Buyer the right to have the energy-efficiency rating determined for any building located on the real property located in Fort Lauderdale, Florida, known as Fortune House - Fort Lauderdale Beach Condominium Hotel, a Condominium. Should

ANNEX D-1

the Buyer wish to have the building rated, the Seller must have the energy-efficiency rating determination performed at Seller's expense. Buyer hereby states that Buyer has received a copy of the energy-efficiency rating information brochure prepared by the Department of Community Affairs.

         37. MANDATORY RENTAL POOL. Upon closing Buyer will become subject to the terms and conditions of the Fortune House - Fort Lauderdale Beach Condominium Hotel Operating and Rental Pool Agreement ("Rental Pool Agreement") by and between Seller, the owners of all of the Units within the Condominium, and the hotel operator referred to therein (the "Hotel Operator"). Buyer acknowledges that concurrently with the execution of this Agreement, Seller has furnished to Buyer a copy of the Rental Pool Agreement. At the Closing, Buyer shall execute a written instrument reasonably satisfactory to Seller or an execution counterpart of the Rental Pool Agreement confirming that Buyer adopts and ratifies all the terms, covenants, provisions, conditions, and stipulations of the Rental Pool Agreement. Buyer has carefully reviewed the Rental Pool Agreement, and Buyer is familiar with and understands the development objectives for the Condominium and the use restrictions on the Unit which are consistent with such objectives.

         38. TRADEMARKS AND SERVICE MARKS. The name "Fortune House", and all similar names, along with all logos associated therewith, are the proprietary tradenames and service marks of Seller or its affiliates. Buyer shall have no rights to use the same for advertising or other purpose; provided that Buyer may use the name, "Fortune House" pursuant to a license agreement which is included within the terms of the Rental Pool Agreement. At the request of Seller, Buyer shall sign a separate license agreement (in form and content required by Seller) to protect and preserve the rights of Seller to the tradename and service mark.

         39. MISCELLANEOUS.


            (a) Time is of the essence in this Agreement with respect to Buyer's obligations hereunder.

            (b) This Unit has not been previously occupied.

            (c) Buyer acknowledges that Buyer acquires no right, title, interest or lien rights in the Unit prior to the conveyance of the title and Buyer agrees not to file in the Public Records any claim, memorandum or notice (including a Lis Pendens) concerning any dispute with Seller relative to the subject matter of this Agreement. Any such recording shall be a default herein.

            (d) This Agreement shall not be recorded in any public records without prior written consent of the Seller, which consent may be arbitrarily or unreasonably withheld, in Seller's sole discretion. The recording of this Agreement, without Seller's prior written consent, shall be a default hereunder.

            (e) If, at the time of closing, mortgages encumber the Unit, Seller may use Buyer's closing funds to obtain a release of same subsequent to the closing. Buyer subordinates all of Buyer's right. title and interest in and to the Unit to the lien of any mortgage (and any modifications or extensions thereto) presently existing or hereafter created by the Seller for the

ANNEX D-1

purpose of acquiring funds for the construction and/or renovation of the improvements referenced herein or for any other purpose.

            (f) Seller shall have the right to litigate ad valorem tax matters, impact charges, service fees and interim and/or special assessments concerning the Unit or underlying lands for prior years and the year of conveyance.

            (g) Should any term or provision of this Agreement be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining terms or provisions, all of which will remain in full force and effect.

            (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one such counterpart.

            (i) This Agreement shall be binding upon the parties upon its execution by the Buyer, the transmission of a facsimile signature page to the Seller and the execution by the Seller. This Agreement shall not be binding upon the Seller until executed by an authorized representative of Terremark Fortune House #2, Ltd.












                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

ANNEX D-1

THIS AGREEMENT IS VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE BUYER, AND RECEIPT BY BUYER OF ALL OF THE ITEMS REQUIRED TO BE DELIVERED TO HIM BY THE DEVELOPER UNDER SECTION 718.503, FLORIDA STATUTES. THIS AGREEMENT IS ALSO VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF RECEIPT FROM THE DEVELOPER OF ANY AMENDMENT WHICH MATERIALLY ALTERS OR MODIFIES THE OFFERING IN A MANNER THAT IS ADVERSE TO THE BUYER. ANY PURPORTED WAIVER OF THESE VOIDABILITY RIGHTS SHALL BE OF NO EFFECT. BUYER MAY EXTEND THE TIME FOR CLOSING FOR A PERIOD OF NOT MORE THAN 15 DAYS AFTER THE BUYER HAS RECEIVED ALL OF THE ITEMS REQUIRED. BUYER'S RIGHT TO VOID THIS AGREEMENT SHALL TERMINATE AT CLOSING.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.

WITNESSES:                               SELLER

                                         TERREMARK FORTUNE HOUSE #2,
                                         LTD., a Florida limited partnership

-------------------------------
(As to Seller)                           By: Terremark Fortune House #2, Inc. a
                                         Florida corporation, as general partner

                                                By:
                                                    ----------------------------
-------------------------------
(As to Seller)                           Date of Acceptance:
                                                            --------------------

                                         ANY PAYMENT IN EXCESS OF TEN
                                         PERCENT (10%) OF THE PURCHASE
                                         PRICE MADE TO DEVELOPER PRIOR
                                         TO CLOSING PURSUANT TO THIS
                                         AGREEMENT MAY BE USED FOR
                                         CONSTRUCTION PURPOSES BY THE
                                         DEVELOPER


--------------------------------         ---------------------------------------
(As to Buyer)                            Buyer

--------------------------------         ---------------------------------------
(As to Buyer)                            Buyer

                                         Date:
                                              ----------------------------------

ANNEX D-1

                                   EXHIBIT "A"

                 TO THE CONDOMINIUM SALE AND PURCHASE AGREEMENT


                      RECEIPT FOR CONDOMINIUM DOCUMENTS OF
             FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL

         The undersigned acknowledges that the documents checked below have been received or, as to plans and specifications, made available for inspection. Place a check in the column by each document received or for the plans and specifications made available for inspection. If an item does not apply, place N/A in the column.

-------------------------------------------------------------------------------- -------------------------------------
                                Document                                                    Received
-------------------------------------------------------------------------------- -------------------------------------
Prospectus Text
-------------------------------------------------------------------------------- -------------------------------------
Declaration of Condominium
-------------------------------------------------------------------------------- -------------------------------------
Certificate of Incorporation
-------------------------------------------------------------------------------- -------------------------------------
Articles of Incorporation
-------------------------------------------------------------------------------- -------------------------------------
By-Laws
-------------------------------------------------------------------------------- -------------------------------------
Estimated Operating Budget
-------------------------------------------------------------------------------- -------------------------------------
Form of Agreement for Sale and Purchase
-------------------------------------------------------------------------------- -------------------------------------
Rules and Regulations
-------------------------------------------------------------------------------- -------------------------------------
Covenants and Restrictions
-------------------------------------------------------------------------------- -------------------------------------
Hotel Operating and Rental Pool Agreement
-------------------------------------------------------------------------------- -------------------------------------
Management and Maintenance Contracts for More than One Year
-------------------------------------------------------------------------------- -------------------------------------
Renewable Management Contracts
-------------------------------------------------------------------------------- -------------------------------------
Lease of  Recreational  and Other  Facilities  to be Used  Exclusively  by Unit                  N/A
owners of Subject Condominium
-------------------------------------------------------------------------------- -------------------------------------
Form of Unit Lease if a Leasehold                                                                N/A
-------------------------------------------------------------------------------- -------------------------------------
Declaration of Servitude                                                                         N/A
-------------------------------------------------------------------------------- -------------------------------------
Sales Brochure
-------------------------------------------------------------------------------- -------------------------------------
Phase Development Description (See 718.503 (2)(k) and 504(14)                                    N/A
-------------------------------------------------------------------------------- -------------------------------------
Lease of  Recreational  and Other  Facilities  to be Used by Unit  Owners  with                  N/A
Other Condominiums (See 718.503 (2)(h)
-------------------------------------------------------------------------------- -------------------------------------
Description of Management for Single  Management of Multiple  Condominiums (See                  N/A
718.503 (2)(k))
-------------------------------------------------------------------------------- -------------------------------------
Conversion Inspection Report                                                                     N/A
-------------------------------------------------------------------------------- -------------------------------------
Conversion Termite Inspection Report                                                             N/A
-------------------------------------------------------------------------------- -------------------------------------
Plot Plan
-------------------------------------------------------------------------------- -------------------------------------
Floor Plan
-------------------------------------------------------------------------------- -------------------------------------
Survey of Land and Graphic Description of Improvements
-------------------------------------------------------------------------------- -------------------------------------
Executed Escrow Agreement
-------------------------------------------------------------------------------- -------------------------------------

ANNEX D-1

-------------------------------------------------------------------------------- -------------------------------------
                                Document                                                    Received
-------------------------------------------------------------------------------- -------------------------------------
Plans and Specifications
-------------------------------------------------------------------------------- -------------------------------------
Frequently Asked Questions and Answers Sheet
-------------------------------------------------------------------------------- -------------------------------------
Executed Evidence of Developer's Ownership or Contractual Interest
-------------------------------------------------------------------------------- -------------------------------------
Florida Building Energy-Efficient Rating Act energy-efficiency rating information brochure prepared by the State of Florida Department of Community
Affairs
-------------------------------------------------------------------------------- -------------------------------------


            THE PURCHASE AGREEMENT IS VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF EXECUTION OF THE PURCHASE AGREEMENT BY THE BUYER AND RECEIPT BY THE BUYER OF ALL OF THE DOCUMENTS REQUIRED TO BE DELIVERED TO HIM BY THE DEVELOPER. THE AGREEMENT IS ALSO VOIDABLE BY THE BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF RECEIPT FROM THE DEVELOPER OF ANY AMENDMENT WHICH MATERIALLY ALTERS OR MODIFIES THE OFFERING IN A MANNER THAT IS ADVERSE TO THE BUYER. ANY PURPORTED WAIVER OF THESE VOIDABILITY RIGHTS SHALL BE OF NO EFFECT. BUYER MAY EXTEND THE TIME FOR CLOSING FOR A PERIOD OF NOT MORE THAN 15 DAYS AFTER THE BUYER HAS RECEIVED ALL OF THE DOCUMENTS REQUIRED. BUYER'S RIGHT TO VOID THE PURCHASE AGREEMENT SHALL TERMINATE AT CLOSING.

            RECEIPT IS HEREBY ACKNOWLEDGED OF THE ABOVE ON THIS ______DAY OF ____________, 200_.


                                    BUYER(S):
                                             -----------------------------------

                                             -----------------------------------

ANNEX D-1




                                   EXHIBIT "B"

                 TO THE CONDOMINIUM SALE AND PURCHASE AGREEMENT


                      SCHEDULE OF FURNITURE AND FURNISHINGS

ANNEX D-2
                     CONDOMINIUM SALE AND PURCHASE AGREEMENT
             FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL

         AGREEMENT ("Agreement" or "Contract") by and between TERREMARK FORTUNE HOUSE #2, LTD., a Florida limited partnership ("Seller" or "Developer") whose address is 2601 South Bayshore Drive, Ninth Floor, Miami, Florida 33133, and ____________________________________________ ("Buyer") whose local address is
__________________________; whose permanent address is ________________________;
Residential Telephone Number: ______________________; Office Telephone Number:
_________________; Facsimile Number: _______________________; Social Security
Number: __________________________.

         ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY
         STATING THE REPRESENTATIONS OF THE DEVELOPER. FOR
         CORRECT REPRESENTATIONS, REFERENCE SHOULD BE MADE TO
         THIS CONTRACT AND THE DOCUMENTS REQUIRED BY SECTION
         718.503, FLORIDA STATUTES, TO BE FURNISHED BY A DEVELOPER TO BUYER OR LESSEE.

         ANY PAYMENT IN EXCESS OF TEN PERCENT OF THE PURCHASE
         PRICE MADE TO DEVELOPER PRIOR TO CLOSING PURSUANT TO THIS AGREEMENT MAY BE USED FOR CONSTRUCTION PURPOSES BY THE
         DEVELOPER.

         In consideration of the terms and conditions hereafter set forth, Seller agrees to sell and Buyer agrees to purchase the following described real property ("Unit" or "Condominium Unit") located in Fort Lauderdale, Broward County, Florida:

         Condominium Unit No. _______________ of FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL ("Condominium") according to the Declaration of Condominium thereof, to be recorded in the Public Records of Broward County, Florida, together with an undivided share in the common elements appurtenant thereto.

          THE PURCHASE OF THE UNIT INCLUDES PARTICIPATION BY BUYER
          IN A MANDATORY RENTAL POOL FOR THE CONDOMINIUM AS MORE
          FULLY DESCRIBED IN THE PROSPECTUS WHICH HAS BEEN
          DELIVERED TO THE BUYER.
                                                                  Buyer Initials
                                                          --------

         1. PURCHASE AND SALE. Buyer agrees to buy and Seller agrees to sell (on the terms and conditions contained in this Agreement) the above-mentioned Unit. The Total Purchase Price for the Unit is $______________, payable in United States dollars as follows:

ANNEX D-2



PAYMENT                                  DUE DATE                                           AMOUNT
-------                                  --------                                           ------
Initial Deposit                          Upon execution of this Agreement                   $ ______________
Second Deposit                           Upon commencement of construction                  $ ______________
Third Deposit                            Upon topping off of the building                   $ ______________
Balance                                  At Closing                                         $ ______________

TOTAL PURCHASE PRICE                                                                        $.
                                                                                              ==============

         Deposits may be made by personal check (subject to clearance) or wire transfer of funds. The balance due at closing must be paid by cashier's check, certified check or wire transfer of federal funds. All payments must be made in United States funds and all checks must be payable on a bank located in Miami-Dade, Broward or Palm Beach County, Florida.

         Buyer understands that Buyer will be obligated to pay all cash at closing under this Agreement and that Buyer's obligation under this Agreement to purchase the Unit will not depend on obtaining a mortgage from any lender or any conditions imposed by such lender. Buyer will be solely responsible for making Buyer's own financial arrangements. The fact that Seller may arrange for the availability of mortgage loans for purchasers of units will not in any way affect this obligation. Seller is under no obligation to arrange for the availability of a mortgage loan to the Buyer. Seller agrees, however, to provide information to the lender and to coordinate closing with it, but only if the lender meets Seller's closing schedule and pays the proceeds of its mortgage at closing. In the event that the lender does not pay Seller these proceeds at closing, then the closing shall not be deemed to have occurred until Seller actually receives the funds, and they have cleared.

         Although Seller does not have to do so, if Seller agrees to delay closing upon Buyer's request, or until the lender is ready to close, or to wait for full or partial funding from lender, Buyer agrees to pay Seller a late funding charge equal to interest at the then applicable highest lawful rate for all sums due Seller which have not been paid to Seller (or which have not then cleared) from the date Seller originally scheduled closing to the date of actual payment (and clearance). This late funding charge may be estimated and charged by Seller at closing. Seller's estimate will be adjusted after closing based on actual funding and clearance dates upon either Seller or Buyer's written request. Without limiting the generality of Paragraph 23 of this Agreement, the foregoing sentence will continue to be effective after closing.

         2. SELLER'S FINANCING. Seller may borrow money from lenders to construct the Condominium or otherwise with regard to Seller's ownership of the Condominium. Buyer agrees that any lender advancing funds or who has previously advanced funds to Seller for Seller's use in connection with the Condominium and/or otherwise with regard to Seller's acquisition and/or ownership of the Condominium will have a prior mortgage on the Unit and the Condominium until closing. At that time, Seller may use all the proceeds of Buyer's purchase which are necessary to release the Unit from the then applicable mortgages for the purpose of obtaining those releases. Neither this Agreement, nor Buyer's payment of deposits, will give Buyer any lien or claim against the Unit or the Condominium. Without limiting the generality of the foregoing, Buyer's rights under this Agreement will be subordinate to all mortgages (and all

ANNEX D-2

modifications made to those mortgages) that secure the advance of construction funds or otherwise, whether made or recorded before or after the date of this Agreement.

         3. CONSTRUCTION. The following provisions will apply if the construction, furnishing and landscaping of the Unit and the Condominium in which the Unit is located are not substantially complete on the date of this Agreement (if the Unit is now completed, the Buyer hereby acknowledges having inspected and approved it, and that Buyer is buying the Unit "As Is" except as indicated on any addendum):

            (a) Construction. Seller agrees to construct the Unit in substantial conformance with the plans and specifications on file in Seller's office ("Seller's Plans and Specifications"), which Buyer can inspect upon reasonable notice. Buyer acknowledges that the Seller's Plans and Specifications for the Unit and Condominium have been made available by Seller for inspection at the sales office. Buyer understands that the Unit may be the reverse or mirror image of the floor plan of any model or that shown on Seller's sales brochures or other materials. Buyer understands dimensions shown in Seller's Plans and Specifications, and in any sales brochure, are approximate and may change due to field conditions. Buyer understands the Total Purchase Price only includes the construction of Buyer's Unit pursuant to Seller's Plans and Specifications, standard items specified in Seller's sales brochures, and those items of furniture and furnishings in a list attached to this Agreement as Exhibit "B". Seller reserves the right, without liability to Buyer, to make any modifications, changes or omissions to the Unit or Condominium common elements as long as they do not substantially and adversely affect Buyer, or if they are required by any governmental authority, and to substitute materials, equipment, cabinets, fixtures, appliances, and/or floor coverings with items of similar or better quality. Buyer understands and agrees that the dimensions of rooms and balconies and the location of telephone, electric, cable TV and other utility outlets, windows, doors, walls, partitions, fighting fixtures, electric panel boxes and the general layout of the Unit are subject to change by Seller in its sole discretion. Buyer understands that materials used in the construction such as brick, wood, paint, tile, marble, and the like, are subject to shading and gradation and may vary from samples, models or color charts, and from piece to piece, and Seller will not be liable for such variation. Seller will have complete discretion in "finishing details," including, but not limited to, the exterior of the building, landscaping, amenities, and beautification of the Condominium. Buyer further agrees and understands that trees and landscaping which are located on portions of the Condominium property may be removed to permit construction. Seller does not guaranty the survival of any trees or landscaping which are left or planted on any portion of the Condominium property.

            Buyer acknowledges and agrees that it is a widely observed construction industry practice for pre-construction plans and specifications for any unit or building to be changed and adjusted from time to time in order to accommodate ongoing "in the field" construction needs. These changes and adjustments are essential in order to permit all components of the units and the building to be integrated into a well-functioning and aesthetically pleasing product in an expeditious manner. Because of the foregoing, Buyer acknowledges and agrees that it is to its benefit to allow Seller to make such changes to the Unit and the Condominium.

            Buyer fully understands that the Seller's Plans and Specifications for the Condominium and the Unit describe "proposed improvements" to be

ANNEX D-2

constructed, and that the realities of construction are such that the final building and improvements will, in all likelihood, contain variations and minor deviations from the aforementioned plans and specifications. Buyer agrees that his execution of this Agreement, and closing on the Unit, are not made in reliance upon the aforementioned Seller's Plans and Specifications.

            Buyer further acknowledges and agrees that (i) the plans and specifications for the Unit and the Condominium on file with applicable governmental authorities may not, initially, be identical in detail to Seller's Plans and Specifications, and (ii) because of the day-to-day nature of the changes described in this Paragraph 3, the plans and specifications on file with the local governmental authorities may not include some or any of the changes (there being no legal requirement to file all changes with such authorities).

            As a result of the foregoing, Buyer and Seller both acknowledge and agree:

         THE UNIT AND THE CONDOMINIUM MAY NOT BE CONSTRUCTED IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS ON FILE WITH APPLICABLE GOVERNMENTAL AUTHORITIES. WITHOUT LIMITING
         THE GENERALITY OF PARAGRAPH 8 BELOW, SELLER DISCLAIMS
         AND BUYER WAIVES ANY AND ALL EXPRESS OR IMPLIED WARRANTIES THAT CONSTRUCTION WILL BE ACCOMPLISHED IN COMPLIANCE WITH ANY PARTICULAR PLANS AND SPECIFICATIONS. SELLER HAS NOT GIVEN AND BUYER HAS NOT RELIED ON OR BARGAINED FOR ANY SUCH WARRANTIES.

            (b) Buyer's Selections. If Seller allows Buyer to select certain colors and/or materials in the Unit (which Seller is not obligated to do), Buyer understands and agrees that Buyer must submit their selections to Seller in writing within ten (10) days of the date the list of selections, if any, is made available to Buyer. If the selections, if any, are not delivered to Seller in writing within the time-frame stated above, then it is agreed and understood that the choices will be made by Seller in its discretion.

            (c) Completion Date. Buyer understands that Seller cannot guarantee completion by a specific date. Seller will not be liable for any delays and Seller will not have to make, provide or compensate Buyer for any accommodations or costs as a result of any delays in completion, and any delays will not permit Buyer to cancel, amend, or diminish any of Buyer's obligations so long as such Unit is completed within the two (2) year period referenced below. Seller is unconditionally obligated to complete Buyer's Unit within two (2) years of the date of this Agreement, except that such date may be extended by acts recognized as constituting justification for legal impossibility under the laws of the State of Florida or an act of God. However, such date may not be extended by any other provision of this Agreement, including the provisions of Paragraph 10 hereof.

            (d) Interference with Construction. Prior to the closing, Buyer will not enter into or upon the Unit or Condominium or interfere with the progress of construction or with workmen, and Buyer will not cause such entry or interference by others. Seller will not be liable for any injury resulting from Buyer's breach of this paragraph. Notwithstanding anything herein to the contrary, Buyer may enter the Unit for the purpose of making one pre-closing inspection and preparation of a "punch list" of items of workmanship or materials (only within the boundaries of the Unit itself) which Seller may agree to correct within a reasonable time subsequent to closing. The pre-closing

ANNEX D-2

inspection shall be made by appointment with Seller's representative prior to closing, and shall be scheduled on the date and at the time set by Seller. Both Buyer and Seller's representative shall sign the punchlist which is prepared at the pre-closing inspection. Seller shall only be required to correct those items of workmanship and materials which should be corrected in order to conform construction of the Unit to the prevailing standards of construction of similar units in Broward County within a reasonable time after closing. Notwithstanding the preparation of a punchlist, Seller's obligation to correct any items will not be grounds for deferring the closing, nor imposing any condition on closing, and there shall be no postponement of closing, holdbacks of closing funds, or escrow of sums due to punchlist items.

            (e) Completion. The issuance of a temporary, partial or permanent Certificate of Occupancy or the equivalent for Buyer's Unit, the floor where Buyer's Unit is located or the building in which the Unit is located will conclusively establish completion of Buyer's Unit and Buyer's unconditional obligation to close. If some items are not finished at closing, Buyer will not hold back any funds or object to a final non-escrow closing. The Common Elements and other portions of the Condominium Property need not then have certificates of occupancy, nor be completed.

         4. CLOSING. Upon the completion of the Unit as defined in Paragraph 3(e) above, the closing shall take place upon notification from the Seller to the Buyer, which notice shall set forth the time, date and place of closing (the "Closing Date"). The Closing Date specified in the notice shall be set by Seller and shall not be less than three (3) nor more than ten (10) days from the date of such notice. No extension of the Closing Date shall be effective unless given in writing by the Seller. The date set forth in the notice shall be the date utilized for calculation of all prorations and adjustments required by this Agreement. Notwithstanding the foregoing, the Seller may and is authorized to postpone the closing for any reason and Buyer agrees to close on the date Seller specifies in its notice of postponement. A change of time or place of closing only (one not involving a change of date) shall not require any additional notice period. Any notice of closing, postponement or rescheduling may be given orally, by telephone, telegraph, telex, facsimile, mail or other means of communication at Seller's option. All of these notices will be sent or directed to the address, or given by use of the telephone or telex or facsimile number specified on Page 1 of this Agreement, unless Seller has received written notice from Buyer of any change prior to the date the notice is given. Any notice described above will be deemed effective on the date given or mailed. An affidavit of one of Seller's employees or agents that notice was given to Buyer will be conclusive for the purpose of proving that notice was given.

         If Buyer fails to receive any notice because Buyer failed to advise Seller of any change of address or telephone, telex or facsimile number, or because Buyer failed to pick up a letter when Buyer had been advised of all attempted delivery, or for any other reason, Buyer will not be relieved of Buyer's obligation to close on the scheduled date unless Seller agrees in writing to postpone the scheduled date. Buyer understands that Seller is not required to reschedule or to permit a delay in closing.

         In the event the Buyer fails to close this transaction on the Closing Date for any reason other than for a delay desired, requested or caused by Seller (including the Buyer's failure to obtain or procure any document or instrument required at closing), the Buyer shall further be required to pay to the Seller, at the time of closing, a sum equal to the highest applicable lawful

ANNEX D-2

interest rate per annum calculated on a daily basis on the outstanding balance of the purchase price, from the Closing Date through and including the date of the actual closing. The provisions of Paragraph 10 of this Agreement relating to default shall be considered paramount and shall prevail over the provisions of this paragraph at the option of Seller. The acceptance by Buyer of the deed of conveyance shall be conclusive that Seller has performed all of its obligations under this Agreement.

         5. DEED; TITLE TO UNIT. Seller and Buyer agree that Buyer is purchasing the Unit subject to those items more particularly set forth in this paragraph, and that title to the Unit which the Buyer will acquire according to the terms and conditions of this Agreement will be good and insurable, and subject to the "Permitted Exceptions" (as defined below). Seller will convey title to the Unit by special warranty deed, subject only to (i) real estate taxes, drainage district taxes and any other taxes and assessments imposed by other taxing authorities for the year of the closing and subsequent years; (ii) conditions, covenants, restrictions, agreements, limitations, reservations, declarations, dedications, and easements of record or common to Fortune House - Fort Lauderdale Beach Condominium Hotel or subsequently placed of record by Seller in connection with replatting or development of the Condominium property including, without limitation the Rental Pool Agreement (as defined in Paragraph 37 of this Agreement); (iii) existing, zoning ordinances, publicly dedicated rights-of-way, easements and other matters of public record, including, but not limited to, utility agreements of record, and any other restrictions upon the use of the Property or other requirements by governmental authorities having jurisdiction;
(iv) any state of facts which an accurate survey of the Unit and Condominium would disclose; (v) any mortgage executed by the Buyer encumbering the Unit;
(vi) the Declaration of Condominium and Exhibits thereto, including but not limited to the Bylaws and Articles of Incorporation and Rules and Regulations of the Condominium Association and any amendments to the foregoing; (vii) standard exceptions for waterfront property and for artificially filled in land in what was formerly navigable waters and for similar property, if applicable; (viii) the standard printed exceptions contained in an ALTA owner's policy of title insurance; (ix) Chapter 718, Florida Statutes and all other laws, ordinances and rules and regulations of all governmental agencies; (x) pending governmental liens for public improvements as of closing (Seller will be responsible for certified governmental liens for public improvements as of closing); and (xi) any other matters not described herein for which affirmative title coverage may be given. Seller hereby reserves the right to grant any and all easements over, upon, under and across the Condominium (including the Unit) which may be necessary or desirable in order to furnish utility service to the Condominium or any portion thereof or otherwise required in connection with the development, construction or operation of the Condominium and Buyer's title shall be subject to any such easements. The foregoing exceptions shall hereinafter be referred to as the "Permitted Exceptions."

         If Seller cannot provide the quality of title described above, Seller will have a reasonable period of time (at least 90 days) to correct any defects in title, but Seller is not obligated to do so. If Seller cannot, or elects not to, correct the title defects, Buyer will have two options:

            (a) Buyer can accept title in the condition Seller offers it (with defects) and pay the full purchase price for the Unit, waiving any right Buyer may have against Seller because of the defects in title: or

ANNEX D-2

            (b) Buyer can cancel this Agreement and receive a full refund of Buyer's deposit, whereupon both Seller and Buyer shall be relieved of all obligations under this Agreement.

            Buyer must exercise either option set forth in Paragraph 5(a) or 5(b) by Buyer's delivery to Seller of written notice, which must be received by Seller within no later than three (3) business days from the date that Seller delivers written notice to Buyer that Seller cannot or will not correct the title defects. If Seller does not receive Buyer's notice within the three (3) day period set forth above, Buyer shall be deemed to have exercised the option contained in Paragraph 5(a) and the parties shall proceed to close this transaction in accordance with the terms of this Agreement.

         6. CLOSING DOCUMENTS AND COSTS; PRORATIONS. In addition to the Total Purchase Price, at closing, Buyer shall pay to Seller a sum equal to one and one-half percent (1-1/2%) of the Total Purchase Price of the Unit and of any charges for options or extras now or hereafter contracted for which are not included in the Total Purchase Price, from which sum Seller shall pay the cost of recording and documentary stamp tax on the special warranty deed and the premium for issuance of an owner's title insurance policy in the amount of the Total Purchase Price, which policy shall be subject to those Permitted Exceptions set forth in Paragraph 5. The amount referred to as the Total Purchase Price in Paragraph 1 shall be subject to adjustment by closing costs, charges to Buyer, if any, prorations, and monthly maintenance assessments required at closing. Buyer shall also pay any and all amounts required to be paid at closing pursuant to the terms of the Rental Pool Agreement (as defined in Paragraph 37 of this Agreement). Buyer shall reimburse Seller for any utility deposits, hook-up and/or connection fees which Seller may have advanced prior to closing for the Unit. Seller's acknowledgement that it is prepared to deliver, at Buyer's cost in accordance with the terms of this Agreement, an owner's title insurance policy subject only to the Permitted Exceptions set forth in Paragraph 5 above shall be conclusive that title is good, marketable and/or insurable. Taxes, insurance premiums, Condominium maintenance assessments, government assessments and other proratable items such as utility charges (other than deposits) shall be prorated as of closing. If closing occurs in a year in which taxes on the Condominium Property are assessed in a single tax bill on the Condominium Property as a whole rather than on a unit-by-unit basis, Buyer will pay to Seller Buyer's prorata share of taxes and Seller will pay the taxes for that year. If closing occurs in a year in which taxes are assessed on an individual Unit basis, Buyer will, upon presentation of the tax bill to Seller, be reimbursed for Seller's prorata share of taxes, based upon the maximum discount available (November amount). Any costs incurred in connection with Buyer obtaining a mortgage loan on the Unit and the fees, points, prepayments, expenses, and mortgagee title policy of and relating to such mortgage loan shall be paid by Buyer and each party shall bear the costs of its own attorney's fees, if any. Buyer shall also pay the cost of any increase in the Florida documentary stamp tax and the minimum risk rate for title insurance promulgated by the Insurance Commissioner of the State of Florida over the rate in effect on the date hereof.

         7. BILL OF SALE AND MECHANIC'S LIEN AFFIDAVIT. Buyer shall also receive at closing: (i) a bill of sale for any appliances and personal property included in the Unit, and (ii) Seller's form of owner's affidavit ("No Lien"), protecting Buyer against mechanic's liens except for those resulting from any of Buyer's work.

ANNEX D-2

         8. WARRANTY AND DISCLAIMER. Specimen copies of all manufacturer's warranties which will be passed through to Buyer at closing, without recourse to Seller, and which are not expressly warranted by Seller have been made readily available for Buyer's review in the "Binder" located in the sales office and by its execution of this Agreement Buyer acknowledges disclosure of such warranties and the location thereof by Seller. Buyer, to the extent permitted by law, is purchasing the Unit and its interest in the recreational facilities and common elements "as is" and should undertake whatever inspections of the Unit, common elements and recreational facilities Buyer so desires in order to assure Buyer as to the quality and condition of the building and improvements.

         EXCEPT FOR THE WARRANTIES CONTAINED IN THE DEED OF CONVEYANCE AND ANY WRITTEN WARRANTIES DELIVERED AT CLOSING, NO WARRANTIES, EXPRESSED OR IMPLIED, REPRESENTATIONS, UNDERSTANDINGS, GUARANTIES OR PROMISES HAVE BEEN MADE TO OR RELIED UPON BY BUYER IN MAKING THE DETERMINATION TO EXECUTE AND CLOSE PURSUANT TO THIS AGREEMENT AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL WARRANTIES, INCLUDING IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY AND HABITABILITY, AND ALL WARRANTIES IMPOSED BY STATUTE (EXCEPT TO THE EXTENT THEY CANNOT BE DISCLAIMED) ARE DISCLAIMED.

         As to any implied warranties which cannot be disclaimed either in whole or in part, incidental, special and consequential damages are disclaimed and Seller shall have no responsibility for any incidental, special or consequential damages, including, but not limited to, any claims for personal injury, property damage or emotional distress. No warranties or guaranties are given as to consumer products as defined in 15 U.S.C. Section 230 1. et seq. (Magnuson-Moss Warranty Act). Seller has not given and Buyer has not relied on or bargained for any such warranties.

         The provisions of this paragraph 8 shall survive the closing of this transaction.

         9. ESCROW OF DEPOSITS. Seller has established an escrow account with Broad and Cassel ("Escrow Agent"), with offices located at 7777 Glades Road, Suite 300, Boca Raton, Florida 33434 and all deposits shall be held and disbursed pursuant to and in accordance with the terms of this Agreement, Chapter 718, Florida Statutes, and an Escrow Agreement (Exhibit "C" to the Prospectus). Seller and Buyer hereto agree to be bound by the terms, conditions, provisions and agreements of said Escrow Agreement. The Buyer may obtain a receipt for any and all escrow deposits from the Escrow Agent upon request. Seller may change escrow agents (as long as the new escrow agent is authorized to be an escrow agent under applicable Florida law), in which case Buyer's deposit (and any interest actually earned on them) may be transferred to the new escrow agent at Seller's discretion. At closing, all deposits not previously disbursed to Seller (and any interest actually earned) will be released to Seller. If Buyer defaults, Seller is entitled to retain all deposits (and any interest actually earned on them). If Buyer properly terminates this Agreement in the manner allowed in this Agreement or by applicable law, all deposits (and any interest actually earned on them) will be returned to Buyer within thirty
(30) days of the effective date of Buyer's cancellation (or date Buyer's deposit check(s) clear, if later). In this Agreement, reference to deposits will be

ANNEX D-2

considered to automatically include all interest actually earned on the deposits so that the party who/which becomes entitled to receive the deposits will also receive any interest earned thereon, provided that Buyer will be entitled to a credit against the Total Purchase Price for the Unit for any interest earned (subject to a reduction for any amount withheld and remitted to the Internal Revenue Service for the payment of any income taxes if the Buyer has not provided Buyer's social security number or completed the necessary tax forms required under applicable law to exempt the Buyer from withholding of funds for the payment of income tax due on such interest). Interest on deposits will be governed by the following: (1) no interest will be deemed earned on deposits unless it actually accrues and is paid by the applicable bank or other institution; (2) Seller is not required to place (or cause to be placed) deposits in an account which bears interest at all or at any particular rate; and (3) if Seller is obligated to pay Buyer interest on Buyer's deposits, said interest shall be earned at the passbook rate of the depository institution chosen by the Escrow Agent and the amount of such interest will be computed as stated above. Buyer recognizes that if Seller uses all or any portion of the deposits in construction, or if all or any portion of the deposits are retained in non-interest bearing accounts, no interest will be earned or deemed to be earned (even if Seller indirectly benefits from any such use or retention). If Seller does place the deposits in an interest bearing account, Seller may select the kind of account (low-yielding or otherwise) in its sole discretion. Any deposits made by Buyer in excess of ten percent (10%) of the Total Purchase Price may be used by Seller for paying construction costs of the Condominium as provided by Florida Law. Nothing contained herein shall be deemed a waiver of any right or remedy Seller or Buyer may have at law or in equity.

         10. DEFAULT. Should Buyer fail to do any and all acts and execute any and all instruments necessary to close this transaction on the designated Closing Date or should Buyer fail to perform any covenant, promise or obligation required to be performed hereunder, Seller as its sole and exclusive remedy shall terminate this Agreement and retain, or if not then paid by Buyer, Buyer will pay to Seller, all of Buyer's deposits then made or which would have been made or required had Buyer not defaulted, and all interest which was, or would have been, earned on them, as liquidated and agreed upon damages; it being the agreement of the parties that such damages are incapable of ascertainment and that such sum is fair and reasonable compensation to Seller for removing the Unit from the market and is not a penalty, and all parties hereto shall be released from their obligations hereunder. The Escrow Agent, upon being notified of Buyer's default, shall pay Buyer's deposits and interest thereon to Seller and Escrow Agent shall be under no obligation to make any independent investigation or confirmation of the alleged default. In the event Seller shall fail to perform any of its obligations hereunder, Buyer shall give Seller written notice specifying such default and if Seller, within 30 days subsequent to receipt of said notice, fails to take such action which would cure the default within a reasonable time after notice, and if Buyer has performed all of Buyer's obligations under this Agreement, Buyer may request the return of Buyer's deposits, together with all interest earned thereon, whereupon all parties hereto shall be released from their obligations hereunder and this Agreement shall be terminated, or Buyer may have the right to specifically enforce this Agreement or to have such other remedies as may be available under applicable law.

         11. CONDOMINIUM DOCUMENTS. Buyer hereby acknowledges receipt of copies of those instruments and documents listed on Exhibit "A" attached hereto and by this reference made a part hereof, the floor plans of the Condominium Unit, and all other documents required to be furnished pursuant to Chapter 718, Florida

ANNEX D-2

Statutes (the "Condominium Documents"). The Buyer agrees that occupancy of the Unit shall at all times be subject to the provisions of the Condominium Documents. Seller has delivered to Buyer a full set of the Condominium Documents, and Buyer shall execute a receipt in the form of Exhibit "A" therefor. The Seller reserves the right, in its sole discretion, to amend any of the Condominium Documents, provided that a copy of such amendment is transmitted to the Buyer. Notwithstanding anything to the contrary contained herein, upon recordation of the Condominium Documents, Seller shall only have the right to amend the Condominium Documents in accordance with the Condominium Act. If this Agreement is cancelled for any reason, Buyer will return to Seller all of the Condominium Documents delivered to Buyer in the same condition received, reasonable wear and tear excepted, or Buyer shall pay to Seller $50.00 if Buyer fails to return same to Seller.

         12. NON-ASSIGNABILITY. Buyer shall not, and has no right to, assign, sell or transfer Buyer's interest in this Agreement without Seller's prior written consent, which consent may be arbitrarily or unreasonably withheld, in Seller's sole discretion. If Buyer is a corporation, partnership, other business entity, trustee or nominee, a transfer of any equitable, partner, beneficial, legal or principal interest in or to Buyer will constitute an assignment of the Agreement requiring Seller's consent. Seller's consent may be conditioned in any manner it desires, in its sole discretion, including, but not limited to, a condition that Buyer pay to Seller a non-refundable fee for its consent in an amount which Seller may determine in its sole discretion. The fact that the Seller refuses to give its consent to an assignment shall not give rise to any claim against Seller for damages or otherwise. Seller may freely assign, transfer or sell any or all of its rights and obligations under this Agreement.

         This Agreement is binding upon the Buyer's heirs and legal representatives. If Buyer has received Seller's consent to assign, transfer or sell Buyer's interest in this Agreement, this Agreement shall be binding upon such assignee, transferee or purchaser. If Buyer is a corporation or other business entity, this Agreement shall be binding upon Buyer's successors in interest.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue for any action, litigation or proceeding rising out of or concerning this Agreement shall be in Broward County, Florida, and the parties expressly waive their right to venue elsewhere.

         It is Seller's and Buyer's mutual desire and intention that all provisions of the Agreement be given full effect and be enforceable strictly in accordance with their terms. If, however, any part of this Agreement is not enforceable in accordance with its terms or would render other parts of this Agreement or this Agreement in its entirety unenforceable, the unenforceable part or parts are to be judicially modified, if at all possible, to come as close as possible to the expressed intent of such part or parts and still be enforceable without jeopardy to other parts of this Agreement, or this Agreement in its entirety, and then are to be enforced as so modified. If the unenforceable part or parts cannot be so modified, such part or parts shall be unenforceable and considered null and void in order that the mutual paramount goal that this Agreement is to be enforced to the maximum extent possible strictly in accordance with its terms can be achieved.

ANNEX D-2

         Without limiting the generality of the foregoing, if the mere inclusion in this Agreement of language granting to Seller certain rights, remedies and powers, or waiving or limiting any of Buyer's rights, remedies or powers or Seller's obligations, results in a final determination (after giving effect to the above judicial modification, if possible) that Buyer has the right to cancel this Agreement and receive a refund of Buyer's deposit, such offending rights, powers, limitations and/or waivers shall be struck, cancelled, rendered unenforceable, ineffective and null and void. Under no circumstances shall either Buyer or Seller have the right to cancel this Agreement solely by reason of the inclusion of certain language in this Agreement, unless the specific purpose of that language is to grant a right of cancellation.

         The following sentence will supersede and take precedence over anything else in this Agreement which is in conflict with it: If any provisions serve to limit or qualify Seller's substantial completion obligation as stated in this Agreement, or Buyers remedies in the event that such obligation is breached, and such limitations or qualifications are not permitted if the exemption of this sale from the Interstate Land Sales Full Disclosure Act pursuant to 15 U.S.C.
Section 1702(a)(2) and the Florida Uniform Land Sales Practices Law pursuant to Florida Statutes Section 498.025(l)(H) is to apply, or this Agreement is to otherwise be fully enforceable, then all those provisions are hereby stricken and made null and void as if never a part of this Agreement. For purposes of this paragraph only, the words "this Agreement" include in their meaning the condominium documents.

         14. NOTICES. Notices to Seller shall be given by certified mail, postage prepaid and return receipt requested, hand delivery or a nationally recognized overnight courier and notices to the Buyer shall be given by first class mail, postage prepaid or by recognized overnight courier. All notices shall be sent to the addresses of the parties set forth on the first page of this Agreement.

         Either party may change its address for notice by giving notice to the other as provided herein. All notices shall be deemed and considered given upon mailing. Notwithstanding the foregoing, any notice by Seller of closing, closing extension, postponement or rescheduling pursuant to Paragraph 4 hereof may be given orally, by telephone, telegram, facsimile, telex or other means of communication and an affidavit from Seller, its agents or employees, shall be conclusive of the giving of such notice. Such form of notice shall be deemed effective when given.

         15. BROKERAGE. Other than the real estate brokers which Seller and Buyer have acknowledged in writing, Buyer represents that there are no other real estate brokers involved in this transaction, and Buyer covenants to defend, indemnify and hold Seller and Seller's broker harmless against all claims of real estate brokers or salesmen due to acts of the Buyer or the Buyer's representatives, and Buyer shall be liable for Seller's costs, including attorneys' fees and damages, which arise by virtue of such claims as set forth in this paragraph. The Seller will not be liable for any brokerage commission other than the commission due Seller's broker. This paragraph shall survive the closing,

         16. INSULATION DISCLOSURE. The Seller discloses to the Buyer that insulation has been installed in the Condominium Unit as follows:

ANNEX D-2


------------------------------- ---------------------------- ---------------------------- ----------------------------
                                           Type                       Thickness                     R-Value

------------------------------- ---------------------------- ---------------------------- ----------------------------
Exterior Walls                           Foil Type                  Nominal 3/4"                     R4.0
------------------------------- ---------------------------- ---------------------------- ----------------------------
Roof                             Light weight concrete and            2" to 6"                       R-15
                                     polystreme board                 (varies)                     (average)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Boundary walls between units          Solid Concrete                     18"                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
Between all other units               Fiberglass batt                    4"                           R-9
------------------------------- ---------------------------- ---------------------------- ----------------------------

Buyer understands that the R-values given are based solely on information provided Seller by the manufacturers of the insulation and that Seller is not responsible for their errors. These insulation disclosures are subject to Seller's right to make changes and to applicable limitations of liability stated in this Agreement.

         17. ASSESSMENT AND MAINTENANCE. Buyer understands and agrees to pay assessments to FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL ASSOCIATION, INC., a Florida not for profit corporation (the "Condominium Association"). Buyer agrees to be bound by and comply with all the Condominium Documents (as defined above herein) including, but not limited to, the Declaration of Condominium, as amended from time to time and the Rental Pool Agreement described therein.

         18. ADJUSTMENTS WITH THE ASSOCIATION. Buyer understands that Seller may have to advance money to the Association to permit it to pay for certain of its initial expenses. Seller is entitled to be reimbursed by the Association for all of its sums advanced by it. The Association may reimburse Seller out of assessments paid by Buyer and other unit owners as those assessments are collected at a later date, or by way of a credit against any obligations Seller may have to pay to the Association, at Seller's election.

         19. BUDGETS. Buyer understands that the estimated operating budgets (the "Budgets") contained in the Condominium Documents provide only an estimate of what it will cost to run the Association during the period of time stated in the Budgets. The monthly assessments shown in the Budgets for the Unit are guaranteed, if at all, in the manner stated in the Condominium Documents. The Budgets, themselves, however, are not guaranteed. Seller may make changes in the Budgets at any time to cover increases or decreases in actual expenses or in estimates. Those changes will not give Buyer any right to cancel this Agreement unless Seller also materially changes the guaranteed assessment for the Unit as shown in the Budget in a manner which is inconsistent with the terms of the guaranty.

         20. LIABILITY FOR CASUALTY LOSS. If the Condominium Unit is damaged by fire or other casualty after the date of this Agreement, but prior to the closing of the Condominium Unit, then Seller shall be financially responsible for the loss. If, however, such damage occurs after the closing of the sale of any Condominium Unit in the Condominium, then the Buyer shall be financially responsible for the loss.

         In the event the Seller decides to repair the damage. then the Seller shall have a reasonable time to complete repairs. Any such repair work will be

ANNEX D-2

judged by the same standards used to evaluate new construction. In the event of the foregoing, the Buyer shall not have any right to reduction in the Total Purchase Price, nor have any claim against the Seller, and the Buyer agrees to accept title on the scheduled Closing Date (provided the repairs are finished by the Closing Date). Any monies that the Seller receives in settlement of any damages (insurance, etc.) will belong to the Seller. In the event the Buyer receives any money in connection with the damage, then the Buyer shall turn it over to the Seller, as the case may be. If the Seller decides not to repair the damage, then, and in that event, this Agreement shall be cancelled and all deposits shall be returned to the Buyer, and the parties shall be relieved of all further obligations, one unto the other. Notwithstanding anything to the contrary contained hereinabove, in the event the Unit is damaged by casualty prior to closing, Seller may elect not to repair, and to terminate this Agreement, provided, however, that Buyer shall have the right of specific performance to compel Seller to complete and deliver the Condominium Unit, if, but only if, such right of specific performance is an absolute condition to enable Seller to take advantage of (1) the provisions of 15 U.S.C. Section 1702(a)(2), under which Seller is exempt from the provisions of the Interstate Land Sales Full Disclosure Act and (2) Florida Statutes Section 498.025(1)(H) under which Seller is exempt from the provisions of the Florida Uniform Land Sales Practices Law.

         21. SELLER'S USE OF THE CONDOMINIUM PROPERTY. As long as Seller owns a Unit or Units, it and its agents can keep offices and model apartments within the Condominium Property. Seller's sales people can show these Units, erect advertising signs and do whatever else is necessary in Seller's opinion to help sell or lease Units or develop and manage the Condominium Property, but Seller's use of the Condominium Property shall be appropriate in Seller's opinion and cannot unreasonably interfere in Seller's opinion, with Buyer's use and enjoyment of their Unit. This paragraph shall survive and continue to be effective after closing.

         22. SURVIVAL. The provisions and disclaimers in this Agreement which are intended to have effect after closing shall survive (continue to be effective after) closing and delivery of deed.

         23. JOINT AND SEVERAL OBLIGATION. If more than one person signs this Agreement as Buyer, each person shall be liable for full performance of all Buyer's duties and obligations hereunder. Seller may enforce this Agreement against each of the purchasers as individuals or together.

         24. WAIVER. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

         25. NO REPRESENTATIONS. No broker, salesperson, or other person has been authorized to give any information or make any representations other than those contained in writing within the offering materials provided by Seller, and if given or made, such information or representations must not be relied upon as having been authorized by Seller. By executing this Agreement, Buyer acknowledges that no representations have been or are made concerning the economic benefits to be derived from the rental or resale of the Unit.

ANNEX D-2

         26. RADON GAS. The following disclosure is required by Florida law:

         "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

Nothing contained herein shall be deemed to be a representation or warranty by Seller as to the existence or non-existence of Radon Gas in or about the Unit or Condominium.

         27. INDUCEMENT. Buyer acknowledges that the inducement for Buyer to purchase under this Agreement is the Unit itself, and not the recreational amenities and other common elements.

         28. LOCAL AGENT FOR OUT OF STATE BUYERS. Any Buyer who is not a permanent resident of (or any Buyer entity that does not maintain a permanent office or registered agent in) the State of Florida hereby appoints the Secretary of State of the State of Florida as its agent for the service of any and all legal process arising out of, related to or in any way concerning this Agreement. Buyer may alter this appointment of the Secretary of State by delivering to Seller the written, irrevocable appointment of a Florida resident as Buyer's agent for such service of process, which appointment must be signed by Buyer and counter-signed by the proposed agent acknowledging his or her irrevocable appointment in that regard. However, in the event Seller cannot serve such agent after reasonable efforts to do so during normal business hours, Seller may serve the Secretary of State as set forth above.

         29. CERTIFICATION. Buyer hereby certifies, under penalties of perjury, that the taxpayer's identification number (social security number or federal employer identification number) as set forth on page 1 hereof is correct. and understands that failure to provide the correct taxpayer's identification number, as required by law, may subject Buyer to civil or criminal penalties.

         30. ATTORNEYS' FEES. In any action, litigation or proceeding arising out of or concerning this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its costs and reasonable attorneys' fees. through the appellate level.

         31. INTERPRETATION. Notwithstanding that this Agreement was prepared by one party hereto, it shall not be construed more strongly against or more favorably for either party, it being known that both parties have had equal bargaining power, have been represented (or have had the opportunity to be represented) by their own independent counsel and have equal business acumen such that any rule of construction that a document is to be construed against the drafting party shall not be applicable. Buyer acknowledges that Buyer has had ample opportunity to inspect other similar condominiums and condominium documents, that Seller has clearly disclosed to Buyer the right to cancel this Agreement for any reason whatsoever, including the dissatisfaction Buyer may have with this Agreement or the Condominium Documents, within 15 days of the date Buyer executes this Agreement or has received the Condominium Documents,

ANNEX D-2

whichever is later, and that although Seller's sales agents are not authorized to change the form of this Agreement, they have strict instructions from Seller to communicate any of Buyer's requests for such changes to Seller's management, which has given Buyer the opportunity to discuss and negotiate such changes.

         32. LEGAL ADVICE. The Condominium Purchase and Sale Agreement and other purchase documents, all disclosure materials and brochure materials are important legal documents and if not understood, prospective unit buyers should seek legal advice.

         33. ENTIRE AGREEMENT. This Agreement is wholly integrated and shall supersede any and all previous and current understandings and agreements between the Buyer and Seller, and this Agreement represents the entire agreement between the Buyer and Seller. No modification of this Agreement shall be valid unless in writing and signed by both Buyer and Seller. Any modification not in compliance herewith shall be null and void and of no force or effect. Brochures and advertising representations and illustrations constitute general concepts only, and are subject to change and modification at Seller's sole discretion.

         34. WAIVER OF JURY TRIAL. By Buyer's execution of this Agreement, Buyer agrees that neither Buyer nor any partner, assignee, successor, heir, or legal representative of Buyer (all of whom are hereinafter referred to as the "Parties") shall seek a jury trial in any lawsuit, proceedings, counterclaim, or any other litigation procedure based upon or arising out of this Agreement and other obligations evidenced hereby, any related agreement or instrument. or the dealing's or the relationship between or among the Parties, or any of them, including but not limited to any claims of fraud or misrepresentation. None of the Parties will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been waived. The provisions of this paragraph have been fully, negotiated by the Parties with Seller, and these provisions shall be subject to no exceptions. Seller has in no way agreed with or represented to any of the Parties that the provisions of this paragraph will not be fully enforced in all instances.

         35. MANAGEMENT AGREEMENT. Buyer understands that certain management services for the Condominium will be provided as described in the management agreement contained in the Condominium Documents. Buyer has reviewed this management agreement and considers it to be fair and reasonable and not one-sided. Buyer understands that the Condominium Association is obligated to pay fees to the Manager. Buyer does not consider this fee to be in excess of the fair market value for similar services offered by service competitors and Buyer consents to their payment. Buyer also recognizes that the Manger is an affiliate of the Seller and that people Seller appoints will serve on the Board of Directors of the Condominium Association, but Buyer does not find these facts objectionable.

         36. ENERGY-EFFICIENCY RATING DISCLOSURE. Florida law gives the Buyer the right to have the energy-efficiency rating determined for any building located on the real property located in Fort Lauderdale, Florida, known as Fortune House - Fort Lauderdale Beach Condominium Hotel, a Condominium. Should the Buyer wish to have the building rated, the Seller must have the energy-efficiency rating determination performed at Seller's expense. Buyer hereby states that Buyer has received a copy of the energy-efficiency rating information brochure prepared by the Department of Community Affairs.

ANNEX D-2

         37. MANDATORY RENTAL POOL. Upon closing Buyer will become subject to the terms and conditions of the Fortune House - Fort Lauderdale Beach Condominium Hotel Operating and Rental Pool Agreement ("Rental Pool Agreement") by and between Seller, the owners of all of the Units within the Condominium, and the hotel operator referred to therein (the "Hotel Operator"). Buyer acknowledges that concurrently with the execution of this Agreement, Seller has furnished to Buyer a copy of the Rental Pool Agreement. At the Closing, Buyer shall execute a written instrument reasonably satisfactory to Seller or an execution counterpart of the Rental Pool Agreement confirming that Buyer adopts and ratifies all the terms, covenants, provisions, conditions, and stipulations of the Rental Pool Agreement. Buyer has carefully reviewed the Rental Pool Agreement, and Buyer is familiar with and understands the development objectives for the Condominium and the use restrictions on the Unit which are consistent with such objectives.

         38. TRADEMARKS AND SERVICE MARKS. The name "Fortune House", and all similar names, along with all logos associated therewith, are the proprietary tradenames and service marks of Seller or its affiliates. Buyer shall have no rights to use the same for advertising or other purpose; provided that Buyer may use the name, "Fortune House" pursuant to a license agreement which is included within the terms of the Rental Pool Agreement. At the request of Seller, Buyer shall sign a separate license agreement (in form and content required by Seller) to protect and preserve the rights of Seller to the tradename and service mark.

         39. MISCELLANEOUS.

            (a) Time is of the essence in this Agreement with respect to Buyer's obligations hereunder.

            (b) This Unit has not been previously occupied.

            (c) Buyer acknowledges that Buyer acquires no right, title, interest or lien rights in the Unit prior to the conveyance of the title and Buyer agrees not to file in the Public Records any claim, memorandum or notice (including a Lis Pendens) concerning any dispute with Seller relative to the subject matter of this Agreement. Any such recording shall be a default herein.

            (d) This Agreement shall not be recorded in any public records without prior written consent of the Seller, which consent may be arbitrarily or unreasonably withheld, in Seller's sole discretion. The recording of this Agreement, without Seller's prior written consent, shall be a default hereunder.

            (e) If, at the time of closing, mortgages encumber the Unit, Seller may use Buyer's closing funds to obtain a release of same subsequent to the closing. Buyer subordinates all of Buyer's right. title and interest in and to the Unit to the lien of any mortgage (and any modifications or extensions thereto) presently existing or hereafter created by the Seller for the purpose of acquiring funds for the construction and/or renovation of the improvements referenced herein or for any other purpose.

ANNEX D-2

            (f) Seller shall have the right to litigate ad valorem tax matters, impact charges, service fees and interim and/or special assessments concerning the Unit or underlying lands for prior years and the year of conveyance.

            (g) Should any term or provision of this Agreement be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining terms or provisions, all of which will remain in full force and effect.

            (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one such counterpart.

            (i) This Agreement shall be binding upon the parties upon its execution by the Buyer, the transmission of a facsimile signature page to the Seller and the execution by the Seller. This Agreement shall not be binding upon the Seller until executed by an authorized representative of Terremark Fortune House #2, Ltd.















                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

ANNEX D-2

THIS AGREEMENT IS VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE BUYER, AND RECEIPT BY BUYER OF ALL OF THE ITEMS REQUIRED TO BE DELIVERED TO HIM BY THE DEVELOPER UNDER SECTION 718.503, FLORIDA STATUTES. THIS AGREEMENT IS ALSO VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF RECEIPT FROM THE DEVELOPER OF ANY AMENDMENT WHICH MATERIALLY ALTERS OR MODIFIES THE OFFERING IN A MANNER THAT IS ADVERSE TO THE BUYER. ANY PURPORTED WAIVER OF THESE VOIDABILITY RIGHTS SHALL BE OF NO EFFECT. BUYER MAY EXTEND THE TIME FOR CLOSING FOR A PERIOD OF NOT MORE THAN 15 DAYS AFTER THE BUYER HAS RECEIVED ALL OF THE ITEMS REQUIRED. BUYER'S RIGHT TO VOID THIS AGREEMENT SHALL TERMINATE AT CLOSING.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.

WITNESSES:                                           SELLER

                                         TERREMARK FORTUNE HOUSE #2,
                                         LTD., a Florida limited partnership
-------------------------------
(As to Seller)                           By:  Terremark Fortune House #2, Inc. a
                                         Florida corporation, as general partner

                                              By:
-------------------------------                  -------------------------------
(As to Seller)
                                         Date of Acceptance:
                                                            --------------------

                                         ANY PAYMENT IN EXCESS OF TEN
                                         PERCENT (10%)OF THE PURCHASE
                                         PRICE MADE TO DEVELOPER PRIOR
                                         TO CLOSING PURSUANT TO THIS
                                         AGREEMENT MAY BE USED FOR
                                         CONSTRUCTION PURPOSES BY THE
                                         DEVELOPER

-------------------------------          ---------------------------------------
(As to Buyer)                            Buyer

-------------------------------          ---------------------------------------
(As to Buyer)                            Buyer

                                         Date:
                                              ----------------------------------

ANNEX D-2

                                   EXHIBIT "A"

                 TO THE CONDOMINIUM SALE AND PURCHASE AGREEMENT

                      RECEIPT FOR CONDOMINIUM DOCUMENTS OF
             FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL

         The undersigned acknowledges that the documents checked below have been received or, as to plans and specifications, made available for inspection. Place a check in the column by each document received or for the plans and specifications made available for inspection. If an item does not apply, place N/A in the column.

-------------------------------------------------------------------------------- -------------------------------------
                                   Document                                                    Received
-------------------------------------------------------------------------------- -------------------------------------
Prospectus Text
-------------------------------------------------------------------------------- -------------------------------------
Declaration of Condominium
-------------------------------------------------------------------------------- -------------------------------------
Certificate of Incorporation
-------------------------------------------------------------------------------- -------------------------------------
Articles of Incorporation
-------------------------------------------------------------------------------- -------------------------------------
By-Laws
-------------------------------------------------------------------------------- -------------------------------------
Estimated Operating Budget
-------------------------------------------------------------------------------- -------------------------------------
Form of Agreement for Sale and Purchase
-------------------------------------------------------------------------------- -------------------------------------
Rules and Regulations
-------------------------------------------------------------------------------- -------------------------------------
Covenants and Restrictions
-------------------------------------------------------------------------------- -------------------------------------
Hotel Operating and Rental Pool Agreement
-------------------------------------------------------------------------------- -------------------------------------
Management and Maintenance Contracts for More than One Year
-------------------------------------------------------------------------------- -------------------------------------
Renewable Management Contracts
-------------------------------------------------------------------------------- -------------------------------------
Lease of  Recreational  and Other  Facilities  to be Used  Exclusively  by Unit                  N/A
owners of Subject Condominium
-------------------------------------------------------------------------------- -------------------------------------
Form of Unit Lease if a Leasehold                                                                N/A
-------------------------------------------------------------------------------- -------------------------------------
Declaration of Servitude                                                                         N/A
-------------------------------------------------------------------------------- -------------------------------------
Sales Brochure
-------------------------------------------------------------------------------- -------------------------------------
Phase Development Description (See 718.503 (2)(k) and 504(14)                                    N/A
-------------------------------------------------------------------------------- -------------------------------------
Lease of  Recreational  and Other  Facilities  to be Used by Unit  Owners  with                  N/A
Other Condominiums (See 718.503 (2)(h)
-------------------------------------------------------------------------------- -------------------------------------
Description of Management for Single  Management of Multiple  Condominiums (See                  N/A
718.503 (2)(k))
-------------------------------------------------------------------------------- -------------------------------------
Conversion Inspection Report                                                                     N/A
-------------------------------------------------------------------------------- -------------------------------------
Conversion Termite Inspection Report                                                             N/A
-------------------------------------------------------------------------------- -------------------------------------
Plot Plan
-------------------------------------------------------------------------------- -------------------------------------
Floor Plan
-------------------------------------------------------------------------------- -------------------------------------
Survey of Land and Graphic Description of Improvements
-------------------------------------------------------------------------------- -------------------------------------
Executed Escrow Agreement
-------------------------------------------------------------------------------- -------------------------------------
Plans and Specifications
-------------------------------------------------------------------------------- -------------------------------------
Frequently Asked Questions and Answers Sheet
-------------------------------------------------------------------------------- -------------------------------------
Executed Evidence of Developer's Ownership or Contractual Interest
-------------------------------------------------------------------------------- -------------------------------------
Florida Building Energy-Efficient Rating Act energy-efficiency rating information brochure prepared by the State of Florida Department of Community
Affairs
-------------------------------------------------------------------------------- -------------------------------------

         THE PURCHASE AGREEMENT IS VOIDABLE BY BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF EXECUTION OF THE PURCHASE AGREEMENT BY THE BUYER AND RECEIPT BY THE BUYER OF ALL OF THE DOCUMENTS REQUIRED TO BE DELIVERED TO HIM BY THE DEVELOPER. THE AGREEMENT IS ALSO VOIDABLE BY THE BUYER BY DELIVERING WRITTEN NOTICE OF THE BUYER'S INTENTION TO CANCEL WITHIN 15 DAYS AFTER THE DATE OF RECEIPT FROM THE DEVELOPER OF ANY AMENDMENT WHICH MATERIALLY ALTERS OR MODIFIES THE OFFERING IN A MANNER THAT IS ADVERSE TO THE BUYER. ANY PURPORTED WAIVER OF THESE VOIDABILITY RIGHTS SHALL BE OF NO EFFECT. BUYER MAY EXTEND THE TIME FOR CLOSING FOR A PERIOD OF NOT MORE THAN 15 DAYS AFTER THE BUYER HAS RECEIVED ALL OF THE DOCUMENTS REQUIRED. BUYER'S RIGHT TO VOID THE PURCHASE AGREEMENT SHALL TERMINATE AT CLOSING.

         RECEIPT IS HEREBY ACKNOWLEDGED OF THE ABOVE ON THIS ______DAY OF ____________, 200_.


                                    BUYER(S):
                                             -----------------------------------

                                             -----------------------------------

ANNEX D-2

                                   EXHIBIT "B"

                 TO THE CONDOMINIUM SALE AND PURCHASE AGREEMENT

                      SCHEDULE OF FURNITURE AND FURNISHINGS

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses incurred in connection with the issuance and distribution of the securities being registered hereby are as follows:

         SEC registration fee       .     .      .      .      .      . $ 25,080
         Accountants' fees and expenses*  .      .      .      .      . $  3,500
         Legal fees and expenses*   .     .      .      .      .      . $ 65,000
         Printing expenses*         .     .      .      .      .      . $  7,000
                                                                        --------
                  Total*   .        .     .      .      .      .      . $100,580
                                                                        ========
*Estimated

ITEM 32. SALES TO SPECIAL PARTIES.

         None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

         None.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Limited Partnership's General Partners and Limited Partners are and will be indemnified to the fullest extent permitted under Florida law. Provisions regarding indemnification of the General Partners of the registrant contained in Article VI.G. of the Partnership Agreement (Exhibit 3.2 to this Registration Statement) are incorporated herein by this reference.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the Partnership's Partners pursuant to the indemnification provisions incorporated by the above reference or otherwise, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification may be against public policy as expressed in the Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership for expenses incurred or paid by a Partner in the successful defense of any action, suit or proceedings) is asserted by such Partner in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate Jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements

         Independent Auditors' Report (included in the Prospectus)
         Balance Sheets as of March 15, 2000 (included in the Prospectus) Notes to Balance Sheets - March 15, 2000 (included in the Prospectus)

         (b) Exhibits

   EXHIBIT
   NUMBER                EXHIBIT
   ------                -------
   1.1(a)                Selling Agent Agreement
   1.1(b)                Principal Distributor Agreement
   3.1                   Articles of Formation of the Registrant
   3.2                   Partnership Agreement
   5.1                   Opinion of Adorno & Zeder, P.A. ( To be filed by
                         Amendment)
   8.1                   Opinion of Adorno & Zeder, P.A. as to the Tax Matters
   10.1                  Condominium Declaration
   10.2                  Articles of Incorporation of Condominium Association
   10.3                  Bylaws of Condominium Association
   10.4(a)               Revolving Promissory Note
   10.4(b)               Stock Pledge and Security Agreement
   10.4(c)               Credit Agreement
   10.4(d)               Agreement for Mutual Credit Enhancement, Contribution
                         and Indemnity
   23.1                  Consent of Adorno & Zeder, P.A. (included as Exhibits
                         5.1 and 8.1 hereto)
   23.2                  Consent of Kaufman Rossin & Co.
   27                    Financial Data Schedule (to be filed by Amendment)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authrized, in the city of Miami, state of Florida, on June 26, 2000.

TERREMARK FORTUNE HOUSE #2, LTD.          By: /S/ ROBERT FINVARB
--------------------------------             -----------------------------------
(Issuer)                                     Vice President of Terremark Fortune
                                             House #2, Inc., its general partner
                                             ("General Partner")

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ MICHAEL KATZ                                /S/ IRVING PADRON
--------------------------------                --------------------------------
(Signature)                                     (Signature)

Chief Executive Officer of                      Chief Financial Officer of
General Partner                                 General Partner
--------------------------------                --------------------------------
(Title)                                         (Title)

JUNE 26, 2000                                   JUNE 26, 2000
--------------------------------                --------------------------------
(Date)                                          (Date)



/S/ IRVING PADRON                               /S/ MANUEL MEDINA
--------------------------------                --------------------------------
(Signature)                                     (Signature)

Chief Accounting Officer of
General Partner                                 Director of General Partner
--------------------------------                --------------------------------
(Title)                                         (Title)

JUNE 26, 2000                                   JUNE 26, 2000
--------------------------------                --------------------------------
(Date)                                          (Date)



/S/ BRIAN GOODKIND                              /S/ IRVING PADRON
--------------------------------                --------------------------------
(Signature)                                     (Signature)

Director of General Partner                     Director of General Partner
--------------------------------                --------------------------------
(Title)                                         (Title)

JUNE 26, 2000                                   JUNE 26, 2000
--------------------------------                --------------------------------
(Date)                                          (Date)

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                DESCRIPTION
   ------                -----------
   1.1(a)                Selling Agent Agreement
   1.1(b)                Principal Distributor Agreement
   3.1                   Articles of Formation of the Registrant
   3.2                   Partnership Agreement
   5.1                   Opinion of Adorno & Zeder, P.A. ( To be filed by
                         Amendment)
   8.1                   Opinion of Adorno & Zeder, P.A. as to the Tax Matters
   10.1                  Condominium Declaration
   10.2                  Articles of Incorporation of Condominium Association
   10.3                  Bylaws of Condominium Association
   10.4(a)               Revolving Promissory Note
   10.4(b)               Stock Pledge and Security Agreement
   10.4(c)               Credit Agreement
   10.4(d)               Agreement for Mutual Credit Enhancement, Contribution
                         and Indemnity
   23.1                  Consent of Adorno & Zeder, P.A. (included as Exhibits
                         5.1 and 8.1 hereto)
   23.2                  Consent of Kaufman Rossin & Co.